AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 5, 2001
                                                    REGISTRATION  NO.  333-50972

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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          GO ONLINE NETWORKS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



      DELAWARE                               454110               33-0873993
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)    IDENTIFICATION
                                                                  NUMBER)

                                 5681 Beach Boulevard
                                     Suite 101/100
                           Buena Park, California  90621
                                     (714) 736-9888
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  Joseph M. Naughton
                                 5681 Beach Boulevard
                                    Suite 101/100
                            Buena Park, California 90621
                                    (714)736-9888
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                WITH COPIES TO:

                                M. Richard Cutler, Esq.
                                  Cutler Law Group
                        610 Newport Center Drive, Suite 800
                              Newport Beach, CA 92660
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

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-------------------------------------------------------------------------------------------------------------------------------
                                                                           PROPOSED           PROPOSED            AMOUNT OF
                                                                           MAXIMUM             MAXIMUM           REGISTRATION
       TITLE OF EACH CLASS OF SECURITIES               AMOUNT           OFFERING PRICE        AGGREGATE             FEE(3)
               TO BE REGISTERED                  TO BE REGISTERED        PER SHARE(1)     OFFERING PRICE(2)
-------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.001 per share........      5,533,332 (2)           .09             $498,000              $131.48

Common Stock issuable upon conversion
of Convertible Debentures......................      3,055,556 (3)           .09             $275,001              $ 72.61

Common Stock issuable as coupon payments
for Convertible Debentures                              76,388 (4)           .09             $  6,875              $  1.82

       Total Registration Fee                        8,665,276                                                     $205.91
===============================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1), 457(f)(3) and 457(c) under the Securities Act of 1933, as amended, based on the closing price of the Company's common stock on the Over-the-counter bulletin board on November 24, 2000.

(2) Represents the number of shares of the Registrant's Common Stock to be issued in connection with the acquisition of Netstrat, Inc. (4,166,666 shares) and the acquisition of Amer Software, Inc.
    (1,388,888 shares).

(3) Represents shares issuable upon the conversion of two convertible debentures dated September 25, 2000 in the aggregate original principal amount of $550,000 convertible at $.18 per share.

(4) Reflects payment of the 10% interest on the Convertible Debentures through December 31, 2000. The pricing is calculated as set forth in footnote 1 hereof.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                           PROSPECTUS/INFORMATION STATEMENT

                     Up  to  8,665,276  Shares  of  Common  Stock

                         GO ONLINE NETWORKS CORPORATION

     Go Online Networks Corporation and Westlake Capital Corporation, a wholly owned subsidiary of GO ONLINE on September 26, 2000 entered into An Agreement and Plan of Reorganization with NetStrat, Inc. and An Agreement and Plan of Reorganization with Amer Software, Inc.

     When the reorganizations are effective, the shareholders of NetStrat will receive an aggregate of 4,166,666 shares of Go Online common stock through this prospectus/information statement. The shareholders of Amer Software will receive an aggregate of 1,388,888 shares of Go Online common stock through this prospectus/information statement. We are also registering for resale on behalf of a selling securityholder up to 3,055,556 shares of common stock issuable upon convertible debentures of NetStrat which we assumed as part of the transaction Finally we are registering for a selling securityholder an additional 76,388 shares as a coupon payment on the convertible debentures.

     This prospectus provides you with detailed information about the mergers, a description of which begins on page 15.

     The common stock of Go Online is traded on the over-the-counter bulletin board under the symbol "GONT".


     INVESTING IN THE COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                             ___________________

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




     THE  DATE  OF  THIS  PROSPECTUS/INFORMATION  STATEMENT  IS  JUNE  5,  2001

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
PROSPECTUS/INFORMATION STATEMENT SUMMARY....................     3
RISK FACTORS................................................     5
SELECTED HISTORICAL FINANCIAL DATA..........................     7
  Go Online Networks Corporation............................     7
  NetStrat, Inc.............................................     8
  Amer Software, Inc........................................     8
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................     9
FORWARD-LOOKING STATEMENTS..................................    14
THE MERGERS.................................................    15
DISSENTERS AND APPRAISAL RIGHTS.............................    19
PRICE RANGE OF SECURITIES...................................    21
DIVIDEND POLICIES...........................................    21
BUSINESS OF GO ONLINE.......................................    22
BUSINESS OF NETSTRAT........................................    34
BUSINESS OF AMER............................................    34
MANAGEMENT OF GO ONLINE.....................................    35
GO ONLINE EXECUTIVE COMPENSATION AND RELATED INFORMATION....    37
GO ONLINE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT.....................................    40
NETSTRAT AND AMER SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT.....................................    42
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............    43
DESCRIPTION OF GO ONLINE SECURITIES.........................    44
COMPARITIVE RIGHTS OF GO ONLINE STOCKHOLDERS AND NETSTRAT AND
  AMER STOCKHOLDERS.........................................    46
SELLING STOCKHOLDERS........................................    54
PLAN OF DISTRIBUTION........................................    55
LEGAL MATTERS...............................................    56
EXPERTS.....................................................    56
WHERE YOU CAN FIND MORE INFORMATION.........................    57
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
   FOR SECURITIES ACT LIABILITIES...........................    57
FINANCIAL STATEMENTS........................................   F-1
APPENDIX A -- Go Online/Westlake/Netstrat Reorganization
    Agreement...............................................   A-1
APPENDIX B -- Go Online/Westlake/Amer Reorganization
    Agreement...............................................   B-1
APPENDIX C -- Delaware General Corporation Law, Section
  262.......................................................   C-1

               PROSPECTUS/INFORMATION STATEMENT SUMMARY

     This brief summary highlights selected information from this prospectus/information statement. It does not contain all of the information that is important to you. You should carefully read the entire prospectus/information statement and the other documents to which this prospectus/information statement refers for a complete understanding of the proposed mergers. See "Where You Can Find More Information" on page 62.


THE  COMPANIES

Go  Online  Networks  Corporation

     Go Online Networks Corporation, a Delaware corporation, operates in the high technology utilizing a two-tiered revenue model. In initiating our strategy, we acquired and currently operate two distinct divisions, our Digital West Division which repairs and refurbishes computers and peripherals and our internet kiosk division for the placement of kiosks in hotels for internet access.

NetStrat,  Inc.

     NetStrat, Inc., a Nevada corporation, was formed in July 1999 initially as a wholly-owned subsidiary of BenEzra Weinstein and Company, Inc. The shares of NetStrat were spun off to the shareholders of BenEzra. NetStrat has not commenced any business operations but as of the date of its proposed acquisition by Go Online through this prospectus had completed one private placement for approximately $700,000.

Amer  Software,  Inc.

     Amer Software, Inc., a Nevada corporation, was also formed in July 1999 initially as a wholly-owned subsidiary of BenEzra. The shares of Amer were also spun off to the shareholders of BenEzra. Amer has not commenced any business operations but as of the date of its proposed acquisition by Go Online through this prospectus had completed one private placement for approximately $250,000.

OFFICES  OF  THE  COMPANIES

     Go Online's are located at 5681 Beach Boulevard, Suite 101, Buena Park, California 90621. Go Online's telephone number is (714) 736-9888. The offices of NetStrat and Amer are both located at 6301 Indian School Road, NE,
Albuquerque,  New  Mexico  87123.  The telephone number for NetStrat and Amer is
(505)  291-8474.

THE  PROPOSED  MERGERS

     This Prospectus/Information Statement describes the proposed merger of each of NetStrat and Amer with and into Westlake Capital Corporation, a wholly-owned subsidiary of Go Online. The proposed mergers will occur no sooner than 20 days after the registration statement as to which this Prospectus/Information Statement is a part has been declared effective and this Prospectus/Information Statement has been mailed to the shareholders of NetStrat and Amer. We have received the written consent of the holders of a majority of the shares of both NetStrat and Amer, which consent can become effective only 20 days after this Prospectus/Information Statement has been mailed to the shareholders of NetStrat and Amer.

     Upon effectiveness of the filing of the mergers, the shareholders of NetStrat will receive an aggregate of 4,166,666 shares of Go Online common stock (0.041666 shares for every share of NetStrat held prior to the Merger) and the shareholders of Amer will receive an aggregate of 1,388,888 shares of Go Online common stock (0.013888 shares for every share of NetStrat held prior to the Merger).

                                RISK  FACTORS

     Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this prospectus/information statement, before you decide to acquire our common stock. If any of the following events actually occurs, our business, financial condition or results of operations would likely suffer. In this case, the market price of our common stock could decline, and you could lose all or part of your investment in our common stock.

     NetStrat and Amer stockholders may be entitled to appraisal rights which may impair our economic ability to move forward with the mergers and obtain the cash assets of NetStrat and Amer. Stockholders of NetStrat and Amer who did not consent for the mergers may, under certain circumstances and by following procedures prescribed by the Nevada General Corporation Law, exercise appraisal rights and receive cash for their shares of either NetStrat or Amer common stock. A dissenting stockholder of NetStrat or Amer must follow the appropriate procedures under Nevada law or suffer the termination or waiver of such rights. We do not have sufficient cash resources to pay substantial amounts of cash for appraisal rights. We have no obligation to consummate the merger if more than five percent of the outstanding shares of either NetStrat or Amer common stock request or continue to have the right to exercise appraisal rights.

     Our businesses have existed for only a short period of time and therefore investors cannot assess any historical success or failures when investing in those businesses. Our executive officers commenced our major lines of business -- our Go Online kiosk businesses and our Digital West business -- relatively recently. Accordingly, you can evaluate our business, and therefore our future prospects, based only on a limited operating history.

     Because we have never been profitable and we do not know when, if ever, our business may become profitable, we may not have perceived value to the stock markets. We have incurred losses in our business operation since our inception. We expect to continue to lose money for the foreseeable future, and we cannot be certain when we will become profitable, if at all. Failure to achieve and maintain profitability would almost certainly negatively affect the market price of our common stock.

     Our auditors have stated that they have doubts about our ability to continue as a going concern which makes our ability to survive even for the short-term dependent on financings and the success of our business. Our auditors in their report included in this Prospectus have expressed doubt about our ability to continue as a going company. That risk is primarily dependent on our ability to raise sufficient money to undertake our business plan. If we do not continue as a business, any stock you buy from us would be worth substantially less.

     We may be unable to meet our capital requirements which may slow down or curtail our business plans. If our capital is insufficient to conduct our business and if we are unable to obtain needed financing, we will be unable to grow our Digital West business prospects, build and place sufficient kiosks or otherwise maintain our competitive position. Since we intend to rapidly develop our Digital West business and since we desire to place internet kiosks rapidly to get market share, it is certain that we will require additional capital. We have not thoroughly investigated whether this capital would be available, who would provide it, and on what terms. If we are unable to raise the capital required to fund our growth, on acceptable terms, we could not move forward with these growth opportunities which would negatively impact on our market value.

     All of our divisions have competition and we could consequently lose substantial revenue and customers to our competitors. The technology markets are rapidly evolving and extremely competitive, with very few barriers to entry.

We expect competition to intensify in the future. We will compete with many other companies which either offer the same types of merchandise or provide the same or a similar type of sales format to customers. These larger companies have sometimes driven smaller companies out of business.

     Our internet kiosk division competes on a national scale with other internet kiosk competitors and other competitors for services to hotel guests. There are numerous other potential competitors that could use their existing infrastructure to provide internet services to the lodging industry, including franchised cable operators, wireless cable operators, telecommunications companies, major technology companies and DBS providers.

     The market for Digital West's products is large but fragmented. Competition in the industry is widespread and comes from other independent distributors that are not affiliated with an OEM, as well as from the OEMs themselves. When OEMs act as distributors, they typically distribute only their own products. Independent distributors typically distribute a variety of manufacturers' parts. Among Digital West's major independent competitors is The Cerplex Group, PC Service Source., Genicom Corp. and Service Electronics. Certain of these competitors, such as the OEMs, are large and have substantially greater financial and other resources than Digital West.

     Dependence on the lodging industry and changes in viewing habits for our kiosk business could hurt our profitability. Our kiosk business is closely linked to the performance of the lodging industry. Declines in hotel occupancy or changes in the mix of hotel guests as a result of general business, economic, seasonal and other factors can have a significant impact on our kiosk revenues.

     Reliance on kiosk providers may delay delivery of our kiosks. We currently rely upon suppliers who developed and who manufactures our internet kiosks and we outservice other kiosks through specialty vendors to create our privately developed Go Online kiosk. The loss of these suppliers could slow our ability to deliver kiosks in accordance with our hotel contracts and consequently could hurt our relationships with those hotels and our revenues would decrease. While we believe that we could find other suppliers who could manufacture our kiosks or manufacture our kiosks ourselves, we may incur increased costs and require additional time to deliver those kiosks.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following selected historical financial data for Go Online, NetStrat and Amer is provided to help you in your analysis of the financial aspects of the mergers. This financial data for the two years ended December 31, 2000 for Go Online is derived from the audited financial statements of Go Online. This financial data from July 21, 1999 (date of inception) until December 31, 2000 for NetStrat is derived from the audited financial statements of NetStrat. This financial data from July 21, 1999 (date of inception) until December 31,
2000 for Amer is derived from the audited financial statements of Amer. The historical financial data for all three entities as of March 31, 2001 is unaudited.


     The  data  is  only  a  summary  and  you  should read it together with the
consolidated   financial   statements,   related   notes,  and  other  financial
information included elsewhere in this Prospectus/Information Statement.

                        GO ONLINE NETWORKS CORPORATION

                                                FOR THE YEAR ENDED       FOR THE THREE MONTHS ENDED
                                                   DECEMBER 31,                  MARCH 31
                                                 --------------------    --------------------------

                                                      2000          1999              2001
                                       --------------------  ------------      ------------

BALANCE SHEET DATA:

Current Assets. . . . . . . . . . . .  $           239,904   $    44,424    $    18,732
Total Assets. . . . . . . . . . . . .            1,871,917       829,351      2,104,436
Current Liabilities . . . . . . . . .            3,377,756     1,254,553      3,751,436
Total Liabilities . . . . . . . . . .            3,927,756     1,793,015      4,676,248
Stockholders' Equity (deficit). . . .           (2,055,839)     (963,664)    (2,571,812)

STATEMENT OF OPERATIONS DATA
Sales and other Revenues. . . . . . .  $         1,281,781   $    89,749    $   825,912
Cost of goods sold. . . . . . . . . .            1,264,698             -        827,131
Gross Profit. . . . . . . . . . . . .               17,083        89,749         (1,219)
Total Expenses. . . . . . . . . . . .            2,916,325     1,779,086        745,424
Net Loss. . . . . . . . . . . . . . .           (3,398,080)   (2,443,308)      (810,000)

Per Share Data:
Basic and diluted net loss per share.  $             (0.04)  $     (0.03)   $     (0.01)

                               NETSTRAT, INC.

                                                                    December 31,         March 31,
                                                                   2000          1999       2001
                                                        ---------------  ------------   ----------

BALANCE SHEET DATA:

Total Assets.. . . . . . . . . . . . . . . . . . . . .  $      700,000   $         -   $   700,000
Total current liabilities. . . . . . . . . . . . . . .          16,498         2,206        18,286
Total stockholders' equity (deficit).  . . . . . . . .         683,382        (2,206)      681,714

STATEMENT OF OPERATIONS DATA:

Revenue. . . . . . . . . . . . . . . . . . . . . . . .  $            -   $         -             -
Expenses. . . . . . . . .. . . . . . . . . . . . . . .          14,292         7,916         1,788
Net Loss. . . . . . . . . . . . . . . . . . . . . . .          (14,292)       (7,916)       (1,788)


                         AMER SOFTWARE, INC.

                                                                December 31,            March 31,
                                                                   2000          1999       2001
                                                        ---------------  ------------   ----------


BALANCE SHEET DATA:

Total Assets.. . . . . . . . . . . . . . . . . . . . .  $      250,000   $         -  $  250,000
Total current liabilities. . . . . . . . . . . . . . .          16,511         2,173      18,260
Total stockholders' equity (deficit).  . . . . . . . .         233,489        (2,173)    231,731

STATEMENT OF OPERATIONS DATA:

Revenue. . . . . . . . . . . . . . . . . . . . . . . .  $            -   $         -           -
Expenses. . . . . . . . .. . . . . . . . . . . . . . .          14,338         7,883       1,758
Net Loss. . . . . . . . . . . . . . . . . . . . . . .          (14,338)       (7,883)     (1,758)


        MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION

     The following discussion contains certain forward-looking statements that are subject to business and economic risks and uncertainties, and the Company's actual results could differ materially from those forward-looking statements. The following discussion regarding the financial statements of the Company should be read in conjunction with the financial statements and notes thereto.

GENERAL  OVERVIEW

     Go Online Networks Corporation operates in the high technology business utilizing a two-tiered revenue model. In initiating our strategy, we acquired and currently operate two distinct divisions, each described below:

Internet  Kiosk  Division

     We are pursuing a strategy in the installation of internet kiosks in the hotel market. Our internet kiosks, designed in three primary models, are installed in the hotel lobby or an alternative centralized public access room. Our kiosk division has developed several suppliers capable of manufacturing small, integrated kiosks that can provide pay-as-you-use stand-alone internet access. At no cost to the hotel owner and sharing revenues with us and the owner, our internet kiosks have been and will continue to be marketed to mostly hotels by sales agent organizations employed by our kiosk division.

Digital  West  Marking,  Inc.

     Digital West is a computer service firm based in Chatsworth, California, north of Los Angeles. Revenues for 1999 were approximately $6.8 million. The company operates out of a 24,000 square foot facility currently employing in excess of 45 people. The core of Digital West's business is to contract with major retail entities and computer hardware manufacturers to refurbish computer products returned to retail establishments by customers. The products are re-engineered or refurbished to factory specifications by Digital West's factory trained A+ certified technicians. The computer products including hard drives, CD ROMs, monitors, printers, circuit boards, CD writers, DAT drives are then resold into the secondary market and service channels. Digital West is a state-of-the-art, multi-vendor multi-product facility that provides value-added services, logistics services, depot repair, and spare parts distribution for virtually all major PC brands and system components including peripherals. Digital West deals with many manufacturers to ensure an ability to handle any and all customer's requests for programs such as repair, part sales, advance exchanges, cross-ships, emergency parts and other asset management programs. Digital West's web site is www.DigitalWest.com.

RESULTS  OF  OPERATIONS  OF  GO  ONLINE

Three months ended March 31, 2001 compared to three months ended March 31, 2000

   Our net loss during the three months ended March 31, 2001 was ($810,020), compared to ($1,056,992) for the same period in 2000. The reduction in this loss is attributable to an increase in sales primarily in our Digital West Division).

     Sales were $825,912 for the three months ended March 31, 2001, compared to $109,222 for the three months ended March 31, 2000. This increase is primarily a result of our acquisition of Digital West and its increased impact on our sales.

Fiscal year ended December 31, 2000 compared to fiscal year ended December 31, 1999

     Our net loss during the fiscal year ended December 31, 2000 was ($3,398,080) compared to ($2,443,308) for 1999, an increase of $954,772. Of the increase, $1,137,239 was represented by an increase in operating expenses, of which $1,207,096 represented salaries, payroll taxes and certain non-recurring contractual services, much of which was paid in stock of the Company. The Company also incurred $311,493 in operating expenses attributable to impairment of the value of its kiosk assets through depreciation. The Company incurred no fees for website development since its e-commerce website had been completed and operating in 1999. The Company also incurred a charge of $133,583 for a valuation differential in inventories acquired from Digital West Marketing.

     For the fiscal year ended December 31, 2000, we had revenue of $1,281,781, almost $1,200,000 of which was generated by Digital West. This is compared to $89,749 for the fiscal year ended December 31, 1999, which was generated about 50% by our ShopGoOnline e-commerce division which we discontinued and 50% by our kiosk division.

     Other income and expenses for the year ended December 31, 2000 included a one-time expense of $450,000 attributable to our acquisition of Westlake Capital Corporation by which we became a public reporting company, interest expense of $165,122 primarily attributable to the 2000A Convertible Debentures and $23,000 attributable to a litigation settlement. These charges were slightly offset by a $139,280 gain on the sale of Auctionomics, Inc.

Fiscal year ended December 31, 1999 compared to fiscal year ended December 31, 1998

     Our net loss during the fiscal year ended December 31, 1999 was ($2,443,308) compared to ($803,844) for 1998, an increase of $1,639,464. Of the increase, $1,336,612 was represented by an increase in operating expenses. Principal increases were composed of an increase of contract services, salaries and payroll taxes of $274,215 for the year ended December 31, 1999 as compared to $124,375 for the year ended December 31, 1998, and website development of $180,000 incurred during the year ended December 31, 1999 and none were incurred during the prior year. Legal fees increased from $120,048 for the year ended December 31, 1998 to $433,564 incurred in the year ended December 31, 1999. A major portion of the legal fees incurred were in connection with our lawsuit against AmeriNet Financials Systems, Inc. and for legal services related to becoming a reporting company. In addition, there was an increase in other expenses of $529,945.

     For the fiscal year ended December 31, 1999, we had revenue of $89,749, approximately one-half of which was generated by our ShopGoOnline.com divisions, and the other half of which was generated by our Internet kiosk business. While we show no revenues on our financial statements during the fiscal year ended December 31, 1998, this reflects the net earnings of our discontinued AMS Acquisition Corp. subsidiary which were consolidated as a net loss for the period. The operating subsidiary had earnings, but these were less than expenses and consequently our financial statements reflect a nonrecurring net loss for the period without reflecting earnings and expenses. At the end of 1996, we sold our Real Estate Television Network, Inc. operating subsidiary and had planned to use the proceeds of that sale to acquire operating businesses. When AmeriNet Financial Systems, Inc., the purchaser of Real Estate Television Network, failed to honor its agreements with us, we were unable to complete several proposed acquisitions and consequently filed legal action against AmeriNet. That litigation was settled in April 2000 with AmeriNet issuing to us 200,000 shares of Homespace, Inc. common stock and paying us $100,000, with mutual releases of claims on both sides.

     Other income and expenses for the year ended December 31, 1999 included $625,000 for an option buyback held by Scott Claverie to purchase 26,000 shares of AMS Acquisition Corp., and the expense of a discount on convertible debentures of $188,462. During the year ended December 31, 1999, we received $100,000 in the settlement of litigation described in the prior paragraph. During the period ended December 31, 1998, the company incurred an operating loss of $145,203 and a disposition loss of $94,845 in a discontinued business.

     Interest expense during the year ended December 31, 1999 of $40,509 decreased from $121,322 incurred in the prior year.

RESULTS  OF  OPERATIONS  OF  DIGITAL  WEST

Six  months  ended  June  30,  2000  compared  to six months ended June 30, 1999

     Digital West's net loss during the six months ended June 30, 2000 was ($450,820) compared to ($71,585) for the same period in 1999. The increase in loss is attributable to a substantial decrease in gross profit during the period reduced by a substantial decrease in administrative and other overhead expense.

     Sales and other revenues were $1,867,357 for the six months ended September 30, 2000, compared to $3,932,186 for the six months ended June 30, 1999. The operations of Digital West during the first part of 2000 was substantially reduced as a result of an inability to obtain appropriate financing and because Digital West had determined to change its overall business focus on key supplier relationships. This also led to Digital West seeking to be acquired which resulted in its acquisition by Go Online in September 2000. The reduced operations resulted in reduced revenues, but also the existence of a substantial key relationship introduced to Digital West by Go Online in the two quarters of 2000. Gross profit was $489,906 for the six months ended June 30, 2000, as compared to $1,215,469 for the six months ended June 30, 1999. Total operating expenses decreased by $328,039 for the six months ending June 30, 2000 as compared to June 30, 1999. The principal decrease in expenses was in the administrative and overhead area as Digital West determined to trim costs to meet its reduced revenues.


Fiscal year ended December 31, 1999 compared to fiscal year ended December 31, 1998

     Digital West's net loss during the fiscal year ended December 31, 1999 was ($1,173,019) compared to ($6,531) for 1998, an increase of $1,166,488. This increase was overwhelmingly the result of a substantial decrease in revenues, which resulted from the redirection in Digital West's business in 1999.

     For the fiscal year ended December 31, 1999, Digital West had revenue of $6,868,775 compared to $11,636,178 in the fiscal year ended December 31, 1998. This reflects the substantial redirection of Digital West's business towards key OEM relationships and a change from its prior operations due to financing issues.

     Other income and expenses for the year ended December 31, 1999 included $2,016,291 for administrative and overhead costs, including salaries. Digital West primarily financed its operations through a bank line of credit and from loans from officers, including an obligation of $2,018,071 at December 31, 1999 in notes payable to the Company's president and his father-in-law. These obligations resulted in interest expense of $225,855 during the fiscal year ended December 31, 1999 as opposed to $35,389 in 1998. These obligations were extinguished in the acquisition by Go Online.

     Go Online believes that Digital West's recent historical operations do not necessarily reflect its future prospects other than its ability to service its business primarily as a result of its recent business strategy change involving operations for major companies and Go Online's ability to assist with financing of Digital West's operations.

LIQUIDITY  AND  CAPITAL  RESOURCES

     As of March 31, 2001, we had assets of $2,104,436, compared to $1,871,719 as of December 31, 2000. This increase was attributable to an increase in inventory in our Digital West division.

     Our current liabilities increased from $3,377,756 as of December 31, 2000 to $3,751,248 as of March 31, 2001, due primarily to an increase in expenses and accounts payable. Total liabilities also increased, from $3,927,756 as of December 31, 2000 to $4,676,248 as of March 31, 2001, due primarily to the issuance of new convertible debentures.

    As of March 31, 2001, our accumulated deficit was $13,019,336, while our stockholders deficit was $2,571,812, as compared to $12,209,316 and $2,055,839, respectively, as of December 31, 2000. The accumulated deficit and stockholders deficit increases are attributable to the factors set forth above.

     Effective January 10, 2000, Go Online entered into a Securities Purchase Agreement whereby the buyer agreed to buy from Go Online $1,000,000 of its Series 2000-A Eight Percent (8%) convertible notes, maturing March 31, 2002, and payable in quarterly installments in arrears on March 31, June 30, September 30, and December 31, of each year during the term of the note, with the first such payment to be made June 30, 2000. Accrual of interest may be payable either in cash or common stock at the holder's option. If interest is paid in common stock, the number of shares to be delivered in payment will be determined by taking the dollar amount of interest being paid divided by the average of the closing bid prices for the common stock for the ten trading days prior to the due date of such interest. The notes are convertible into common stock, upon certain registration, and for prices determined at various dates as defined in the agreement. The purchase price was $500,000 in cash and cancellation of the $538,462 of the convertible debentures outstanding as of December 31, 1999. The notes were issued in two parts, one of which was issued during March 2000, and payment dates were deferred based upon date of issuance. The payment that was due on August 1, 2000, was not paid and is currently under discussion to determine its disposition.

     On January 10, 2000, we entered into an agreement with Westlake Capital Corp., pursuant to which we issued 3,000,000 of our newly-issued shares of common stock to acquire Westlake. No cash or other consideration was paid in this transaction. Westlake was a reporting company with the Securities and Exchange Commission. As part of the acquisition, we elected to have successor issuer status under rule 12g-3 of the Securities Exchange Act of 1934, which makes us a reporting company. The acquisition of Westlake was accounted for as a purchase transaction by Go Online.

     On September 5, 2000, Go Online acquired Digital West Marketing, Inc., a computer service firm based in Chatsworth, California, north of Los Angeles. This transaction was accounted for as a purchase and the financial statements of Digital West will be consolidated and appear with the Go Online financial statements as of the date of acquisition.

     Go Online acquired Digital West in accordance with the terms of an Amended and Restated Reorganization and Stock Purchase Agreement. Go Online acquired 100% of the stock of Digital West from Andrew Hart, its sole shareholder in consideration for (i) $825,000 in cash, (ii) 750,000 shares of Go Online restricted common stock and (iii) 750,000 options to purchase shares of Go
Online restricted common stock at an exercise price of $0.22 per share for a period of two years. The cash purchase price was held in escrow and used to pay off 100% of Digital West's obligation to Pacific Century Bank as well as to repay certain outstanding accounts payable and accrued expense obligations of Digital West.

     Go Online also entered into an employment agreement with Andrew Hart, President of Digital West, who remains as President of Digital West. Mr. Hart's employment agreement provides for a term of three years with an annual salary equal to 2% of Digital West's gross income up to $15,000,000 and 1.25% of Digital West's annual sales in excess of $15,000,000. For the first six months, Mr. Hart will receive a guaranteed monthly salary against those percentages of $15,000 per month, with $12,000 guaranteed subsequent to such six month period. Mr. Hart will also receive a cash bonus equal to 15% of the total cumulative EBITDA of Digital West less $825,000 and any and all funds advanced to Digital West by Go Online. Mr. Hart will also receive stock options to purchase common stock as follows: At the end of year one, Mr. Hart will become eligible to purchase 250,000 shares of stock at $0.22 per share; at the end of year two Mr. Hart will become eligible to purchase an additional 200,000 shares of stock at $0.40 per share; and at the end of year three Mr. Hart will become eligible to purchase an additional 200,000 shares of stock at $0.80 per share. All options granted are exercisable for two years from the date of grant.

     Go Online obtained the funds for the cash purchase price of Digital West from cash on hand and from advances from Netstrat, Inc. ($700,000) and Amer Software, Inc. ($250,000) and investments of certain convertible debentures ($350,000).

     Subject to certain terms and conditions to be performed at closing, including a registration with the Securities and Exchange Commission, Go Online's wholly-owned subsidiary, Westlake Capital Corp., will merge with Netstrat, Inc. and Amer Software, Inc., whereby 4,166,666 shares and 1,388,888 of the Go Online's common stock, respectively, will be issued for all of the common stock of the two companies. The combined companies have advanced
$950,000 in cash to Go Online as of September 30, 2000. When the reorganizations are completed, they will be accounted for as purchase transactions and the financial statements of both NetStrat and Amer will be consolidated with the Go Online financial statements as of the date of closing of the mergers.

    On January 12, 2001, the Company issued a convertible promissory note due January 12, 2003. Interest is payable on the note at the rate of ten percent per annum, with quarterly installments in arrears with the first payment payable March 31, and each quarter thereafter until paid. Interest is payable in cash or in common stock at the holder's option and shall commence on January 12, 2001 and continue until the outstanding principal amount has been paid or duly provided for. The note is exchangeable in denominations of not less than $50,000 amounts at such times as requested by the holder. The conversion price for each share of common stock shall be $0.045 per share.

     We believe that proceeds from our previous financings, together with our other resources and expected revenues, will be sufficient to cover working capital requirements for at least six months. Should revenue levels expected by us not be achieved, we would nevertheless require additional financing during such period to support our operations, continued expansion of our business and acquisition of products or technologies. Such sources of financing could include capital infusions from some of our strategic alliance partners, additional equity financings or debt offerings.

FORWARD-LOOKING  STATEMENTS

     Go Online, NetStrat and Amer have made forward-looking statements in this prospectus/information statement and in other documents to which you are referred that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of operations or the performance of the companies after the mergers are completed. When any of the words "believes," "expects," "anticipates," "intends," "estimates" or similar expressions are used, forward-looking statements are being made. Many possible events or factors could affect the actual financial results and performance of each of the companies before the mergers and of the combined company after the mergers, and these factors or events could cause those results or performance to differ significantly from those expressed in these forward-looking statements.

                               THE  MERGERS

     This section of the prospectus/information statement describes material aspects of the proposed mergers, including the two reorganization agreements. While we believe that the description covers the material terms of the reorganization and the related transactions, this summary may not contain all of the information that is important to you. You should read this entire document and the other documents we refer to carefully for a more complete understanding of the Mergers. The terms and provisions of the Reorganization Agreements, attached hereto as appendices, are incorporated herein by reference.

BACKGROUND  OF  THE  MERGERS.

     NetStrat and Amer were created in July 1999 as wholly-owned subsidiaries of BenEzra Weinstein and Company, Inc., a publicly traded corporation. On October 15, 1999, the shares of NetStrat and Amer were delivered as a dividend to the shareholders of BenEzra.

     In September 2000, NetStrat completed a private placement of 94,000,000 shares of common stock in exchange for $700,000 in cash. Also in September 2000, Amer completed a private placement of 94,000,000 shares of its common stock in exchange for $250,000 in cash. Each of NetStrat and Amer advanced the funds to Go Online pending completion of the mergers. Upon consummation of the mergers, these funds will become receivables from Go Online. The mergers will be accounted for by Go Online as a purchase transaction.

     In  September  2000,  management  of NetStrat and Amer and management of Go
Online  negotiated  and  agreed  upon  the  merger  agreements.

NETSTRAT'S  AND  AMER'S  REASONS  FOR  THE  REORGANIZATION.

     Neither NetStrat nor Amer has generated any revenues or undertaken any proposed business. The board of directors has determined that following the mergers the shareholders of NetStrat and Amer will become the owners of shares of stock of a liquid, public company with increased liquidity and potential growth. Management of NetStrat and Amer reviewed the business plan and concepts of Go Online and believe that by exchanging the cash assets of NetStrat and Amer for liquid common stock of Go Online that they can provide maximum shareholder value for the shareholders of NetStrat and Amer. The two principal differences between Go Online common stock to be received by Amer and NetStrat shareholders in the merger are (1) they will effectively hold a smaller number of shares but
(2) the shares they hold will have potentially increased liquidity because of the public securities markets for Go Online common stock.

GO  ONLINE'S  REASONS  FOR  THE  REORGANIZATION.

     Go Online has periodically sought and obtained financing from various sources for its operations. Upon being approached by NetStrat and Amer, Go Online believed that an effective $0.18 per share pure equity financing which would be accomplished through the mergers was non-dilutive based on its existing market valuation and in its shareholders' best interests. No fairness opinion was obtained in connection with these reorganizations, but Go Online believes they are more than fair because of the $0.18 per share effective valuation of the cash assets acquired.

     The foregoing discussion is not exhaustive of all factors considered by NetStrat's, Amer's and Go Online's boards of directors. Each member of the board may have considered different factors, and the board evaluated these factors as a whole and did not qualify or otherwise assign relative weights to factors considered.

COMPLETION  AND  EFFECTIVENESS  OF  THE  MERGERS.

     The mergers will be completed when all of the conditions to completion of the mergers are satisfied or waived, which will not be prior to 20 days after the registration statement of which this prospectus/information statement is a part becomes effective and the notification of the shareholders of NetStrat and Amer. Those steps are required to make effective the consent of shareholders for the mergers.

STRUCTURE  OF  THE  REORGANIZATION  AND  EXCHANGE  OF  GO  ONLINE CAPITAL STOCK.

     In accordance with the Reorganization Agreements, each of NetStrat and Amer will be acquired by Westlake Capital Corporation, a wholly-owned subsidiary of Go Online. As a result of the mergers, the corporate existence of each of NetStrat and Amer will be terminated and be merged with and into Westlake.

     Upon completion of the Mergers, (i) each outstanding share of NetStrat will be exchanged for approximately 0.041787 shares of Go Online common stock and
(ii) each outstanding share of Amer will be exchanged for approximately 0.01393 shares of Go Online common stock. Fractional shares will be rounded up to the nearest whole share. These exchange ratios were based upon a valuation of $0.18 per share of Go Online common stock issued in consideration for the cash assets of both NetStrat and Amer.

EXCHANGE  OF  NETSTRAT  AND  AMER  STOCK  CERTIFICATES  FOR  GO  ONLINE  STOCK
CERTIFICATES.

     When the mergers are completed, each certificate representing shares of NetStrat and Amer common stock will be exchanged for that number of shares of Go Online common stock into which those shares are converted in the merger as set forth in the immediately preceding paragraph. After the mergers are complete, old NetStrat and Amer stock certificates should be sent to the transfer agent, with any required documentation, in exchange for new certificates.

MATERIAL  UNITED  STATES  FEDERAL  INCOME  TAX  CONSEQUENCES  OF  THE  MERGERS.

     The following are the material United States federal income tax consequences of the mergers. The following discussion is based on and subject to the Internal Revenue Code of 1986, the regulations promulgated thereunder, existing administrative interpretations and court decisions and any related laws, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

     shareholders  who  are  not  citizens  or  residents  of  the United States financial  institutions

     tax  exempt  organizations

     insurance  companies

     dealers  in  securities

     This discussion assumes you hold your shares of NetStrat or Amer capital stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

     Each of NetStrat, Amer and Go Online have discussed the tax consequences of the mergers with their respective legal and accounting advisors. No opinion, however, has been sought or obtained regarding material United States federal income tax consequences of the mergers.

     Go Online has determined that the mergers will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and each of NetStrat, Amer, Westlake and Go Online will each be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

TAX  IMPLICATIONS  TO  NETSTRAT  AND  AMER  SHAREHOLDERS.

     Current shareholders of NetStrat and Amer should not recognize gain or loss for United States federal income tax purposes as a result of the reorganization. The aggregate tax basis of Go Online stock they receive as a result of the mergers will be the same as the aggregate tax basis in the NetStrat and/or Amer stock they surrender in the exchange.

THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OR ANY OTHER CONSEQUENCES OF THE MERGERS.

IN ADDITION, THIS DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINENT ON, YOUR INDIVIDUAL CIRCUMSTANCES. MOREO VER, THIS DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGERS. ACCORDINGLY, YOU ARE STRONGLY URGED TO CONSULT WITH YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO YOU OF THE MERGERS.

REGULATORY  FILINGS  AND  APPROVALS  REQUIRED  TO  COMPLETE  THE  MERGERS.

     None of NetStrat, Amer or Go Online is aware of any material governmental or regulatory approval required for completion of the reorganization, other than compliance with applicable corporate laws of Delaware and Nevada.

MATERIAL  CONTACTS  WITH  THE  COMPANY  BEING  ACQUIRED

     SolInvest Group, Ltd. and MultiAsian Venture Limited, the principal shareholders of Amer and NetStrat previously invested in Go Online through the private placement of convertible debentures in the principal amount of $125,000 each in July 2000. The debentures were convertible at $0.18 per share and were secured by an aggregate of 1,400,000 shares of Go Online common stock pledged by Joseph Naughton. Those debentures were satisfied by the foreclosure on the pledged shares in August 2000. In September 2000, SolInvest and MultiAsian purchased additional convertible debentures in the principal amount of $137,500 each. These convertible debentures remain outstanding and are convertible at the lesser of (i) 60% of the average of the closing bid price for Go Online common stock for the ten trading days immediately preceding notice of conversion or (ii) $0.18 per share. Giving effect to the conversion of the outstanding convertible debenture at our present market valuation, each of SolInvest and MultiAsian would be the beneficial owner of approximately 6.5% of Go Online common stock after completion of the mergers. Other than those investments, there are no other past, present or proposed material contracts or other arrangements between Go Online and either NetStrat or Amer or any of their respective affiliates or associates.

                    DISSENTER'S  AND  APPRAISAL  RIGHTS

     Under Nevada law, if you are a NetStrat or Amer shareholder and you comply with certain requirements of Nevada law, you are entitled to dissenter's rights in the mergers. However, it is a condition of each of our obligations to consummate the mergers that shareholders holding no more than 5% of either
NetStrat's  or  Amer's  common  stock  exercise  dissenters'  rights.

     You  have  the  right to dissent to the approval of the Mergers pursuant to
Section 92A.380 of the Nevada Act and the right to be paid the "fair value" of your shares in cash by complying with the procedures set forth in Sections 92A.420 and 92A.440 of the Nevada act. To qualify, you must dissent with respect to all of the shares beneficially owned by you. You may assert dissenters' rights as to fewer than all the shares recorded in your name only if you dissent with respect to all shares beneficially owned by any one person and notify Go Online in writing of the name and address of each person on whose behalf you assert dissenters' rights. If you partially dissent, your rights are determined as if the shares as to which dissent is made and the remaining shares were recorded in the name of different shareholders. If you are the beneficial owner of shares, you may dissent only if the record owner consents in writing and you give that consent to Go Online. Set forth below is a summary of the procedures relating to the exercise of dissenters' rights. This summary does not purport to be a complete statement of the provisions of Sections 92A.380, 92A.420 and 92A.440 of the Nevada act and is qualified in its entirety by reference.

     To  assert  dissenter's  rights,  you  must:

     (1) deliver to the corporation, within 20 days after the effective date of the mergers, written notice of your intent to demand payment for your shares if the reorganization is effectuated; and

     (2) not have voted or given a consent for your shares in favor of the mergers.

     If the proposed mergers creating dissenters' rights are authorized, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the above requirements (1)-(2). The dissenters' notice must be sent no later than 10 days after the effectuation of the applicable merger, and must:

     (1) state where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

     (2) inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

     (3) supply a form for demanding payment that includes the date of the first announcement to the news media or to the shareholders of the terms of the proposed action and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the shares before that date;

     (4) set a date by which the corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered;

     (5)  be  accompanied  by  a  copy  of  Sections  92A.300  to  92A.500.

     A  shareholder  to  whom  a  dissenters'  notice  is  sent  must:

     (1)  demand  payment;
(2) certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice for this certification; and
(3) deposit his or her certificates, if any, in accordance with the terms of the notice.

     A shareholder who demands payment and deposits his or her certificates, if any, before the proposed reorganization occurs retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed merger. The shareholder who does not demand payment or deposit his or her certificates where required is not entitled to payment for his or her shares.

     Within 30 days after receipt of a demand for payment, Go Online shall pay each dissenter who complied with (1)-(3) above the amount Go Online estimates to be the fair value of the shares, plus accrued interest.

     If you withdraw the written demand to be paid the fair value of your shares, or if the reorganization is abandoned or terminated, or if a court determines that the holders of NetStrat or Amer common stock are not entitled to receive payment in exchange for shares, or if you otherwise lose your dissenter's rights, then you will be reinstated to all of your rights as a holder of NetStrat or Amer common stock as of the filing of your written objection.

     A dissenter may notify NetStrat or Amer in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate, or reject Go Online's offer and demand payment of the fair value of his or her shares and interest due, if he or she believes that the amount paid is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

     A dissenter waives his or her right to demand payment unless he or she notifies Go Online of his or her demand in writing within 30 days after Go Online made or offered payment for his or her shares.

     If a demand for payment remains unsettled, Go Online shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If Go Online does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

                       PRICE  RANGE  OF  SECURITIES

     The following table sets forth the high and low closing prices for shares of our common stock for the periods noted, as reported by the National Daily Quotation Service and the Over-The-Counter Bulletin Board. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Prior to September 22, 1999, our common stock was listed under the symbol "JNNE." Effective on September 22, 1999, the trading symbol for the Company's Common Stock changed to GONT.

                                                          CLOSING  PRICES
      YEAR     PERIOD                                      LOW      HIGH
     -----     ------                                      ----     ----

     2001      First  Quarter                               .06     .10
               Second Quarter (through June 5, 2001)        .05     .07


     2000      First  Quarter                               .24    1.36
               Second  Quarter                              .25     .78
               Third  Quarter                               .14     .30
               Fourth  Quarter                              .09     .19

     1999      First Quarter                                .09     .02
               Second Quarter                               .74     .09
               Third Quarter                                .70     .36
               Fourth Quarter                               .49     .18

     The number of beneficial holders of record of the Common Stock of the company as of the close of business on December 31, 2000 was approximately 287. Many of the shares of the Company's Common Stock are held in "street name" and consequently reflect numerous additional beneficial owners, which upon delivery of our recent proxy material by Automated Data Processing we were advised exceeds 16,250.

     Neither NetStrat nor Amer have a public market for their securities and consequently there is no market price information available.


     DIVIDEND  POLICY

     We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the future. Instead, we intend to retain future earnings, if any, to fund the development and growth of our business.

                             BUSINESS OF GO ONLINE

SUMMARY

     Go Online Networks Corporation operates in the high technology utilizing a two-tiered revenue model. In initiating our strategy, we acquired and currently operate two distinct divisions, each described below:

     Internet  Kiosk  Division

     We are pursuing a strategy in the installation of internet kiosks in the hotel market. Our internet kiosks, designed in three primary models, are installed in the hotel lobby or an alternative centralized public access room. Our kiosk division has developed several suppliers capable of manufacturing small, integrated kiosks that can provide pay-as-you-use stand-alone internet access. At no cost to the hotel owner and sharing revenues with us and the owner, our internet kiosks have been and will continue to be marketed to mostly hotels by sales agents employed by our kiosk division. As of December 31, 2000, Go Online has 217 hotels installed offering our GoOnline service utilizing 221 kiosks. 29 kiosks have been removed from financial unproductive locations and are being refurbished for redistribution to new locations by the company. 18 newly refurbished units which were also removed from financial unproductive locations are or will be in transit to new locations. The company salvaged four units utilizing spare parts from these units to refurbish some of the aforementioned units.

     Digital  West  Marking,  Inc.

     Digital West is a computer service firm based in Chatsworth, California, north of Los Angeles. The company operates out of a 24,000 square foot facility currently employing in excess of 45 people. The core of Digital West's business is to contract with major retail entities and computer hardware manufacturers to refurbish computer products returned to retail establishments by customers. The products are re-engineered or refurbished to factory specifications by Digital West's factory trained A+ certified technicians. The computer products including hard drives, CD ROMs, monitors, printers, circuit boards, CD writers, DAT drives are then resold into the secondary market and service channels. Digital West is a state-of-the-art, multi-vendor multi-product facility that provides value-added services, logistics services, depot repair, and spare parts distribution for virtually all major PC brands and system components including peripherals. Digital West deals with many manufacturers to ensure an ability to handle any and all customer's requests for programs such as repair, part sales, advance exchanges, cross-ships, emergency parts and other asset management programs. Digital West's web site is www.DigitalWest.com.

     THE  HOTEL  INTERNET  KIOSK

     We believe the demand for internet access by travelers will continue to grow as more of the United States and world population continues to go on line. Travelers, whether businessor personal, are a substantial potential market for utilization of our hotel kiosks. Business strategies to service the traveler's needs range from internet services located in airports and hotels, to remote, hand held or car based devices. User demand, capital requirements, and operating costs of alternative technologies, along with the business models to service these travelers are all evolving, and have mostly resulted to date in substantial operating losses.

     Within the hotel industry, the primary attention paid to travelers to date by other companies attempting to service this market has been in the upscale, high priced and luxury hotels segments. These affluent travelers are viewed as the most likely to pay for the cost of technological solutions to internet access and entertainment demand. The twin demand drivers, entertainment and internet, are expected to pay for these sophisticated technological solutions. We have thus far not targeted this upscale market.

     On the other hand, little attention has been directed to mid-priced hotels which is our initial focus, aside from possible provision of a modem jack on phones. Cable or a satellite service is considered for entertainment. Owners of franchises are resisting orders from chain corporations to spend significant sums, such as electronic upgrades of room locks and other amenities.

     THE  MID-PRICED  HOTEL  MARKET

     According to Lodging News (www.lodgingnews.com), market segmentation of the
                                -------------------
hotel industry began in 1981, with the mid-priced and economy segments rapidly developing. This design and operational model was coupled with franchising, and eventually consolidations, to build large numbers of hotel properties and rooms. Brand identification programs for these chains, e.g., Days Inn and Motel 6, were launched to promote occupancy and brand loyalty. Leveraged buyout firms such as KKR acquired major brand names, such as Motel 6. Economically priced hotels with minimal amenities and standardized design have now become commonplace.

     Today, to name just a few, corporations such as Choice Hotels International have franchised over 3,600 mid-priced and budget hotels in the United States operating under name chain brands such as Sleep, Comfort, Quality, Roadway, and EconoLodge. Choice Hotels has developed mid-priced longer stay hotels under the brand name Main Stay Suite. Cendant Corp developed the Days Inn franchise, which includes 1,755 hotels in the United States. Other chains, including Holiday Inn, Ramada, and Howard Johnson are expanding rapidly. Our business model is intended to address the build up of mid-priced hotels by providing efficient and cost-effective internet access for the guests in these mid strata hotels.

     This segment of hotels generates substantial numbers of travelers and potential internet users. For example, a 150-bed hotel at 70% occupancy generates 38,325 occupied rooms per year. If one-third of the occupied rooms are double occupied on average, 51,000 potential internet users per year stay in the hotel. In a 500-room hotel with 70% occupancy, and with half of the rooms averaging two people, the number of annual potential users rises to 192,000. In good locations, occupancy rates as well as double occupancy, run significantly higher. Location too will also affect the mix of business travelers, a more intense internet user. Younger family members entertain themselves by Web surfing. Our internet kiosk business model addresses this pool of travelers at middle and lower priced hotels for both the hotel and Go Online.

     OUR  PRODUCTS  AND  SERVICES

          INTERNET  KIOSK  DIVISION

     Our internet kiosk, designed in three primary models, is designed to be installed in a hotel lobby or an alternative centralized public access area. Our primary strategy is to place these internet access kiosks in mid-price hotels in the lobby or another high access area.

     We have contractual arrangements with Infotouch Technologies, Inc., a supplier who manufactures small, integrated kiosks that can provide pay as you use stand alone internet access. On June 22, 1999 we agreed to purchase 50 surfnet internet terminals from Infotouch during the subsequent 45 days at between $3,195.00 and $3,395.00 each, depending on the specific model chosen.

     At no cost to the owner and in a revenue sharing model, our internet kiosks have been and will continue to be marketed to mostly mid-priced hotels by sales agent organizations employed by our Kiosk Division.

     Available kiosks range from 23 inches wide to 30 inches wide, and 20 inches high for the table top versions to 68.5 inches high for some of the stand alone versions. The hotel chooses from our agreement the type of kiosk they desire, the manufacturer and the kiosk finish color. Each kiosk includes a mechanism for accepting currency and a traditional internet browser familiar to customers for browsing the internet and obtaining email.

     The hotel is required to provide free space, approximately 9-12 square feet, under a four-year, renewable internet exclusive contract. The hotel receives in exchange a 10% share of kiosk revenues with a $45 monthly minimum. The contract is renewable by the hotel for an additional four years or eight years in total. We agree to maintain the kiosk from our share of the revenues. Presently, the total direct installed cost of each internet kiosk is approximately $3,300, which has been brought down from our initial cost of $5,100.

     After entering into a contract with the hotel owner, we order the kiosks from the manufacturer, order a telephone line approximately two weeks prior to installation, order the internet service provider for the location and confirm that appropriate telephone line and RJ11 jacks are installed and telephone service is active. When the kiosk is shipped from the manufacturer and arrives at the site, we dispatch an installation crew to install the kiosk and train the location owner and employees on the use of the system. We later contact the location owner to confirm the unit has been installed and respond to all questions or concerns that he or she may have.

     The kiosk division business plan has several multi-level, integrated strategies to maximize our revenues and business value from the kiosks. These revenue and valuation sources are as follows:

     Revenues and earnings streams generated by the existing and potential kiosks.
     Advertising revenues to be sold as spots and banners on the hotels' kiosks. This revenue is based on "eyeballs" generated.
     A value derived from the exclusive 4-year internet service contract for a hotel, with potential for 8 year exclusive contracts. The aggregate value of these contracts should grow geometrically as hotels are added, representing future revenue streams and the exclusive right to provide that hotel's guests with internet services. Operating experience will refine the value.

     Although we cannot be sure that we will be successful in marketing our internet kiosks, as of December 31, 2000, Go Online has 217 hotels installed offering our GoOnline service utilizing 221 kiosks. 29 kiosks have been removed from financial unproductive locations and are being refurbished for redistribution to new locations by the company. 18 newly refurbished units which were also removed from financial unproductive locations are or will be in transit to new locations. The company salvaged four units utilizing spare parts from these units to refurbish some of the aforementioned units. Our existing customers include franchises of Ramada Inns, Holiday Inns, Howard Johnsons, Econolodge, Radisson Inn and Country Suites. No one customer or chain accounts for a substantial portion of our business to date. A majority of our kiosk sites are in metropolitan areas such as: Atlanta, GA; Houston, TX; Dallas, TX; San Antonio, TX; Orlando, FL; Phoenix, AZ; Nashville, TN; Charlotte, NC; etc.

     DIGITAL  WEST

     Nature  of  Business

     Digital West is a provider of repair and logistic services to the personal computer hardware industry. Logistic services include sourcing and distributing spare parts, inventory management, warranty claimsprocessing, parts repair and related functions, including notebook repair. The foundation of Digital West's logistic services is its ability to provide accurate, efficient and rapid delivery of repair parts and repaired units to its customers. Service providers purchase replacement parts for the service and repair of PCs and peripherals. These parts may be purchased directly from the original equipment manufacturer or from any of the hundreds of independent distributors, including Digital West. Digital West's inventory of parts include logic boards, controllers, disk drives, monitors, memory boards, cables and related hardware. Digital West has established vendor relationships for repair parts with leading OEMs, including Compaq, Dell, NEC/Packard Bell, Hewlett Packard and Sony Electronics. To complement its distribution operations, Digital West seeks to supply additional value-added services to OEMs and service providers to allow OEMs and service providers to outsource a substantial portion of their logistic services.

     Digital West's business has primarily been focused on the repair and sales of purchased product, with 113,820 items repaired and $5,969,362 in revenues from those repairs during the fiscal year ended December 31, 1999 and 27,049 items repaired and $2,755,216 in revenues from those repairs during the fiscal year ended December 31, 2000. Repair of customer parts and products in fiscal 1999 was 5373 units with $200,844 in revenues and in fiscal 2000 was 3,251 units with $125,481 in revenues. Finally, Digital West's warrant services resulted in 1,625 sales in fiscal 1999 with $23,491 in sales and 511 sales in fiscal 2000 with $1,074 in revenues. This disparity in income resulted in Digital West's substantial focus on the repair and refurbishment of equipment and parts from major OEM vendors.

     Digital West believes an important factor in an OEM's decision to outsource logistic services functions is the extent to which such an arrangement relieves the OEM of functions outside of the OEM's core competencies. These service and warranty logistics areas often include repair activities. To support this function and encourage OEMs to consider outsourcing functions to Digital West, Digital West maintains its own repair operations. The principal business objectives of repair services are to provide centralized rapid turnaround of computer repair and subsystem repair capabilities to OEMs. Digital West believes its repair capabilities are an important aspect of the full range of value-added services it offers.

     Digital West's principal offices and mailing address are 9320 Mason Avenue, Chatsworth, CA 91311, and its telephone number is (818) 718-7500. Digital West was incorporated in California in January, 1996.

     Operations

     Digital West conducts its repair services and parts distribution and processing business principally from its 24,000 square foot distribution center at its facility located in Chatsworth, CA. Recognizing the immediate demands of its service customers, Digital West established an automated and integrated order processing and distribution system which allows Digital West to provide efficient and accurate delivery of products on a next day basis. Digital West has also established a system for receiving, recording and warehousing daily supply shipments. All parts maintained in Digital West's inventory are bar coded and tracked throughout the facility through Digital West's computer network. Parts are received daily from OEMs and other suppliers, bar coded and shelved in Digital West's warehouse for quick access based on real-time daily demand.

     In addition, many PC and peripheral replacement parts are remanufactured from returned goods in need of repair. For example, a part may no longer work because one of its many components is defective. When a service provider purchases a replacement for a defective part, the defective part or "core" may be returned for credit. The core may then be repaired and resold as a remanufactured part. Service providers often prefer remanufactured parts because they have performance specifications equivalent to newly manufactured parts at a lower cost. This aspect of the PC parts business requires that Digital West distribute new or remanufactured parts to its customers, collect defective but repairable parts and remanufacture those parts which are then offered for resale. Therefore, unlike many distribution businesses, products flow to and from Digital West and its customers, and to and from its suppliers. In addition to new parts being received and shelved daily, cores are also received daily from customers, sorted and distributed to repair services. Following the remanufacturing of a core, it is bar coded and replaced in inventory.

     Because many of Digital West's customers are familiar with and have ready access to the Internet, Digital West has expanded its Internet customer service functions.

     Services

     Digital West offers a wide range of value-added logistic services to service providers and OEMs. These services capabilities, in combination with Digital West's core distribution expertise, effectively allow Digital West to handle many of the hardware related post-sales support functions for its customers.

     Digital West has entered into service provider alliances with several of its customers. Generally, these types of arrangements may be terminated by either party at any time, but Digital West enters into service provider alliances with the expectation that these arrangements will lead to long-term relationships or contracts with those parties.

     Digital West seeks arrangements with OEMs of PCs and peripherals to handle a defined portion of the related parts distribution and warranty processing functions. Under the terms of such an OEM outsourcing arrangement, the OEM directs some or all of its customers and dealers to Digital West for some or all of the OEM's warranty and non-warranty parts business. Digital West believes these arrangements benefit OEMs by reducing infrastructure needs, reducing the amount of capital committed by the OEM to the non-core segments of its business, and improving customer service and responsiveness. Digital West believes that as a specialist in managing the key business functions associated with parts distribution, which includes its expertise in two-way distribution logistics, Digital West is able to provide parts and related logistic services at lower costs and greater reliability than the manufacturers themselves can provide such services.

     Digital West believes that its repair capabilities are an important aspect of the full range of value-added services it offers to OEMs in an effort to outsource larger functions of the OEM's service and warranty logistics functions. The offerings of repair services include rapid turnaround notebook repair, subsystem repair and component refurbishment. Regarding the notebook repair operations, Digital West is capable of receiving, repairing and shipping the repaired notebook back to the customer within 24 hours of its receipt. Subsystem repair is provided at the component-level for LCD panels, computer boards and power supplies. Repair services has entered into notebook repair arrangements with Dell. These arrangements may generally be terminated by either party at any time, but Digital West enters into them with the expectation that these arrangements will lead to long-term relationships with those parties.

     Digital West also recently began to remanufacture parts that are tested and reworked by Digital West prior to sale. Many of Digital West's customers prefer a remanufactured part over a new part because the remanufactured part often has the performance specifications equivalent to a new part, but costs less. This process was developed to fill the recognized market demand for reliable, competitively priced parts.

     Management  Information  Systems

     Digital West maintains sophisticated information systems to improve efficiency, process orders, monitor operations, manage inventory risks, offer faster and higher levels of service, and provide innovative logistic services to OEMs and service providers. These on-line systems provide management with information concerning sales, inventory levels, customer payments and other operations which are essential for Digital West to operate efficiently and to enable it to offer additional services. Digital West has invested in advanced telecommunications, electronic mail and messaging, automated fax technology, bar-coding and automated inventory management.

     Digital West has also developed capabilities which allow pre-approved customers to place orders via the world-wide web, reducing the order processing costs for both Digital West and the customer. Digital West believes that this capability will increasingly become a requirement by many customers and some suppliers and, accordingly, Digital West will continue to invest in enhancing those capabilities.

     Customers  and  Suppliers

     Digital West sells parts to customers throughout the United States, Canada and Latin America, as well as in other countries.

     Digital West depends on numerous suppliers to provide Digital West with the parts it sells. There are generally no long-term supply agreements governing Digital West's relationships with its major suppliers. Digital West's primary supply arrangements are thus subject to termination or curtailment at any time, with little or no advance notice. Although management expects no such loss to occur, the refusal or inability of any major manufacturer to ship to Digital West, or an increase in prices charged to Digital West as compared to the prices charged by such manufacturers to service providers, could have a material adverse effect on Digital West.

COMPETITION

     The electronic commerce market is relatively new, rapidly evolving and competitive, and we expect competition to intensify in the future. We will compete with many other companies which offer the same types of service to customers.

     Internet  Kiosks

     Our internet kiosk division competes on a national scale with other internet kiosk competitors and other competitors for services to hotel guests. There are numerous other potential competitors that could use their existing infrastructure to provide internet services to the lodging industry, including franchised cable operators, wireless cable operators, telecommunications companies, major technology companies and DBS providers.

     Our internet kiosk division also indirectly competes with "in-room" internet suppliers such as Lodgenet and On Command, as well as other in-room internet access providers. We are not seeking to compete in this market, but rather have focused our initial marketing efforts on mid-priced hotels which are not likely to commit the resources required to make in-room access available in the near future. We also believe that the hotel lobby resource is easier for quick access to email and other quick look ups similar to pay telephone resources.

     Digital  West

     Digital West is a provider of repair and logistic services to the PC repair and maintenance industry. These logistic services include distribution and sourcing of spare parts, inventory management, warranty claims, parts remanufacturing and related functions.

     The market for Digital West's products is large but fragmented. Competition in the industry is widespread and comes from other independent distributors that are not affiliated with an OEM, as well as from the OEMs themselves. When OEMs act as distributors, they typically distribute only their own products. Independent distributors typically distribute a variety of manufacturers' parts. Among Digital West's major independent competitors is The Cerplex Group, PC Service Source., Genicom Corp. and Service Electronics. Certain of these competitors, such as the OEMs, are large and have substantially greater financial and other resources than Digital West.

     Digital West believes that its growth is attributable to its ability to consistently process customer orders and supply needed parts on demand, with rapid delivery, and at competitive prices. Management believes that these competitive factors will continue to govern customer decisions in the foreseeable future.

SALES  AND  MARKETING

     Internet  Kiosk  Marketing

     While we cannot be sure we will succeed with our goal, we intend to seek to have the 2,000 internet kiosks installed and operating in hotels at the end of a two-year period. To accelerate penetration of the hotel market and the use of the installed kiosks, in September 1999 we initiated a major 45-day marketing campaign for our kiosk division. The sales and marketing campaign includes:

     Advertising in trade magazines and attending trade shows to enhance our kiosk program's visibility with hotel operators. An example is the Asian-American Hotel Association, which represents approximately 60% of the franchised mid and economy priced hotel owners.

     Providing the hotel upon kiosk installation with a full marketing program to increase guest usage. This includes signage, which will be intended to draw guests to the kiosk, and obtaining email while traveling. Guest access to their email requires only knowing the short address of the mail servers of their internet service providers (ISP) and password they currently use to access their mail. This information is the same that is inputted into their home or office email program and is readily available to the traveler before he/she departs.

     Hire sales agents to represent our kiosk division to acquire agreements to place internet kiosks in hotels within the United States.

     As of December 31, 2000, Go Online has 217 hotels installed offering our GoOnline service utilizing 221 kiosks. 29 kiosks have been removed from financial unproductive locations and are being refurbished for redistribution to new locations by the company. 18 newly refurbished units which were also removed from financial unproductive locations are or will be in transit to new locations. The company salvaged four units utilizing spare parts from these units to refurbish some of the aforementioned units.

     Digital  West  Marketing

     Digital West views logistic services as a value-added service business. As such, sustaining the growth of Digital West is dependent upon building and maintaining relationships and loyalties with service providers as well as OEMs. Digital West maintains a service provider sales force. Account managers are assigned to maintain relationships with Digital West's largest national accounts and are assigned other accounts based on the customers' market segment. Digital West also has a separate sales force focusing on OEM repair and outsourcing arrangements. Digital West's sales representatives visit major OEMs and service providers and attend various trade shows. Digital West advertises its parts and services in recognized trade magazines, participates in trade shows, distributes news releases, and makes direct mailings to potential customers. Customers rely upon Digital West's advertisements, newsletters and frequent mailings as a source of product information, including pricing. In addition, Digital West maintains a presence on the world-wide web.

     Digital West provides comprehensive training to its sales and account representatives regarding technical characteristics of products and Digital West's policies and procedures.

OUR  BACKGROUND

     Go Online Networks Corporation became a publicly traded corporation on the over-the-counter bulletin board in April 1990 by the "reverse acquisition" of Valencia Capital, a Colorado corporation. From this acquisition, our shareholders became the majority shareholders and the corporation in November 1990 was renamed Jones Naughton Entertainment, Inc. A one for four reverse stock split was accomplished at the same time, resulting in nine million common shares then outstanding.

     Under our then president, Mr. Spike Jones, Jr., we initially produced infomercials but ceased infomercial production in 1993. Mr. Jones left us and in 1995, we acquired Real Estate Television Network, Inc., a satellite real estate TV network. Real Estate Television Network's target market was the independent real estate office of the large franchised office networks, e.g. Century 21. In 1996, many of the large independent real estate firms were acquired by HSF, Inc., which resulted in a consolidated industry. The consolidation led to the decision to internally produce and provide training and other services, which were originally provided by outside vendors like Real Estate Television Network. In 1996, we sold Real Estate Television Network to AmeriNet Financial Services, Inc.

     In late 1997 and 1998, we made the strategic decision to pursue opportunities involving the internet. In the first quarter of 1998, we acquired the assets of a small advertising agency, Affiliated Marketing Services, Inc which we intended to move into internet advertising. We determined that Affiliated Marketing Services, Inc.'s internet progress was insufficient, and during the fourth quarter of 1998, we sold Affiliated Marketing Services, Inc. back to its management.

     Subsequent to the sale, we made our initial investment in AMS Acquisition Corp., a previously unaffiliated corporate entity which was the developer of ShopGoOnline.com, investing $25,000 for a 75% equity interest. ShopGoOnline.com was our business-to-consumer e-commerce website which opened for operation in July 1999. ShopGoOnline sold a variety of products utilizing real-time streaming video and audio to market the products. During late 2000 Go Online determined that ShopGoOnline was not profitable and unlikely to reach profitability in a reasonable period of time and determined that the Company's resources would be better utilized to capitalize and finance our Digital West division.
Consequently,  Go  Online  terminated  ShopGoOnline  effective  March  20, 2001.

     AMS Acquisition Corp. was formed in Nevada on June 29, 1998. Management of that corporation received a repurchase option to acquire back 26% of the outstanding shares from us. We subsequently purchased this repurchase option. We issued to Scott Claverie 937,500 shares of our common stock, along with cash consideration.

     During March 1998 we entered into an agreement to acquire the assets of Sign Products of America, Inc., an unaffiliated business formed in November 1995 in California, which was engaged in the manufacturing, marketing, management and display of advertising and informational kiosks. The purchase price was $50,000 with a down payment of $25,000 plus four equal quarterly installments at the 90 day, 180 day, 270 day and 350 day anniversaries of the closing date.

     We acquired a 75% interest in Auctionomics, Inc. from Nathan A. Wolfstein IV and Harvey A. Turell, the two previously unaffiliated founders/shareholders in June 1999. Auctionomics, Inc. was formed in Nevada in June 1999. The consideration was 500,000 shares of our common stock and a two-year warrant to acquire an additional 500,000 shares of our common stock at $0.50. We provided Auctionomics, Inc. with $25,000 for working capital shortly after the acquisition in June 1999.

     On May 10, 2000, we sold our interest in Auctionomics back to its original founders. As consideration for the sale, Mr. Wolfstein and Mr. Turell returned the 500,000 shares which were to be issued to them in the acquisition of Auctionomics, and terminated the warrants. Their contractual rights to any bonuses was also terminated. Finally, Mr. Wolfstein and Mr. Turell both agreed to provide consulting services to Go Online for a period of three months to assist with the divestiture of Auctionomics.

     At a meeting of shareholders held on September 8, 1999, we reincorporated in Delaware and changed our name to Go Online Networks Corporation. This change was designed to provide us with the advantages of Delaware law for a public corporation and to change the name to reflect our new businesses.

     On January 10, 2000, we entered into an agreement with Westlake Capital Corp., pursuant to which we issued 3,000,000 of our newly-issued shares of common stock to acquire Westlake. Westlake was a reporting company with the Securities and Exchange Commission. We had determined that the acquisition of a reporting company under Rule 12g-3 would facilitate our becoming a "reporting company" as required by the rules for maintaining a quote on the over-the-counter bulletin board. We consequently acquired Westlake in an arms length transaction from its shareholders. As part of the acquisition, we elected to have successor issuer status under rule 12g-3 of the Securities Exchange Act of 1934, which makes us a reporting company. Although no assets were acquired as part of the transaction, the acquisition of Westlake was accounted for as a purchase transaction by Go Online.

     On September 5, 2000, we acquired Digital West Marketing, Inc., a computer service firm based in Chatsworth, California, north of Los Angeles. We paid a total of $825,000 in cash for Digital West and issued 750,000 shares of our restricted common stock and 750,000 options to purchase shares of our common stock. We also entered into an employment agreement with Andrew Hart, President of Digital West. We were introduced to Digital West as a potential acquisition by one of our contacts, and entered into arms-length discussions with Mr. Hart to acquire Digital West. We determined that the business would be profitable for Go Online and its shareholders. Although no fairness opinion was obtained in connection with the transaction, the purchase price was determined in good faith arms-length negotiations between the companies and was based upon (1) the amount of outstanding payables for Digital West, (2) the market price of Go Online's stock issued in the transaction on a performance only basis, and (3) the perceived future potential performance for Digital West based upon a key new relationship for refurbishing. As set forth in our financial statements, Go Online acquired approximately $723,235 in assets in the acquisition and assumed liabilities approximating $800,000 (which were paid off in the transaction). Other liabilities of Digital West for related parties in excess of $2,200,000 were terminated on the date of the transaction.

RESEARCH  AND  DEVELOPMENT

     We have not spent any measurable amount of time on research and development activities.

EMPLOYEES

     As of December 31, 2000, Go Online had 9 full-time employees. Of these employees, four work in our administrative offices and five are employed by our internet kiosk division. None of our employees is covered by any collective bargaining agreement. We believe that our relations with our employees are good.

     Also as of December 31, 2000, the Digital West subsidiary of Go Online had 24 full time and 22 part time employees. Of these employees, five work in Digital West's administrative division, four in sales, two in purchasing, two in customer service, 18 in technical support, 10 in Digital West's warehouse facility, two in shipping and three in receiving.

FACILITIES

     Our principal executive offices are located at 5681 Beach Boulevard, Suite 101/100, Buena Park, California 90621. Effective July 21, 1999 we entered into a lease for this office space. The term of the lease is for 3 years with monthly base rent payments in 1999 of $1,600. The rent for the first year was prepaid. Future base rent commitments during the years ended December 31 under this lease are summarized as follows: 2000 - $8,000; 2001 - $19,200; and 2002 - $11,200.

     At the end of the lease terms for our rental space, we believe that we can lease the same or comparable offices at approximately the same monthly rate.

LEGAL  PROCEEDINGS

     On  December  3,  1998,  a  default  judgment was entered against us in the approximate amount of $55,000 for alleged amounts owed by Real Estate Television Network for which the plaintiff alleges was also owed by us. On July 14, 1999 the default judgement was set aside based on the fact that we were never properly served with a summons and complaint. We contend that we are not liable for the amounts due since Real Estate Television Network was a separate corporation and we never guaranteed this obligation. Nevertheless, in April 2000, we entered into a settlement agreement with the plaintiff and agreed to pay him the sum of $12,500 in cash and 30,000 shares of our Series A Preferred Stock.

                               BUSINESS  OF  NETSTRAT

Historical  overview  of  NetStrat.

     NetStrat, Inc., a Nevada corporation, was incorporated on July 21, 1999. NetStrat was previously wholly owned by BenEzra and has no subsidiaries. NetStrat's executive offices are located at at 6301 Indian School Road, NE, Albuquerque, New Mexico 87123. The telephone number is (505) 291-8474.

     NetStrat has no business operations and has only completed a private placement of securities resulting in proceeds of $700,000 cash. NetStrat has not been subject to bankruptcy, receivership or any similar proceedings and is a corporation in good standing in the State of Nevada.

                                  BUSINESS  OF  AMER

Historical  overview  of  Amer.

   Amer Software, Inc., a Nevada corporation, was incorporated on July 21, 1999. Amer was previously wholly owned by BenEzra and has no subsidiaries. Amer's executive offices are located at at 6301 Indian School Road, NE, Albuquerque, New Mexico 87123. The telephone number is (505) 291-8474.

     Amer has no business operations and has only completed a private placement of securities resulting in proceeds of $250,000 cash. Amer has not been subject to bankruptcy, receivership or any similar proceedings and is a corporation in good standing in the State of Nevada.

                                 MANAGEMENT OF GO ONLINE

     The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer of the Company. Our executive officers are elected annually by the Board of Directors. Our directors serve one year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

Name                    Age     Positions
----                    ---     ---------

Joseph  M.  Naughton    57     Chairman,  Chief  Executive  Officer, Director

Scott Claverie          40     Director

Jim Cannon              66     Director; Director of Operations, Go Online
                               Kiosk  Division;  Secretary


     Certain information about the directors and officers of Go Online is furnished below.

     JOSEPH M. NAUGHTON, Chairman. Mr. Naughton has been our Chairman since May 1991. From September 1986 through October 1987, Mr. Naughton was Operations Manager for Shop Television Network in which he oversaw the marketing and merchandising from that company. In October 1987 Mr. Naughton was elected to Shop Television Network's Board and Directors and appointed simultaneously Executive Vice President and Chief Operating Officer. Shop Television Network's wholly-owned subsidiary ShopTV, Inc. was acquired by the JC Penney Company in 1988 and Mr. Naughton was a Vice President of Operations for the renamed JC Penny Television Shopping Channel, the TV home shopping program arm of the JC Penney Company until June 1991. Mr. Naughton was responsible for overseeing the video production and cable distribution for the JC Penney and Shop Television Network. Prior to Shop Television Network, Mr. Naughton served as VP/General Merchandising Manager for the GEMCO division of Lucky Stores. From May 1970 until October 1986, Mr. Naughton worked for Lucky Stores, Inc. and its wholly owned subsidiary Gemco Stores.

     SCOTT CLAVERIE, Director and President of AMS Acquisition Corp. Until March 20, 2001, Mr. Claverie directed the operations and marketing efforts of ShopGoOnline.com, our prior internet e-commerce division. From June 1997 until June 1999, Mr. Claverie was Business Operations Manager for Cal State University at Chico where he was responsible for management and support of the support staff for the university's voice network. From February 1994 until June 1996, he was a branch manager for Computer Telephone Corp. Computer Telephone Corp. markets a large variety of telecommunication services and was responsible for managing a significant portion of Pacific Bell's customer base. From September 1991 to February 1994, Mr. Claverie was an account executive for MCI Telecommunications, where he marketed communication products and services to the business community. From June 1987 through August 1990, he was Advertising
Director of the Chico News & Review, where he supervised and coordinated activities of sales personnel in the display and classified departments. From May 1981 through September 1986, Mr. Claverie was a retail manager for Gemco Stores, managing the operations for the fine jewelry and camera department.

     JIM CANNON, Director of Operations. Mr. Cannon has over 30 years of experience in the hospitality, lodging, and food and beverage industry. A graduate of Cornell University with a Bachelor's of Science degree in Business and Food Technology. He is an eleven-year veteran of the Days Inn organization, serving as Vice President of Franchise Operations. From September 1998 until April 1999, Mr. Cannon was with ShoLodge Franchise Systems. From March 1997 until September 1998, Mr. Cannon was Director of Franchise Sales for Country & Hearth Inns in Atlanta, Georgia. From August 1990 through August 1996, Mr. Cannon was National Director of Franchise Development for Hospitality International, Inc. in Atlanta, Georgia. During 1990 and 1991, Mr. Cannon worked in sales of Friendship Inn and Econolodge franchises for Econolodges of America, Inc. in North Bergen, New Jersey. In addition, Mr. Cannon's past experience includes senior level executive positions with Columbia Sussex Corporation, Inc. (a Holiday Inn Franchise Group), Days Inn or America, Inc and other hotels and restaurants.

         GO ONLINE EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary  Compensation  Table

     The following summary compensation table shows certain compensation information for services rendered in all capacities for the four fiscal years ended December 31, 1997, 1998, 1998 and 2000. Other than as set forth herein, no executive officer's salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

                                           SUMMARY COMPENSATION TABLE

                          Annual  Compensation                 Long  Term  Compensation
                    --------------------------              -------------------------------
                                                               Awards                     Payouts
                                                           ---------------           -------------------
                                                                                     SECURITIES
                                                       OTHER ANNUAL   RESTRICTED     UNDERLYING     LTIP      ALL OTHER
                                 SALARY      BONUS     COMPENSATION   STOCK Awards    OPTIONS      PAYOUTS   COMPENSATION
NAME AND PRINCIPAL   YEAR          ($)        ($)            ($)        ($)           SARS (#)       ($)         ($)
 POSITION
Joseph Naughton      2000         $96,000     -0-            -0-         -0-            -0-           -0-        -0-
(President, CEO)     (12/31)

                     1999         $96,000     -0-            -0-         -0-            -0-           -0-        -0-
                     (12/31)

                     1998          96,000     -0-            -0-        - 0 -          - 0 -          -0-        -0-
                     (12/31)

                     1997          96,000     -0-            -0-         -0-            -0-           -0-        -0-
                     (12/31)

Jim Cannon (1)       2000          60,000     -0-            -0-         -0-            -0-           -0-        -0-
                     (12/31)

                     1999          40,000     -0-            -0-         -0-            -0-           -0-        -0-
                     (12/31)

                     1998            -0-      -0-            -0-        - 0 -          - 0 -          -0-        -0-
                     (12/31)


(1)  Mr.  Cannon  commenced  his  employment  with  the  Go Online  in  1999.

[/R]
                                              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                      (INDIVIDUAL GRANTS)

                    NUMBER OF SECURITIES            PERCENT OF TOTAL
                         UNDERLYING              OPTIONS/SAR'S GRANTED
                    OPTIONS/SAR'S GRANTED        TO EMPLOYEES IN FISCAL    EXERCISE OF BASE PRICE
                           (#)                            YEAR                  ($/SH)                 EXPIRATION DATE
NAME
Joseph M. Naughton         -0-                             --                     --                        --
------------------  ----------------------       ----------------------     -----------------------    ---------------
James Cannon               -0-                             --                     --                        --


                                  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                             AND FY-END OPTION/SAR VALUES

                                                              NUMBER OF UNEXCERCISED
                                                              SECURITIES UNDERLYING          VALUE OF UNEXERCISED IN-THE-
                                                              OPTIONS/SARS AT FY-END (#)     MONEY OPTION/SARS
                    SHARES ACQUIRED ON                        EXERCISABLE/UNEXERCISABLE      AT FY-END ($)
NAME                EXERCISE (#)         VALUE REALIZED ($)                                  EXERCISABLE/UNEXERCISABLE
                    -------------------  ------------------   --------------------------    -----------------------------
Joseph M. Naughton         -0-                 -0-                       - 0 -                        --

James Cannon               -0-                 -0-                       - 0 -                        --


Employment  Agreements


     Effective April 12, 1999 we entered into an employment agreement with James Cannon. The agreement is for a term of one year but is subject to termination by us for cause. Both we and Mr. Cannon have the right to terminate the agreement after giving the other party thirty days notice. In the event that the agreement is terminated by us without cause, Mr. Cannon will be entitled to compensation earned computed pro-rata up to the date of termination. Mr. Cannon's compensation during the term of the agreement will be as follows:

     Base  salary  of  $60,000  per  year;
     Quarterly bonus of 20% of the net advertising revenues of the Community Marquee Division generated as a result of Mr. Cannon's direct efforts during the previous quarter;
     Alternative quarterly bonus equal to 25% of the net advertising revenues of the Community Marquee Division generated by parties other than Mr. Cannon; and
     Options to purchase 25,000 shares of our common stock for each twenty-five kiosks shipped up to a maximum of 150 kiosks. The exercise price of the options shall be equal to 60% of the closing bid price of our common stock on the last business day of the month in which Mr.Cannon becomes eligible.

     Go Online has also entered into an employment agreement with Andrew Hart, President of Digital West, who remains as President of Digital West. Mr. Hart's employment agreement provides for a term of three years with an annual salary equal to 2% of Digital West's gross income up to $15,000,000 and 1.25% of Digital Wests annual sales in excess of $15,000,000. For the first six months, Mr. Hart will receive a guaranteed monthly salary against those percentages of $15,000 per month, with $12,000 guaranteed subsequent to such six month period. Mr. Hart will also receive a cash bonus equal to 15% of the total cumulative EBITDA of Digital West less $825,000 and any and all funds advanced to Digital West by the Go Online. Mr. Hart will also receive stock options to purchase common stock as follows: At the end of year one, Mr. Hart will become eligible to purchase 250,000 shares of stock at $0.22 per share; at the end of year two Mr. Hart will become eligible to purchase an additional 200,000 shares of stock at $0.40 per share; and at the end of year three Mr. Hart will become eligible to purchase an additional 200,000 shares of stock at $0.80 per share. All options granted are exercisable for two years from the date of grant. [/R]

   GO ONLINE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Go Online common stock and Series A Preferred Stock as of December 31, 2000 by:

     each person or entity known to us to own beneficially more than 5% of the common stock or 5% of the preferred stock;
     each  of  Go  Online's  directors;
     each of Go Online's named executive officers; and all Go Online executive officers and directors as a group.



                 Name and Address of         Amount and Nature of              Percent of
Title of Class   Beneficial Owner (1)        Beneficial Ownership              Class
---------------  ---------------------       ---------------------             -----------
                 Joseph M. Naughton              6,647,125 (2)                    7.7%
Common Stock

Preferred Stock                                       0                           0.0%

Common Stock     James M. Cannon                 1,008,000 (3)                    1.2%

Preferred Stock                                       0                           0.0%

Common Stock     Scott Claverie                    937,500                        1.1%

Preferred Stock                                       0                           0.0%


Common Stock     SolInvest  Group,  Inc.         7,175,926 (4)                    7.2%
                 Akara  Bldg.
                 24  De  Castro  Street
                 Wickhams  Cay  I
                 Road Town, Tortola, B.V.I.

Common Stock     MultiAsian  Venture  Limited    7,175,926 (4)                    7.2%
                 AALL  &  Zyleman  Comp.,  Ltd.
                 3rd  Floor,  Jonsim  Place
                 228  Queen's  Road  East
                 Wanchai, Hong Kong

Common Stock     Alfred Peeper                   7,175,926 (4)                    7.2%
                 Benidorm, Spain

Common Stock     Hermanus Paulus Dierkes         7,175,926 (4)                    7.2%
                 Albir-Alfaz Del Pi, Spain


                                       40

Preferred Stock  Bill Tillson
                  14623 Deervale Place              40,000                        8.0%
                 Sherman Oaks, CA 91403

Common Stock     All Officers and Directors
                 as a Group (4 persons)          9,077,625 (2,3,4)               10.5%
                                                =====================            ========

1. Except as otherwise set forth, the address for each of these shareholders is c/o Go Online Networks Corporation, 5681 Beach Boulevard, Suite 101/100, Buena Park, CA 90621.
2. Mr. Naughton's shares are held through several different entities and trusts, as to which Mr. Naughton is the primary beneficial owner.
3. Reflects 8,000 shares which Mr. Cannon owns director and up to 1,000,000 shares which Mr. Cannon could obtain upon the exercise of a warrant to purchase shares of common stock at $.20 per share.

4.     Reflects  (i)  700,000  shares owned by each of MultiAsian and SolInvest;
(ii) approximately 2,291,667 shares issuable to each of MultiAsian and SolInvest upon conversion of convertible debentures at $137,500 each by MultiAsian and SolInvest at a 60% discount from the prevailing market price for Go Online common stock; (iii) the issuance of 654,710 shares of Go Online common stock to each of MultiAsian and NetStrat upon consummation of the merger with Amer; and
(iv) the issuance of 1,963,989 shares of Go Online common stock to each of MultiAsian and NetStrat upon consummation of the merger with NetStrat; (v) 1,527,778 shares of Go Online common stock issuable to each of MultiAsian and SoInvest upon conversion of a NetStrat convertible debenture which will be assumed by Go Online in connection with the merger with Netstrat and (vi) approximately 38,194 shares of Go Online common stock issuable as an interest payment for each of MultiAsian and SolInvest for the convertible debenture of NetStrat which will be assumed by Go Online in connection with the merger with NetStrat. MultiAsian is beneficially owned by Mr. Hermanus Paulus Dierkes and SolInvest is beneficially owned by Mr. Alfred Peeper.

         NETSTRAT AND AMER SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the both NetStrat and Amer common stock as of the date of this Prospectus/Information Statement by:

* each person or entity known to own beneficially more than 5% of the common stock;
*    each  of  NetStrat's and Amer's directors;
*    each  of  NetStrat's and Amer's named  executive  officers;  and
*    all  executive  officers  and  directors  of  Amer and NetStrat as a group.



                 Name and Address of         Amount and Nature of              Percent of
Title of Class   Beneficial Owner (1)        Beneficial Ownership              Class
---------------  ---------------------       ---------------------             -----------

Common Stock     Jack Benezra                  1,250,000                         0.1%
                 6301 Indian School Road
                 Albuquerque, NM 87123

Common Stock     SolInvest Group, Ltd.        47,000,000                        47.1%
                 Akara Bldg.
                 24 De Castro Street
                 Wickhams Cay I
                 Road Town, Tortola, B.V.I.

Common Stock     MultiAsian Venture Limited   47,000,000                        47.1%
                 AALL & Zyleman Comp., Ltd
                 3rd Floor, Jonsim Place
                 228 Queen's Road East
                 Wanchai, Hong Kong


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Joseph  M.  Naughton, our Chief Executive Officer has made several loans to
Go Online. As of December 31, 2000 and as of December 31, 1999 the amounts payable to Mr. Naughton for advances totaled $124,222 and $307,144 respectively. In addition there is unpaid compensation due to him of $48,000 for 2000 and $252,485 as of December 31, 1999. A portion of Mr. Naughton's unpaid salary was converted to stock during fiscal year 2000. The balances payable to Mr. Naughton are uncollateralized, bear no interest and are payable on demand. This loan is on terms which are substantially better than could be obtained from third parties.

     Effective February 26, 1999 we entered into a joint venture agreement with Scott Claverie whereby 25,000 shares of AMS Acquisition Corp. were transferred to Mr. Claverie. We also granted Mr. Claverie warrants to acquire an additional 26,000 shares of AMS at $1.00 per share following the end of the first profitable quarter of operations, but in no event later than twelve months after the February 26, 1999 agreement date. Effective April 19, 1999 we exchanged 937,500 restricted shares of our common stock for the warrants. These 937,500 shares were recorded at $.50 per share, one half of the market value of free trading shares of our common stock on April 19, 1999, and recorded as an expense totaling $468,750. As a part of the joint venture agreement, we agreed to provide AMS with $25,000 for working capital. Mr. Claverie transferred to AMS all equipment, intellectual property, technology associated with the individuals internet-based business. These transactions were all on terms as fair as those obtainable from third parties.

     SolInvest Group, Ltd. and MultiAsian Venture Limited, the principal shareholders of Amer and NetStrat previously invested in Go Online through the private placement of convertible debentures in the principal amount of $125,000 each in July 2000. The debentures were convertible at $0.18 per share and were secured by an aggregate of 1,400,000 shares of Go Online common stock pledged by Joseph Naughton. Those debentures were satisfied by the foreclosure on the pledged shares in August 2000. In September 2000, SolInvest and MultiAsian purchased additional convertible debentures in the principal amount of $137,500 each. These convertible debentures remain outstanding and are convertible at the lesser of (i) 60% of the average of the closing bid price for Go Online common stock for the ten trading days immediately preceding notice of conversion or (ii) $0.18 per share. Giving effect to the conversion of the outstanding convertible debenture at our present market valuation, each of SolInvest and MultiAsian would be the beneficial owner of approximately 6.5% of Go Online common stock after completion of the mergers.

                      DESCRIPTION OF GO ONLINE SECURITIES

     Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001. The following summary of certain provisions of our common stock, preferred stock, and warrants is qualified in its entirety by reference to our articles of incorporation, as amended, and bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common  Stock

     As of March 31, 2001, there were 92,106,273 shares of common stock outstanding, held by approximately 287 shareholders of record. We were advised by ADP when we sent our proxy statement to our shareholders that there are more than 16,260 beneficial owners of our common stock.

     Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors, and do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor. See "Dividend Policy." Upon a liquidation, dissolution or winding up of the Company, the holders of common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all debts and other liabilities of the Company, subject to the prior rights of any preferred stock then outstanding. Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable too the common stock. All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, fully paid and nonassessable.

Preferred  Stock

     Our board of directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock or affect adversely the rights and powers, including voting rights, of the holders of common stock, and may have the effect of delaying, deferring or preventing a change in control of the Company.

     As of March 31, 2001 we have issued and outstanding a total of 499,333 shares of Series A Preferred Stock held by 13 shareholders of record. Each share of the Series A Preferred Stock is convertible into one share of common stock at the option of the holder. The Series A Preferred Stock votes on a pari pass basis with the common stock, and receives dividends equivalent to shares of common stock. In the event of a liquidation of the Company, the Series A Preferred Stock has a liquidation preference of the number of shares plus 8% from the time of issuance over the common stock.

     In connection with the acquisition of Digital West, Go Online issued 2,000 shares of its newly authorized Series B $100 Principal Amount Preferred Stock which is convertible to common stock at a conversion price for each share of Common Stock of the Go Online equal to the original principal amount of the preferred stock divided by 100% of the average closing price of the common stock for the twenty trading days preceding the date of the receipt of the shares to be converted.

     Preferred Series B shareholders are entitled to receive dividends on the same per share basis, at the same time, and to the same extent as the holders of common stock. The Series B Shareholders are entitled to one vote for each share of common stock into which the Preferred stock is convertible. The right to convert common stock, the right to dividends and the right to vote become effective after Digital West shows a positive net income for one calendar quarter. Under the same conditions, the preferred stock shall have liquidation rights the same as common stock.

Series  2000-A  Eight  Percent  Convertible  Note

     We have issued two Series 2000-A Eight Percent Convertible Notes in the aggregate face amount of $1,000,000. The notes were issued $705,882.35 to Triton Private Equities Fund, LP. and $294,117.65 to Eiger Companies, LtdWe sold the $1,000,000 face amount Notes for an aggregate of $250,000 in cash gross proceeds to Go Online as well as cancellation of a Series 1999-A Eight Percent Convertible Note in the original principal amount of $538,462. The Notes can presently be converted at 95% of the average closing bid prices of our common stock in the prior 20 trading days.

     The Notes require an interest payment of 8% per annum on the face amount, which we may pay in cash or in free trading common stock.


Transfer  Agent

     The transfer agent for the common stock is ComputerShare Transfer and Trust Company, 12039 West Alameda Parkway, Z-2, Lakewood, Colorado 80228.

                 COMPARATIVE RIGHTS OF GO ONLINE STOCKHOLDERS
                    AND  AMER  AND  NETSTRAT  STOCKHOLDERS

     After the mergers, NetStrat's and Amer's stockholders will become stockholders of Go Online and NetStrat's and Amer's stockholders' rights will cease to be defined and governed by the Nevada Business Corporation Act and instead will be defined and governed by the Delaware General Corporation Law. While the rights and privileges of stockholders of a Delaware corporation such as Go Online are, in many instances, comparable to those of stockholders of a Nevada corporation such as NetStrat and Amer, there are differences. The following is a summary of the provisions of Delaware corporate law applicable to GoOnline shares and consequently applicable to the NetStrat and Amer stockholders after the mergers.

     NetStrat and Amer shareholders are governed by their respective Articles of Incorporation, as currently in effect, and NetStrat's and Amer's respective Bylaws, both of which adhere to the requirements of Nevada law as stipulated in the Nevada act. After completion of the reorganizations, NetStrat and Amer shareholders will become shareholders of Go Online. As a Go Online shareholder, your rights will be governed by Go Online's Articles of Incorporation and Go Online's Bylaws, both of which adhere to the requirements of Delaware law.

ELECTION  AND  REMOVAL  OF  DIRECTORS

     Go Online's board of directors currently consists of four directors. The Bylaws provide that the number of directors of Go Online shall be fixed from time to time by resolution of the board of directors. Both NetStrat and Amer presently have a board of directors which consists of one director.

     Under Nevada law, a majority of the full board of directors shall constitute a quorum for the transaction of business unless a greater number is required by the Articles of Incorporation or the Bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     Under Go Online's Bylaws, the holders of two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the Secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the board of directors resulting therefrom shall only be filled by the shareholders.

     Under each of Go Online's, NetStrat's and Amer's Bylaws, a majority of the remaining members of the board of directors may fill the vacancy or vacancies until the successor or successors are elected at a shareholders' meeting.

     Stockholders of a Delaware corporation holding a majority of the outstanding shares entitled to vote for directors may remove a director with or without cause, except in certain cases involving classified boards or where cumulative voting is permitted.

INDEMNIFICATION  AND  LIMITATION  OF  LIABILITY

     The Nevada Act permits a corporation to indemnify its directors or officers in respect of any loss arising or liability attaching to them by virtue of any negligence, default, breach of duty or breach of trust committed in good faith.

     In addition, Nevada law allows a provision in articles of incorporation that no director or officer shall have any personal liability for damages for breach of his or her fiduciary duty except for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or payments of dividends in violation of Nevada law. Neither the NetStrat or Amer articles contain such a provision.

     Delaware law requires indemnification whether an action has been successfully defended on the merits or otherwise. Delaware law generally permits indemnification of expenses, including attorneys' fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, independent legal counsel or a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which the person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue or matter on the merits or otherwise.

     Under Delaware law, expenses incurred by an officer or director in defending an action may be paid in advance if that director or officer undertakes to repay the amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, Delaware law authorizes a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy. Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or of disinterested directors or otherwise.

     Under the Delaware law a corporation may include (and Go Online's certificate of incorporation does include) in its certificate of incorporation a provision that would, subject to the limitations described below, limit or eliminate directors' liability for monetary damages for breaches of their fiduciary duty of care. A director's liability cannot be limited or eliminated for:

     breaches  of  the  duty  of  loyalty;

     acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; or

     transactions  from which the director derived an improper personal benefit.

     In addition, the limitation of liability provisions may not restrict a director's liability for violation of, or otherwise relieve the corporation or its directors from, the necessity of complying with federal or state securities laws or affect the availability of nonmonetary remedies such as injunctive relief or rescission.

     Go Online's by-laws provide that Go Online shall, to the extent legally permissible, indemnify each former or present director or officer against all liabilities and expenses imposed upon or incurred by any of them in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, civil or criminal, in which he or she may be threatened or involved, by reason of his or her having been a director or officer. However, Go Online may not provide any indemnification with respect to any matter as to which any director or officer shall be finally adjudicated in an action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in Go Online's best interests. If any action of this kind is disposed of, on the merits or otherwise, without the disposition being adverse to the director or officer and without an adjudication that the person did not act in good faith in the reasonable belief that his or her action was in Go Online's best interests, the director or officer is entitled to indemnification as a matter of right.

     Go Online's articles limit the liability of Go Online's directors to the fullest extent permitted by law. Go Online's articles also provide that, to the fullest extent permitted by the Delaware law, Go Online's directors shall not be personally liable to Go Online or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing liability.

INTERESTED  DIRECTOR  TRANSACTIONS

     Transactions between NetStrat, Amer and Go Online and interested directors are not voidable by NetStrat, Amer or Go Online and those directors are not liable to NetStrat, Amer or Go Online for any profit realized pursuant to such transaction if the nature of the interest is disclosed at the first opportunity at a meeting of directors, and a majority of disinterested directors or shareholders entitled to vote ratify the transaction.

     Under Delaware law, certain contracts or transactions between the corporation and one or more of its directors or officers, or between a Delaware corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, is not void or voidable solely for that reason or solely because the interested director or officer was present at or participates in the board or board committee meeting that authorizes the contract or transaction, or solely because the director's or officer's votes are counted for that purpose, if:

     the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

     the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote on the contract or transaction, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

     the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a board committee or the stockholders.

STOCKHOLDER  DERIVATIVE  SUITS

     Under both the Nevada act and the Delaware law, a stockholder may bring a derivative action on behalf of a corporation only if the stockholder owned stock in the corporation at the time of transaction in question or his or her stock was acquired thereafter by operation of law.

BUSINESS  COMBINATIONS  WITH  INTERESTED  STOCKHOLDERS

     Under the Nevada Act, a "Business Combination" includes the following transactions:

     any reorganization or consolidation with an interested shareholder or any affiliate of an interested shareholder;

     any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with an interested shareholder or any affiliate of an interested shareholder of assets having an aggregate market value equal to 10% or more of the aggregate market value of all the assets of the corporation;

     any issuance or transfer of any stock, which has a market value equal to 5% or more of the market value of all the outstanding stock, to any interested shareholder or any affiliate of an interested shareholder;

     adoption of any plan for the liquidation or dissolution of the corporation proposed by an interested shareholder or an affiliate of an interested shareholder;

     any reclassification of securities, recapitalization, reorganization or consolidation with any subsidiary, or any other transaction which has the effect, directly or indirectly, of increasing the proportionate share of any class of outstanding stock owned by an interested shareholder;

     any receipt by such interested shareholder of any affiliate of an interested shareholder of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by or through the corporation.

     Pursuant to Nevada law, no corporation shall engage in any business combination with any interested shareholder of such corporation for a specified period following such interested shareholder's stock acquisition date unless such business combination is approved by (1) the board of directors of such corporation prior to such interested shareholder's stock acquisition date or (2) the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any affiliate of such interested shareholder. In Nevada, the period is three years.

     In Nevada, business combinations require the affirmative vote of holders of a majority of the outstanding voting power not beneficially owned by the interested stockholder.

     Under Section 203 of Delaware General Corporation Law certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. Under
Section 203, certain business combinations with a majority stockholder require the delivery of a fairness opinion.

     Section 203 prohibits a Delaware corporation from engaging in a business combination with an interested stockholder for three years following the date that the person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group that owns 15% or more of the corporation's outstanding voting stock, including both rights to acquire stock under an option, warrant, agreement, arrangement or understanding or upon the exercise of conversion or exchange rights and stock with respect to which the person or group has voting rights only, or is an affiliate or associate of the corporation and was the owner of 15% or more of the voting stock at any time within the previous three years.

     For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder, except proportionately with the corporation's other stockholders, of assets of the corporation or a subsidiary equal to 10% or more of the total market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or the subsidiary to the interested stockholder, except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of stock of the corporation or that subsidiary; or receipt by the interested stockholder of the benefit, except proportionately as a stockholder, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if:

     before the stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested stockholder;

     the interested stockholder owns 85% of the corporation's voting stock upon completion of the transaction that made him or her an interested stockholder, excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not permit employees to decide confidentially whether to accept a tender or exchange offer; or

     after the person becomes an interested stockholder, the board approves the business combination, and it is also approved at a stockholder meeting by 66 2/3% of the voting stock not owned by the interested stockholder.

     Section 203 only applies to Delaware corporations that, like Go Online, have a class of voting stock listed on a national securities exchange, quoted on an interdealer quotation system such as the Nasdaq National Market or held of record by more than 2,000 stockholders. However, a Delaware corporation may elect not to be governed by Section 203 in its original certificate of incorporation or by certain amendments to its certificate of incorporation or bylaws. Go Online has not made this election, and therefore, Section 203 applies to Go Online.

     Section 203 has been challenged in lawsuits arising out of takeover disputes, and it is not clear whether and to what extent its constitutionality ultimately will be upheld by the courts. Although the United States District Court for the District of Delaware has consistently upheld the constitutionality of Section 203, the Delaware Supreme Court has not yet considered the issue. Go Online believes that so long as the constitutionality of Section 203 is upheld,
Section 203 will encourage any potential acquirer to negotiate with Go Online board. Section 203 also has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for Go Online in which all stockholders would not be treated equally. NetStrat and Amer shareholders should note that the application of Section 203 to Go Online will confer upon Go Online board the power to reject a proposed business combination even though a potential acquirer offered a substantial premium for Go Online's shares over the then-current market price, assuming the stock is then publicly traded. Section 203 also may discourage certain potential acquirers unwilling to comply with its provisions.

SALE  OF  ASSETS  AND  MERGERS

     Under the Nevada Act, a plan of reorganization or exchange must be approved by a majority of the voting power unless the Articles of Incorporation or the board of directors require a greater vote.

     In addition, under the Nevada act, written notice stating the purpose, or one of the purposes, of the meeting is to consider the plan of reorganization, together with a copy or a summary of the plan of reorganization, shall be given to each shareholder of record entitled to vote at the meeting within the time and in the manner for the giving of notice of meetings of shareholders.

     Delaware law generally requires that a majority of the outstanding shares of each of the acquiring and target corporations that are constituent corporations in a statutory merger approve the merger. Delaware law does not require a stockholder vote of the surviving corporation in a merger if:

     the merger agreement does not amend the existing certificate of incorporation;

     each share of the surviving corporation outstanding before the merger is an identical outstanding share after the merger; and

     the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately before the merger.

     Delaware law also requires that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.

APPRAISAL  RIGHTS

     Pursuant to Nevada law, a shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of any of the following corporate actions:

     Consummation of a plan of reorganization to which the domestic corporation is a party;

     Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired; and

     Any corporate action taken pursuant to a vote of the shareholders to the extent that the articles of incorporation, Bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     Under the Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to dissenters' rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under the Delaware law, dissenters' rights are not available:

     with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation;

     with respect to a merger or consolidation by a corporation whose shares either are listed on a national securities exchange or are held of record by more than 2,000 holders, if the stockholders receive only shares of the surviving corporation or shares of any other corporation that either are listed on a national securities exchange or are held of record by more than 2,000 holders, plus cash in lieu of fractional shares; or

     to stockholders of a corporation surviving a merger if, among other conditions, no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger.

     THIS SUMMARY OF THE MATERIAL DIFFERENCES IN THE CORPORATION LAWS OF NEVADA AND DELAWARE, THE NETSTRAT AND AMER ARTICLES, THE GO ONLINE CERTIFICATE, THE AMER BYLAWS, THE NETSTRAT BY-LAWS AND THE GO ONLINE BYLAWS DOES NOT PURPORT TO BE A COMPLETE LISTING OF DIFFERENCES IN THE RIGHTS AND REMEDIES OF HOLDERS OF SHARES OF NEVADA AS OPPOSED TO DELAWARE CORPORATIONS AND STOCKHOLDERS OF NETSTRAT, AMER AND GO ONLINE. IN PARTICULAR. THE DIFFERENCES CAN BE DETERMINED IN FULL BY REFERENCE TO NEVADA LAW, TO DELAWARE LAW, THE NETSTRAT AND AMER ARTICLES, THE GO ONLINE CERTIFICATE, THE NETSTRAT BYLAWS, THE AMER BY-LAWS AND THE GO ONLINE BYLAWS.

                              SELLING STOCKHOLDERS

     The following table provides certain information with respect to shares saleable by Selling Shareholders:

Selling Shareholder. . . .  Shares for Sale  Percent Before   Percent After
--------------------------  ---------------
                                                       Sale            Sale
                                                       ----            ----
SolInvest Group, Ltd.
Conversion of Debenture. .        1,527,778
Note Interest. . . . . . .           38,194
                            ---------------

Total. . . . . . . . . . .        1,565,972             7.2%            5.4%

MultiAsian Venture Limited
Conversion of Debenture. .        1,527,778
Note Interest. . . . . . .           38,194
                            ---------------

Total. . . . . . . . . . .        1,565,972             7.2%            5.4%

Shares Offered by SolInvest Group, Ltd and MultiAsian Venture Limited

     Convertible  Debentures
     -----------------------

     SolInvest Group, Ltd. and MultiAsian Venture Limited purchased $275,000 each of 10% Convertible Debentures through NetStrat, which are now convertible at $0.18 per share into shares of Go Online. Each of SolInvest and MultiAsian are offering up to 1,527,778 shares of Go Online Common Stock which they can obtain by converting these convertible debentures.

     The Debentures require an interest payment of 108% per annum on the face amount, which we may pay in cash or in free trading common stock. We are consequently also registering 38,194 shares of common stock for each of SolInvest and MultiAsian whichwe may use to pay the interest payments on the Debentures through December 31, 2000 before they are converted.

     This prospectus/information statement relates to the potential sale by the Selling Securityholders of the securities described above. The securities offered by this prospectus/information statement by the selling stockholders may be offered from time to time by the Selling Stockholders named below or their nominees, and this prospectus/information statement will be required to be delivered by persons who may be deemed to be underwriters in connection with the offer or sale of such securities. No Selling Stockholder has had any position, office or other material relationship with Go Online since its inception.

                       PLAN  OF  DISTRIBUTION

     All securities referenced above under "Selling Stockholders" will be offered by the Selling Stockholders from time to time on the over-the-counter bulletin board, in privately negotiated sales or on other markets. The Company believes that virtually all of such sales will occur on the over-the-counter bulletin board in transactions at prevailing market rates. Any securities sold in brokerage transactions will involve customary brokers' commissions. No underwriters will participate in any such sales on behalf of the Selling Stockholders.

     In accordance with Regulation M under the Exchange Act, neither we nor the selling securityholders may bid for, purchase or attempt to induce any person to bid for or purchase any of our common stock while we or they are selling stock in this offering. Neither we nor any of the selling securityholders intends to engage in any passive market making or undertake any stabilizing activity for our common stock. None of the selling securityholders will engage in any short selling of our securities.

                                  LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for the Company by Cutler Law Group, Newport Beach, California. Cutler Law Group PC, a California corporation which does business as Cutler Law Group, is presently the beneficial owner of an aggregate of 3,360,000 shares of Go Online's common stock.

                                    EXPERTS

     The financial statements of Go Online as of December 31, 2000 and 1999, included in this prospectus/information statement have been so included in reliance on the report of Miller & McCollom, certified public accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of NetStrat for the period from inception on July 22, 1999 through December 31, 1999, and for the fiscal year ended December 31, 2000, included in this prospectus/information statement have been so included in reliance on the report of Miller & McCollom, certified public accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Amer for the period from inception on July 22, 1999 through December 31, 1999, and for the fiscal year ended December 31, 2000, included in this prospectus/information statement have been so included in reliance on the report of Miller & McCollom, certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

     Go Online has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to Go Online's common stock to be issued to NetStrat and Amer shareholders in the Mergers. This prospectus/information statement constitutes the prospectus of Go Online filed as part of the registration statement. This prospectus/information statement does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at (800) SEC-0330. The SEC maintains a Website that contains reports, proxy statements and other information regarding each of us. The address of the SEC Website is http://www.sec.gov. If you have any questions
                                  -------------------
about  the  reorganization,  please  call  Go  Online  at  (714)  736-9488.

THIS PROSPECTUS/INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS/ INFORMATION STATEMENT IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE
DELIVERY OF THIS PROSPECTUS/INFORMATION STATEMENT NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROSPECTUS/INFORMATION STATEMENT SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED INTO THIS PROSPECTUS/INFORMATION STATEMENT BY REFERENCE OR IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS/INFORMATION STATEMENT.

         DISCLOSURE  OF  COMMISSION  POSITION  ON  INDEMNIFICATION
                 FOR  SECURITIES  ACT  LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Go Online pursuant to the foregoing provisions or otherwise, Go Online has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such act, and is therefore unenforceable.

                         GO  ONLINE  NETWORKS  CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES

                        CONSOLIDATED  FINANCIAL  STATEMENTS
                                      WITH
              REPORTS  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS


                           Go Online March 31, 2001

     Review Report  of  Independent  Certified  Public Accountants        F-2

     Consolidated  Balance  Sheets  (unaudited)                      F-3 and F-4

     Consolidated  Statements  of  Operations  (unaudited)                F-5

     Consolidated  Statements  of  Cash  Flows  (unaudited)               F-6

     Condensed  Notes  to  Consolidated  Financial  Statements            F-7

                      Go Online December 31, 1999 and 2000

     Report  of  Independent  Certified  Public Accountants               F-10

     Consolidated  Balance  Sheets                                        F-11

     Consolidated  Statements  of  Operations                             F12

     Consolidated  Statement  of  Changes  in
     Stockholders'  (Deficit)                                      F-13 and F-14

     Consolidated  Statements  of  Cash  Flows                            F-15

     Notes  to  Consolidated  Financial  Statements                       F-16

               NetStrat December 31, 2000 and 1999 and March 31, 2001

     Report  of  Independent  Certified  Public Accountants               F-25

     Balance  Sheets                                                      F-26

     Statements  of  Operations                                           F-27

     Statement of Changes in Stockholders' Equity                         F-28

     Statements  of  Cash  Flows                                          F-29

     Notes  to  Financial  Statements                                     F-30

               Amer December 31, 2000 and 1999 and March 31, 2001

     Report  of  Independent  Certified  Public Accountants               F-33

     Balance  Sheets                                                      F-34

     Statements  of  Operations                                           F-35

     Statement of Changes in Stockholders' Equity                         F-36

     Statements  of  Cash  Flows                                          F-37

     Notes  to  Financial  Statements                                     F-38

            REVIEW REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The  Board  of  Directors
Go  Online  Networks  Corporation
Buena  Park,  California  90621

We have reviewed the accompanying consolidated balance sheet of Go Online Networks Corporation as of March 31, 2001, and the related consolidated statements of income and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Go Online Networks Corporation.

A review of interim financial statements consists principally of inquiries of Company personnel responsible for financial matters and analytical procedures applied to financial data. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


/s/  Miller  and  McCollom

MILLER  AND  MCCOLLOM
Certified  Public  Accountants
7400  West  14th  Avenue,  Suite  10
Lakewood,  CO  80215
MAY  5,  2001

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2001
                                   (UNAUDITED)

                                     ASSETS




Current assets:
 Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   18,732
Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . .     157,699
Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     407,095
 Other current assets. . . . . . . . . . . . . . . . . . . . . . .       5,824
 Total current assets. . . . . . . . . . . . . . . . . . . . . . .     589,350
                                                                    ----------

Designs and trademarks, net of accumulated amortization of $50,000           -
Security deposits and other assets . . . . . . . . . . . . . . . .      22,485
Goodwill, net of amortization of $114,036. . . . . . . . . . . . .     907,404
Equipment, net of accumulated depreciation of $872,989 . . . . . .     585,197

   Total assets. . . . . . . . . . . . . . . . . . . . . . . . . .  $2,104,436

      The accompanying condensed notes are an integral part of the financial statements.

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 2001
                                   (UNAUDITED)


                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

Current liabilities:
 Accounts payable and accrued expenses. . . . . . . . . . . . . .  $  1,177,922
 Notes payable and accrued interest . . . . . . . . . . . . . . .       145,437
 Accrued lease obligations. . . . . . . . . . . . . . . . . . . .        29,295
 Advance from and accrued expenses to officer . . . . . . . . . .       357,394
Advances payable. . . . . . . . . . . . . . . . . . . . . . . . .       950,000
 Series A, 8% convertible note payable. . . . . . . . . . . . . .     1,091,200
 Total current liabilities. . . . . . . . . . . . . . . . . . . .     3,751,248
                                                                   -------------

Convertible debentures  and notes payable (Note 5). . . . . . . .       925,000
 Total liabilities. . . . . . . . . . . . . . . . . . . . . . . .     4,676,248
                                                                   -------------

Commitments and contingencies (Notes 1, and 2). . . . . . . . . .             -

Stockholders' (deficit):
 Series A Convertible Preferred Stock, $0.001 par value,
 10,000,000 shares authorized, 663,333 outstanding. . . . . . . .           663
 Series B Convertible Preferred Stock, $100 par value,
 2000 shares authorized, 2000 outstanding . . . . . . . . . . . .       200,000
 Common stock, $0.001 par value, 200,0000,000 shares authorized,
 92,106,273 shares issued and outstanding . . . . . . . . . . . .        92,106

 Outstanding common stock warrants. . . . . . . . . . . . . . . .        30,000
 Paid in capital. . . . . . . . . . . . . . . . . . . . . . . . .    10,124,755
 Accumulated (deficit). . . . . . . . . . . . . . . . . . . . . .   (13,019,336)
 Total stockholders' (deficit). . . . . . . . . . . . . . . . . .    (2,571,812)
                                                                   -------------

   Total liabilities and stockholders' (deficit). . . . . . . . .  $  2,104,436

      The accompanying condensed notes are an integral part of the financial statements.

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                 Three Months       Three Months
                                                 Ended March 31,    Ended March 31,
                                                             2001               2000
                                                 -----------------  -----------------

Revenue
 Sales and other revenue. . . . . . . . . . . .  $        825,912   $        109,222
 Less:  cost of sales . . . . . . . . . . . . .           827,131              8,791
                                                           (1,219)           100,431
                                                 -----------------  -----------------
Expenses:
 Amortization and depreciation. . . . . . . . .           110,892             50,255
 Rent . . . . . . . . . . . . . . . . . . . . .            33,044              8,415
 Legal and professional fees. . . . . . . . . .           160,760            143,664
 Contract services, salaries and payroll taxes.           307,115            203,436
 Other. . . . . . . . . . . . . . . . . . . . .           133,613            150,516

Total operating expenses. . . . . . . . . . . .           745,424            556,286

Net (loss) before other income (expense). . . .          (746,643)          (445,855)

Other income (expense):
 Acquisition expense for public reporting . . .                 -           (450,000)
 Consulting services for corporate acquisition.                 -           (120,000)
 Loan costs net of discounts. . . . . . . . . .                 -            (11,538)
 Interest expense . . . . . . . . . . . . . . .           (61,372)           (19,599)
 Loss on sale of asset. . . . . . . . . . . . .            (2,005)                 -

Net (loss). . . . . . . . . . . . . . . . . . .  $       (810,020)        (1,056,992)

(Loss) per common share . . . . . . . . . . . .  $           (.01)  $           (.01)

Weighted average
 Shares outstanding . . . . . . . . . . . . . .        89,183,308         55,412,378

      The accompanying condensed notes are an integral part of the financial statements.

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                    Three Months       Three Months
                                                    Ended March 31,    Ended March 31,
                                                                2001               2000
                                                    -----------------  -----------------

Operating activities:
 Net (loss). . . . . . . . . . . . . . . . . . . .  $       (810,020)  $     (1,056,992)
 Adjustments to reconcile net (loss) to
 net cash (used in) operating activities:
 Amortization and depreciation . . . . . . . . . .           110,892              50255
 Increase (decrease) in accounts payable
 and accrued expenses. . . . . . . . . . . . . . .           373,492            (76,492)
 Increase (decrease) in unearned revenue . . . . .                 -            (60,000)
 Discount on debenture . . . . . . . . . . . . . .                 -             38,462
 (Increase) in accounts receivable . . . . . . . .           (96,458)           (20,366)
 (Increase) in inventory . . . . . . . . . . . . .          (279,134)                 -
 Common stock issued for expenses charged. . . . .           294,047            702,500
 Other . . . . . . . . . . . . . . . . . . . . . .             1,546             38,552

Net cash (used in) operating activities. . . . . .          (405,635)          (384,081)

Investing activities:
 Investments in equipment. . . . . . . . . . . . .             6,035           (151,694)
Net cash (used in) investing activities. . . . . .             6,035           (151,694)
                                                    -----------------  -----------------

Financing activities:
 Proceeds from loan
 Repayment of convertible debentures and advances.           375,000           (538,462)
 Common stock issued . . . . . . . . . . . . . . .                 -            250,000
 Proceeds from convertible debentures. . . . . . .                 -          1,000,000

Net cash provided by financing activities. . . . .           375,000            711,538

Increase (decrease) in cash. . . . . . . . . . . .           (24,600)           175,763

Cash at beginning of period. . . . . . . . . . . .            43,332             25,921

Cash at end of period. . . . . . . . . . . . . . .  $         18,732   $        201,684

      The accompanying condensed notes are an integral part of the financial statements.

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE  1  -  MANAGEMENT'S  STATEMENT

The consolidated financial statements included herein have been prepared by Go Online Networks Corporation, (Company) without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted as allowed by such rules and regulations, and Go Online Networks Corporation believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the December 31, 2000 audited consolidated financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these financial statements are reasonable, the accuracy of the amounts are in some respect's dependent upon the facts that will exist, and procedures that will be accomplished by Go Online Networks Corporation later in the year.

The management of Go Online Networks Corporation believes that the accompanying unaudited financial statements contain all adjustments (including normal recurring adjustments) necessary to present fairly the operations and cash flows for the periods presented.

NOTE  2  -  BUSINESS  OF  THE  COMPANY  AND  BASIS  OF  PRESENTATION

The Company currently operates in two segments: computer refurbishing and services and internet activities. See Note 4 for the Company's segment disclosures. During the quarter ended March 31, 2001, the Company discontinued a portion of the internet activities relating to an internet website which offered a variety of products and services.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained operating losses since its inception and has a net capital deficiency. Management's plan to continue in operation is to continue to attempt to raise additional debt or equity capital until such time the Company is able to generate sufficient operating revenue.

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE  2  -  BUSINESS  OF  THE  COMPANY  AND  BASIS  OF  PRESENTATION (CONTINUED)

In view of these matters, realization of certain of the assets in the accompanying financial statements is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going concern.

NOTE  3  -  ISSUANCE  OF  COMMON  STOCK

During the three months ended March 31, 2001, the Company issued 5,845,930 shares of its common stock for services, including 960,000 shares to the Company's president for six months accrued salary.

NOTE  4  -  SEGMENT  REPORTING

Commencing in 2000, the Company has two reportable segments: computer refurbishing and services and computer internet activities. The computer refurbishing and services segment commenced on September 1, 2000, resulting from the subsidiary acquisition of Digital West Marketing, Inc. The following represents significant items of segment information as of March 31, 2001:

                     Computer refurbishing    Internet      All
                     and services             activities    others    Total
                     -----------------------  ------------  --------  -----------

Revenue . . . . . .  $              800,470   $    25,442         -   $  825,012
Amortization
  and depreciation.                  30,211        50,038    30,643      110,892
Segment (loss). . .                (232,224)     (483,776)  (94,020)    (810,020)
Segment assets. . .                 783,242       413,791   907,403    2,104,436

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
              CONDENSED NOTES TO CONSOLODATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

NOTE  5  -CONVERTIBLE  PROMISSORY  NOTE

On January 12, 2001, the Company issued a convertible promissory note due January 12, 2003. Interest is payable on the note at the rate of ten percent per annum, with quarterly installments in arrears with the first payment payable March 31, and each quarter thereafter until paid. Interest is payable in cash or in common stock at the holder's option and shall commence on January 12, 2001 and continue until the outstanding principal amount has been paid or duly provided for. The note is exchangeable in denominations of not less than $50,000 amounts at such times as requested by the holder. The conversion price for each share of common stock shall be $0.045 per share.

NOTE  6  -  SUBSEQUENT  EVENT

On May 3, 2001, the Company issued $500,000, eight percent convertible debentures due May 3, 2003. The debentures are convertible at the lower of eighty percent of the average of the ten lowest closing prices for the Company's common stock for the thirty trading days prior to the closing date of the issuance of the debentures (which was $0.0439 per share) or eighty percent of the average of the ten lowest closing bid prices for the Company's common stock for the sixty trading days prior to the conversion dated. Any individual holder of the convertible debentures cannot convert if the conversion would result in their holding more than 4.99 percent of the Company's issued and outstanding common stock. The convertible note is secured by all of the internet kiosks owned and hereafter acquired and by 2,000,000 shares of the Company's common stock owned by the Company's president.

In addition to the convertible debenture, the Company issued the holder a warrant to purchase 1,000,000 shares of common stock at 110 percent of the average of the three lowest closing bid prices of the ten closing bid prices of the Company's common stock, prior to closing on May 3, 2001. The warrant exercise is $0.06196 per share and are exercisable until May 3, 2006.

The Company is required to pay a $750 escrow fee, legal fees or $8,000 and a fee equal to ten percent of the purchase price to a Fund Manager of the Fund buying the debenture.

                               MILLER AND MCCOLLOM
                          CERTIFIED PUBLIC ACCOUNTANTS


                         INDEPENDENT ACCOUNTANTS' REPORT

Board  of  Directors
Go  Online  Networks,  Inc.

     We have audited the accompanying balance sheets of Go Online Networks, Inc. as of December 31, 2000 and December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2000 and December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the account principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Go Online Networks, Inc. as of December 31, 2000 and December 31, 1999 and the results of its operations, stockholders' equity, and its cash flows for the years ended December 31, 2000 and December 31, 1999, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As described in Note 1, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubts about its ability to continue as a going concern. Management's plan to continue in operations is contained in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



MILLER  AND  MCCOLLOM
Lakewood,  Colorado
March  15,  2001

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                                  BALANCE SHEET

ASSETS
                                                                                   December 31,
                                                                                  --------------
                                                                                   2000          1999
                                                                          --------------  ------------

Current assets
 Cash and cash items . . . . . . . . . . . . . . . . . . . . . . . . . .  $      43,332   $    25,921
 Accounts receivable, net of allowances for doubtful accounts of $1,703.         61,241             -
 Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        127,961             -
 Prepaid expenses and other current items. . . . . . . . . . . . . . . .          7,370        18,503
 Accounts receivable-Retronics, Inc. (Note 7). . . . . . . . . . . . . .              -             -

   Total current assets. . . . . . . . . . . . . . . . . . . . . . . . .        239,904        44,424

Designs and trademarks - net of accumulated amortization
 of $30,536 in 2000, and $29,164 in 1999 . . . . . . . . . . . . . . . .         19,464        20,833
Property and equipment, net of accumulated depreciation of
 $814,253 in 2000 and $96,569 in 1999. . . . . . . . . . . . . . . . . .        652,017       758,812
Other assets - deposits. . . . . . . . . . . . . . . . . . . . . . . . .         22,485         5,282
Goodwill - net of amortization of $83,393. . . . . . . . . . . . . . . .        938,047             -

   Total assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   1,871,917   $   829,351

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
 Accounts payable and accrued expenses . . . . . . . . . . . . . . . . .  $     788,975   $   505,399
 Notes payable and accrued interest (Note 9) . . . . . . . . . . . . . .        143,643       136,467
 Advances from and accrued expenses due to officer (Note 2). . . . . . .        388,144       492,687
 Accrued lease obligations . . . . . . . . . . . . . . . . . . . . . . .         35,794             -
 Series A Convertible Notes (Note 11). . . . . . . . . . . . . . . . . .      1,071,200             -
 Unearned revenue. . . . . . . . . . . . . . . . . . . . . . . . . . . .              -       120,000
 Advances payable (Note 17). . . . . . . . . . . . . . . . . . . . . . .        950,000             -

   Total current liabilities . . . . . . . . . . . . . . . . . . . . . .      3,377,756     1,254,553

Convertible debentures (Note 11) . . . . . . . . . . . . . . . . . . . .        550,000       538,462

   Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .      3,927,756     1,793,015

Commitments and contingencies (Note 1, 2, 6, 7, 10 and 13)

Stockholders' equity (deficit):  (Notes 1 and 3)
 Series A Convertible Preferred Stock, $0.001 par value,
 10,000,000 shares authorized, 663,333 outstanding in
 2000 and 499,333 outstanding in 1999. . . . . . . . . . . . . . . . . .            663           499
 Series B Convertible Preferred Stock, $100 par value,
 2,000 shares authorized, 2,000 shares issued and
 outstanding at December 31, 2000. . . . . . . . . . . . . . . . . . . .        200,000             -
 Common stock $0.001 par value, 200,000,000 shares authorized,
 86,260,343 and 75,181,843 shares issued at December 31, 2000, and 1999.         86,260        75,182
 Outstanding common stock warrants (Note ) . . . . . . . . . . . . . . .         30,000             -
 Paid in capital . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9,836,554     7,771,891
 Retained earnings (deficit) . . . . . . . . . . . . . . . . . . . . . .    (12,209,316)   (8,811,236)

   Total stockholders' equity (deficit). . . . . . . . . . . . . . . . .     (2,055,839)     (963,664)

     Total liabilities and stockholders' equity (deficit). . . . . . . .  $   1,871,917   $   829,351



         The accompanying notes are an integral part of these statements

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          Year Ended December 31,
                                                         -------------------------
                                                                      2000          1999
                                                  -------------------------  ------------

Sales and other revenues
  Less:  cost of goods sold. . . . . . . . . . .  $              1,281,781   $    89,749
  Gross profit . . . . . . . . . . . . . . . . .                 1,264,698             -
                                                                    17,083        89,749
                                                  -------------------------  ------------
Expenses:
  Amortization and depreciation. . . . . . . . .                   290,781        80,660
  Rent . . . . . . . . . . . . . . . . . . . . .                   100,200        44,237
  Legal and professional fees. . . . . . . . . .                   469,994       433,564
  Contract services, salaries and payroll taxes.                 1,207,096       370,215
  Impairment of long-lived assets (Note 8) . . .                   311,493             -
  Website development. . . . . . . . . . . . . .                         -       180,000
  Provision for valuation allowance (Note 7) . .                   133,583             -
  Other. . . . . . . . . . . . . . . . . . . . .                   403,178       670,410
  Total expenses . . . . . . . . . . . . . . . .                 2,916,325     1,779,086
                                                  -------------------------  ------------

Net profit (loss) from operations. . . . . . . .                (2,899,242)   (1,689,337)

Other income and expense:
  Litigation settlement. . . . . . . . . . . . .                   (23,000)      100,000
  Interest income. . . . . . . . . . . . . . . .                         4             -
  Interest expense . . . . . . . . . . . . . . .                  (165,122)      (40,509)
  Option buyback . . . . . . . . . . . . . . . .                         -      (625,000)
  Discount on convertible notes. . . . . . . . .                         -      (188,462)
  Expense for public reporting . . . . . . . . .                  (450,000)            -
  Gain on sale of Auctionomics, Inc. . . . . . .                   139,280             -

Net (loss) . . . . . . . . . . . . . . . . . . .  $             (3,398,080)  $(2,443,308)

Net (loss) per common share. . . . . . . . . . .  $                   (.04)  $      (.03)
Weighted number of shares outstanding. . . . . .                83,621,312    70,502,913
                                                  =========================  ============



         The accompanying notes are an integral part of these statements

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)




                                                  Series A                  Series B
                                                  Convertible               Convertible
                                                  Preferred                 Preferred
                                                  Stock                     Stock                 Common Stock
                                                  ------------              -------------         ------------
                                           Shares        Amount         Shares        Amount    Shares       Amount
                                           ------------  -------------  ------------  --------  -----------  --------

Balance at December 31, 1998. . . . . . .      638,333   $        638              -  $      -  54,450,028   $54,450
Common stock issued . . . . . . . . . . .            -              -              -         -  20,592,815    20,593
Preferred stock converted . . . . . . . .     (139,000)          (139)             -         -     139,000       139
Loss for the year ended December 31, 1999            -              -              -         -           -         -

Balance at December 31, 1999. . . . . . .      499,333            499              -         -  75,181,843    75,182

Common stock issued for the
  acquisition of Westlake Capital
  Corporation and related services. . . .            -              -              -         -   4,275,000     4,275
Shares issued for cash. . . . . . . . . .            -              -              -         -   2,500,000     2,500
Shares issued for consulting services . .      150,000            150              -         -   1,735,000     1,735
Shares issued to company officer
  in lieu of salary . . . . . . . . . . .            -              -              -         -   2,740,000     2,740
Shares issued to settle lawsuit . . . . .       30,000             30              -         -           -         -
Shares returned in connection with
  sale of Auctionomics, Inc.. . . . . . .            -              -              -         -    (937,500)     (938)
Sale of warrants. . . . . . . . . . . . .            -              -              -         -           -         -
Preferred stock converted . . . . . . . .      (16,000)           (16)             -         -      16,000        16
Shares issued for the acquisition
  of Digital West . . . . . . . . . . . .            -              -          2,000   200,000     750,000       750
Loss for the year ended December 31, 1999

Balance December 31, 2000 . . . . . . . .      663,333   $        663          2,000  $200,000  86,260,343   $86,260



         The accompanying notes are an integral part of these statements

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)




                                                                                               Total
                                                 Common                                        Stockholders'
                                                 Stock               Paid-in                   Equity
                                                 Warrants            Capital         Deficit   (Deficit)
                                                 --------            --------        -------   -------------
                                           Shares    Amount
                                           --------

Balance at December 31, 1998. . . . . . .         -  $            -  $5,947,748  $ (6,367,928)  $  (365,092)
Common stock issued . . . . . . . . . . .         -               -   1,824,143             -     1,844,736
Preferred stock converted . . . . . . . .         -               -           -             -             -
Loss for the year ended December 31, 1999         -               -           -    (2,443,308)   (2,443,308)

Balance at December 31, 1999. . . . . . .         -               -   7,771,891    (8,811,236)     (963,664)

Common stock issued for the
  acquisition of Westlake Capital
  Corporation and related services. . . .         -               -     698,225             -       702,500
Shares issued for cash. . . . . . . . . .         -               -     247,500             -       250,000
Shares issued for consulting services . .         -               -     614,620             -       616,505
Shares issued to company officer
  in lieu of salary . . . . . . . . . . .         -               -     298,660             -       301,400
Shares issued to settle lawsuit . . . . .         -               -      10,470             -        10,500
Shares returned in connection with
  sale of Auctionomics, Inc.. . . . . . .         -               -         938             -             -
Sale of warrants. . . . . . . . . . . . .   750,000          30,000           -             -        30,000
Preferred stock converted . . . . . . . .         -               -           -             -             -
Shares issued for the acquisition
  of Digital West . . . . . . . . . . . .         -               -     194,250             -       395,000
Loss for the year ended December 31, 1999         -               -           -    (3,398,080)   (3,398,080)

Balance December 31, 2000 . . . . . . . .   750,000  $       30,000  $9,836,554  $(12,209,316)  $(2,055,839)
                                           ========  ==============  ==========  =============  ============


         The accompanying notes are an integral part of these statements

                         GO ONLINE NETWORKS CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000, AND 1999

                                                            2000          1999
                                                     ------------  ------------

Operating activities:
  Net loss. . . . . . . . . . . . . . . . . . . . .  $(3,398,080)  $(2,443,308)
  Adjustments to reconcile net (loss) to
  net cash provided by (used in) operations
  Depreciation and amortization . . . . . . . . . .      719,056        80,660
  Provision for doubtful accounts . . . . . . . . .        1,703             -
  (Increase) in accounts receivable . . . . . . . .      (62,944)            -
  (Increase) in inventory . . . . . . . . . . . . .     (127,961)            -
  Decrease in prepayments . . . . . . . . . . . . .       11,133             -
  Increase in accounts payable. . . . . . . . . . .      200,588       439,358
  Increase in notes payable . . . . . . . . . . . .       90,164             -
  (Decrease) in advances payable. . . . . . . . . .     (104,543)            -
  Increase in accrued lease obligation. . . . . . .       35,794             -
  (Decrease) in unearned revenue. . . . . . . . . .     (120,000)      120,000
  Increase in current portion of debentures payable      275,000             -
  Discount on debenture . . . . . . . . . . . . . .            -       188,462
  Common stock issued for expense . . . . . . . . .      916,202             -
  Option buy back . . . . . . . . . . . . . . . . .            -       625,000
  Other . . . . . . . . . . . . . . . . . . . . . .            -       346,413

Net cash (used in) operating activities . . . . . .   (1,563,888)     (643,415)

Investing activities:
  Investment in designs, trademarks and equipment .     (610,892)     (855,381)
  (Increase) in escrow account. . . . . . . . . . .            -      (265,767)
  Decrease in escrow account. . . . . . . . . . . .            -       265,767
  Investment in goodwill and other assets . . . . .     (955,250)      (50,000)

Net cash (used in) investing activities . . . . . .   (1,566,142)     (905,381)

Financing activities:
  Proceeds from loan. . . . . . . . . . . . . . . .      950,000             -
  Repayment of convertible debentures and loans . .     (538,462)            -
  Proceeds from notes and advances payable. . . . .      925,303       532,710
  Proceeds from convertible debentures. . . . . . .    1,525,000             -
  Preferred stock converted . . . . . . . . . . . .        5,600             -
  Common stock issued for cash. . . . . . . . . . .      250,000     1,039,736
  Sale of warrants. . . . . . . . . . . . . . . . .       30,000             -

Net cash provided by financing activities . . . . .    3,147,441     1,572,446

Increase in cash. . . . . . . . . . . . . . . . . .       17,411        23,650

Cash, beginning of year . . . . . . . . . . . . . .       25,921         2,271

Cash, end of year . . . . . . . . . . . . . . . . .  $    43,332   $    25,921

Non-cash financing activities:
  Conversion of preferred stock to common stock . .           16             -


         The accompanying notes are an integral part of these statements

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  1     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

ORGANIZATION  AND  PRINCIPLES  OF  CONSOLIDATION

The consolidated financial statements of Go Online Networks Corporation (the "Company") (formerly Jones Naughton Entertainment, Inc.) and consolidated subsidiaries include the accounts of Go Online Networks Corporation, incorporated in Colorado on October 20, 1987, and reincorporated in Delaware effective September 14, 1999, and its subsidiaries AMS Acquisition Corp. (AMS), incorporated in Nevada on June 2, 1998; and Digital West Marketing, Inc., (Digital) which was acquired by the Company on August 31, 2000 (See Note 2). The Company's investment in Auctionomics, Inc. that was incorporated on June 8, 1999, was sold during May 2000. AMS and Auctionomics were 75% owned subsidiaries of Go Online Networks Corporation. Jones Naughton Entertainment, Inc. changed its name to Go Online Networks Corporation on September 8, 1999. The Company is in the information technology business and the computer and related product refurbishing businesses. All inter-company accounts have been eliminated in the consolidation. The Company has selected December 31 as its year end.

By agreement on January 20, 2000, the Company issued common stock to acquire Westlake Capital Corp. (Westlake) for the purpose of facilitating the Company becoming a reporting company with the Securities and Exchange Commission. No assets were acquired as part of the transaction. The acquisition of Westlake was accounted for as a purchase and as a "reverse acquisition."

USE  OF  ESTIMATES  IN  THE  PREPARATION  OF  FINANCIAL  STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

BASIS  OF  PRESENTATION  -  GOING  CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained operating losses since its inception and has a net capital deficiency. Management's plan to continue in operations is to raise additional debt or equity capital until such time the Company is able to generate sufficient operating revenue.

In view of these matters, realization of certain of the assets in the accompanying financial statements is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financial requirements, raise additional capital, and the success of its future operations. Management believes that its ability to raise additional capital provides the opportunity for the Company to continue as a going concern.

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  1     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

PER  SHARE  INFORMATION
The per share information is computed based upon the weighted average number of shares outstanding.

EQUIPMENT

The Company carries its investment in equipment, principally consisting of office equipment, computer access kiosks installed at customer locations, and computer refurbishing equipment, at cost net of accumulated depreciation. Depreciation is provided over a period of five to ten years on a straight-line basis. See Note 7- for an explanation of an impairment in connection with long lived assets.

GEOGRAPHIC  AREA  OF  OPERATIONS

The Company's customers and vendors are principally in the U.S.A. and with a significant concentration in California. Since the Company's business is principally in computer related activities, this concentration of operations results in an inherent risk and uncertainty.

INTANGIBLE  ASSETS

Intangible assets consisting of designs and trademarks are reviewed, at least quarterly, to determine if there is any impairment in its carrying values. As of December 31, 2000, the Company believes that there is no impairment in the value of its intangible assets.

STOCK  ISSUED  FOR  SERVICES  AND  STOCK  OPTIONS  GRANTED  FOR  SERVICES

The Company has issued stock and granted stock options to certain individuals and companies for services. The market value of the shares issued was recorded as an expense in the accompanying financial statements. All options granted were at market value or higher at the time of the grant. No compensation was recorded for the options granted since any compensatory amounts would be immaterial since the options were granted at prices greater than equal to market.

UNEARNED  INCOME

The Company had unearned income as of December 31, 1999 of $120,000 which became fully earned during the year ending December 31, 2000.

INCOME  TAXES

The Company, as of December 31, 2000, had approximately $10,750,000 of net operating loss carryovers that expire in years through 2020. A change in ownership of more than 50% of the Company may result in the inability of the company to utilize the carryovers. As of December 31, 2000, the Company had deferred tax assets of approximately $3,225,000 related to the net operating loss carryovers. A valuation allowance has been provided for the total amount since the amounts, if any, of future revenues necessary to be able to utilize the carryovers, are uncertain.

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  1     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

PREFERRED  STOCK

The Company has outstanding 833,333 shares of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into one share of Common Stock at the option of the holder. The Series A Preferred Stock votes on equal per share basis with the Common Stock, and is eligible to receive equivalent dividends to the shares of Common Stock. In the event of a liquidation of the Company, the Series A Preferred Stock has a liquidation preference of the number of shares plus 8% from the time of issuance.

The  Company  has  outstanding  20,000  shares of Series B $100 Principal Amount
Preferred  Stock.       Upon  the event that Digital reports positive net income
for one calendar quarter, the Series B shareholder will become entitled to receive dividends on the same per share basis as holders of Common Stock, have all voting rights and liquidation rights as a share of Common Stock, and the right to convert to Common Stock at a conversion price determined by an average closing price of the Common Stock for a period preceding conversion date.

GOODWILL

The Company recorded goodwill in connection with the acquisition of Digital. See Note 6.

NOTE  2  -  ADVANCES  AND  ACCRUED  EXPENSES  -  RELATED  PARTY

The Company's chief executive officer has loaned various amounts to the Company, and the officer has unpaid compensation due him. The balances, as of December 31, 1999, were $240,202 representing loans and $252,485 of unpaid compensation. The amounts, as of December 31, 2000, were $307,144 in loans and $48,000 in unpaid compensation.

On June 26, 2000, the Company issued 2,740,000 shares of its common stock valued at approximately $.11 per share totaling $301,485 that represented his unpaid compensation through June 30, 2000.

As described in Note 12, the Company received cash in connection with loans payable amounting to $250,000. The loans were guaranteed by the Company's chief executive officer pledging 1,500,000 shares of the Company's common stock that was given up by the officer under a voluntary foreclosure.

NOTE  3  -  ISSUANCE  OF  COMMON  STOCK

For the year ending December 31, 1999, the Company issued 20,731,815 shares of its common stock, including 139,000 shares resulting from a conversion of Series A Convertible Preferred Stock.

In connection with the acquisition of Westlake described in Note 1, the Company issued 3,000,000 shares to the shareholders of Westlake. An additional 1,275,000 shares were issued as payment of legal and consulting services in connection with acquisition.

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  3  -  ISSUANCE  OF  COMMON  STOCK  (CONTINUED)

Additional shares were issued during the year ending December 31, 2000, including 2,500,000 shares sold for cash, 1,735,000 shares issued for legal and consulting services, 2,740,000 shares were issued to the Company's chief executive officer as described in Note 2, 16,000 shares were issued by conversion of 16,000 shares of the Company's Series A Convertible Preferred Stock and 750,000 shares were issued in the acquisition of Digital described in
Note 6. The Company had 937,500 shares of its common stock returned to it in connection with the sale of its interest in Auctionomics, Inc. as described in
Note  12.

NOTE  4  -  ISSUANCE  OF  SERIES  A  PREFERRED  STOCK

During the year the Company issued 150,000 shares of its Series A Preferred Stock to a group of individuals for consulting services. The Company issued 30,000 shares of its stock in connection with a settlement of an outstanding lawsuit as described in Note 5.

NOTE  5  -  SETTLEMENT  OF  LAWSUIT

The Company entered into a settlement agreement on an outstanding lawsuit for which it agreed to pay a sum of $12,500 in cash and issued 30,000 of Series A Preferred Stock described in Note 4.

NOTE  6  -  ACQUISITION  OF  DIGITAL  WEST  MARKETING,  INC.

On August 31, 2000, the Company acquired all of the outstanding stock of Digital. The acquisition, for accounting purposes, was treated as a purchase. In consideration for acquiring the stock, the Company paid $825,000 and these monies were utilized to pay prior indebtedness, accounts payable, and accrued expenses. In addition, the Company issued 750,000 restricted shares of its common stock, a warrant to purchase an aggregate of 750,000 shares of the Company's common stock for a period of two years at $.022 per share. The restricted common stock issued was recorded at 90% of the Company's direct market value as of the date of issuance. The Company also issued 2,000 shares of its newly authorized Series B. $100 Principal Amount Preferred Stock.
Subsequent to the acquisition date, the parties modified the agreement to account for items including cash, inventory, and accounts payable assumed to reflect a corrected interpretation of their agreement.

The Company accounted for the acquisition of the common stock of Digital as a purchase. The detailed accounting for the assets and liabilities included by the acquisition reflecting Goodwill, as modified, as described in the preceding paragraph, and is as follows:

Inventory                                   $  155,578
Prepaid  expenses                               15,435
Deposits                                        33,493
Office  furniture                               58,775
Office  equipment                               34,177
Computer  equipment                             55,699
Lab  furniture  &  fixtures                      6.903
Warehouse  equipment                             26,19

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  6  -  ACQUISITION  OF  DIGITAL  WEST  MARKETING,  INC.  (CONTINUED)

Machinery  &  equipment                         15,441
Lab  equipment                                 256,294
Accumulated  depreciation                    (200,088)
Miscellaneous                                    1,044
Goodwill                                     1.021,440
                                           -----------

          Total                             $1.480,385

Less:     Expenses  assumed                   (20,000)
          Lease  obligations  assumed         (43,846)
          Accounts  payable  assumed          (10,961)
                                        --------------

     Total  acquisitions                     (156,539)

The  acquisition  payments  are  as  follows:
     Common  stock  issued                 $   195,000
     Series  B  preferred  stock  issued       200,000
     Warrants  to  buy  common  stock issued    30,000
     Cash  paid                                825,000
                                       ---------------

        Total  acquisition  costs           $1,250,000
                                         =============

The Company recorded goodwill in the acquisition of Digital of $1.021,440 which is being amortized over five years.

NOTE  7  -  ACCOUNTS  RECEIVABLE  -  RETRONICS,  INC.

The Company's subsidiary, Digital, has made sales to a company controlled by Digital's President, which comprises a conflict of interest. Sales to Retronics of $288,632 represent approximately 36% of Digital's total sales of $798,596. A considerable amount of those sales were made at a price less than that charged to other customers. In addition, Retronics, Inc. owes the Company for amounts paid that were properly charged to Retronics, Inc. The accompanying financial statements include a provision for evaluation reserve for the entire account receivable of $133,583.

NOTE  8  -  IMPAIRMENT  OF  LONG-LIVED  ASSETS

In accordance with SFAS 121, the Company has made an assessment that its' investments in internet kiosk machines has been impaired. Consequently, the Company has reduced its value as of December 31, 2000 to an estimated net realizable value. A total of $311,493 has been included as an expense in the accompanying statement of operation for the year ending December 31, 2000.

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  9  -  NOTES  PAYABLE  AND  ACCRUED  INTEREST

The Company had two notes payable outstanding from loans made in 1995 for $49,500 and $52,500 respectively bearing interest at 7% per annum. The lenders have the right to demand payment in full on the notes and failure to pay on demand would increase the interest rate to 18% per annum. The lenders have the right to convert the notes to common stock at a rate of $.125 per share. The balances payable, including interest, at December 31, 2000 are $73,899 and $69,744, respectively.

NOTE  10  -  ISSUANCE  OF  SERIES  2000-A  EIGHT  PERCENT  CONVERTIBLE  NOTES

Effective  January  10,  2000,  the  Company  entered into a Securities Purchase
Agreement whereby the buyer agreed to buy from the Company $1,000,000 of its Series 2000-A Eight Percent (8%) Convertible Notes, maturing January 1, 2002, and payable in quarterly installments in arrears on March 31, June 30, September 30, and December 31, of each year during the term of the Note, with the first such payment to be made March 31, 2000. Accrual of interest may be payable either in cash or Common Stock at the holder's option. If interest is paid in Common Stock, the number of shares to be delivered in payment will be determined by taking the dollar amount of interest being paid divided by the average of the closing bid prices for the Common Stock for the ten trading days prior to the due date of such interest. The Notes are convertible into Common Stock, upon certain Registration, and for prices determined at various dates as defined in the agreement. The purchase price was $500,000 in cash and cancellation of the $538,462 of the convertible debentures outstanding as of December 31, 1999.

The notes are in default and the entire amount of the notes and accrued interest are shown in the accompanying financial statements as a current liability.

NOTE  11  -  CONVERTIBLE  NOTES  PAYABLE

In September and November 2000, the Company sold an aggregate of $550,000 of convertible notes payable with interest at 10%. The notes are convertible into common stock of the Company at the lower of 60% of the average market closing price for the ten days prior to conversion or $.18 per share.

NOTE  12  -  SALE  OF  AUCTIONOMICS,  INC.

Effective June 10, 1999, the Company entered into a stock purchase agreement whereby the Company acquired 75% ownership of Auctionomics, Inc. a Nevada corporation, by issuing common stock of the Company and warrants for the purchase of the Company's common stock. Auctionomics, Inc. did not become an operating company, and during 2000 the Company sold its interest by receiving back certain of its common stock and $140,000 in cash. The Company recorded a gain of $139,280 based upon the cash consideration only.

NOTE  13  -  STOCK  OPTIONS

The following is a schedule of the Company's stock options showing options issued, expired, and outstanding:

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  13  -  STOCK  OPTIONS  (CONTINUED)




DATE OF GRANT . . . . . . . .  NUMBER OF SHARES   OPTION PRICE   EXPIRATION DATE
-----------------------------  -----------------  -------------  -----------------------------
Balance outstanding
   December 31, 1998. . . . .         2,100,000   $  .08 - $.25  Average option price of $.18
                               -----------------  -------------
May 3, 1998 . . . . . . . . .          (500,000)            .07  Exercised Feb. 2, 1999
April 12, 1999. . . . . . . .           150,000             .25  April 11, 2001
April 12, 1999. . . . . . . .         1,000,000             .20  April 11, 2001
August 9, 1999. . . . . . . .           200,000             .32  Expired August 8, 2000
September 15, 1999. . . . . .         1,000,000             .50  December 31, 2000
May 3, 1998 . . . . . . . . .          (500,000)           .175  Expired February 2, 1999
May 3, 1998 . . . . . . . . .          (500,000)            .25  Expired February 2, 1999
July 27, 1998 . . . . . . . .          (500,000)            .25  Expired February 2, 1999
April 1, 1998 . . . . . . . .          (100,000)            .25  Expired November 1, 1999
                               -----------------  -------------

Balance outstanding,
    December 31, 1999                 2,350,000  $   .20 - $.50  Average Option Price of .27
August 9, 1999. . . . . . . .          (200,000)            .32  Expired December 8, 2000
September 15, 1999. . . . . .        (1,000,000)            .50  Expired December 31, 2000
                               -----------------  -------------

Balance outstanding,
    December 31, 2000                 1,150,000  $    .20 - .25  Average Option Price $.21
                                      =============  ==========


In addition to the options included above, the Company has issued options in the acquisition of Digital described in Note 6 and issued the following options to acquire restricted stock of the Company:

A. 31,640 shares exercisable at $.20 per share at any time within one year after the Company's common stock first trades at or above $1.20 per share for thirty consecutive trading days.

B. 31.640 shares exercisable at $.40 per share exercisable at any time within one year after the publicly traded common stock of the Company has traded at $2.00 per share on each trading date for thirty consecutive days.

C. 31,640 shares exercisable at $1.00 per share at any time within one year after the publicly traded common stock of the Company has traded at $2.80 per share for thirty consecutive trading days. Such shares cannot be traded for a period of ninety days after the exercise of this option.

D. 31,640 shares exercisable at $2.00 per share, exercisable at any time within one year after the publicly traded common stock of the Company has traded at $3.50 per share for thirty consecutive trading days. Such shares cannot be traded for a period of sixty days after the exercise of this option.

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999

NOTE  14  -  SEGMENT  REPORTING

Commencing in 2000, the Company has two reportable segments: computer refurbishing and services and computer internet activities. The computer refurbishing and services segment commenced on September
1, 2000, resulting from the acquisition of Digital. The segments accounting policies are the same as those described in the summary of significant accounting policies except that interest expense is not allocated to the individual operating segments when determining segment profit or loss. The Company evaluates performance based upon profit or loss from operations before interest and does not include other non- recurring gains and expenses. The
Company does not have any inter-segment sales. The following represents significant items of segment information:

             Computer  refurbishing        Internet           All
                    and  services          activities       others      Total
                    -------------          ----------       ------      -----

Revenue                  $483,186           $798,596            -    $1,281,782
Amortization
     and  depreciation    185,966            104,815            -       290,781
Impairment  of
     long-lived  assets   311,493                  -            -       311,493
Segment  (loss)        (2,095,711)          (492,038)    (810,331)   (3,398,080)
Segment  assets                              482,863    1,389,054     1,871,917


NOTE  15  -  RECENT  ACCOUNTING  PRONOUNCEMENTS

In June of 1999, the FASB issued Statement of Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize ass derivatives as either assets or liabilities on the balance sheet at their value. This statement, as amended by SFAS 137, is effective for financial statements for all fiscal quarters to all fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this standard to have a material impact on its results of operations, financial position or cash flows, as the Company currently does not engage in any derivative or hedging activities.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements" which provides additional guidance in applying generally accepted accounting principles to revenue recognition in financial statements. SAB 101 is effective as of the third quarter of fiscal year ending December 31, 2000. Management believes the adoption of this bulletin will have no material impact on the Company's financial statements.

          GO ONLINE NETWORKS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


NOTE  16  -  LEASE  OBLIGATIONS

The Company and its subsidiaries have entered into various office and facility leases. The leases are generally subject to a base rent with varying increase provisions as provided for in the leases. Future base rent commitments, during the years ended December 31 under the leases are as follows:


NOTE  16  -  LEASING  OBLIGATIONS  (CONTINUED)

2001     $129,612
2002      121,612
2003      110,412
2004        8,075

NOTE  17  -  SUBSEQUENT  EVENTS

On January 10, 2000, the Company issued 4,280,000 shares of its common stock for services. An additional 1,100,000 shares of stock were issued in connection with new consulting and marketing contracts.

Arrangements  have  been  made  to  reduce the online network activities of AMS.

               Report of Independent Certified Public Accountants
               --------------------------------------------------


To  the  Board  of  Directors
Netstrat,  Inc.

We have audited the accompanying balance sheet of Netstrat, Inc. as of December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows from July 21, 1999, (date of inception) through December 31, 1999 and for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Netstrat, Inc. as of December 31, 2000, and the results of its operations, its changes in stockholders' equity and its cash flows from July 21, 1999 (date of inception) through December 31, 1999 and for the year ended December 31, 2000, in conformity with generally accepted accounting principles.



MILLER  AND  MCCOLLOM
Certified  Public  Accountants
7400  West  14th  Avenue,  Suite  10
Lakewood,  CO  80215
May  31,  2001

                                 NETSTRAT, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                                                           March 31, 2001
                                                        December 31, 2000     (Unaudited)
                                                        -------------------  ------------
ASSETS

Current Assets
Other Assets - Note 4. . . . . . . . . . . . . . . . .  $          700,000   $   700,000
    Total Assets . . . . . . . . . . . . . . . . . . .  $          700,000   $   700,000
                                                        -------------------  ------------


LIABILITIES AND STOCKHOLDERS EQUITY


Current Liabilities - accounts payable . . . . . . . .  $           16,498   $    18,286

Stockholders Equity (deficit) - Note 2
  Common Stock, $.001 par value
  100,000,000 shares authorized,
  92,710,194 shares issued and
  outstanding at December 31, 2000 and March 31, 2001.              99,710        99,710
  Additional Paid-in-Capital . . . . . . . . . . . . .             606,000       606,000
  Retained earnings (deficit). . . . . . . . . . . . .             (22,208)      (23,996)

  Total stockholders' equity . . . . . . . . . . . . .             683,502       681,714

  Total liabilities and stockholders' equity . . . . .  $          700,000   $   700,000

    The accompanying notes are an integral part of the financial statements.

                                 NETSTRAT, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

                                                                       For the three months    July 21, 1999,
                                                      For the year          ended March 31,     (date of inception)
                             For the year ended.      ended December            2001            through March 31,
                             December 31, 2000            31, 1999           (Unaudited)         2001 (Unaudited)
                             ---------------------  -----------------  --------------------     -------------

Revenue . . . . . . . . . .  $                   -   $              -   $                 -   $         -

Expenses:
  Administrative   expenses                 14,292              7,916                 1,788        23,996

  Net loss. . . . . . . . .  $             (14,292)  $         (7,916)  $            (1,788)  $   (23,996)

Net loss per common
  share . . . . . . . . . .                      *                  *                     *             *

Weighted average share
  outstanding . . . . . . .             33,126,861          5,710,194            99,710,194    35,515,072

    The accompanying notes are an integral part of the financial statements.

                                       F-4
*  Less  than  $.01


    The accompanying notes are an integral part of the financial statements.

                                 NETSTRAT, INC.
                          (A Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                             Additional
                                     Number of    Stock      Paid-In   Accumulated
                                     Shares       Amount     Capital       (Deficit)  Total
                                     -----------  ---------  --------  -------------  ---------

Common stock issued to
 parent company on July 21, 1999.     5,710,194   $  5,710   $      -  $          -   $  5,710

Net (loss) for period ended
 December 31, 1999. . . . . . . . .           -          -          -        (7,916)    (7,916)
                                     -----------  ---------  --------  -------------  ---------

Balance at December 31, 1999. . . .   5,710,194      5,710          -        (7,916)    (2,206)

Common stock issued for cash. . . .  94,000,000     94,000    606,000             -    700,000

Net loss for the year ended
 December 31, 2000. . . . . . . . .     (14,292)   (14,292)
                                     -----------  ---------  --------  -------------  ---------

Balance at December 31, 2000. . . .  99,710,194     99,710    606,000       (22,208)   683,502

Net loss for the three months
 ended March 31, 2001 (unaudited)        (1,788)    (1,788)

                                     -----------  ---------  --------  -------------  ---------
 March 31, 2001 . . . . . . . . . .  99,710,194   $ 99,710   $606,000  $    (23,996)  $681,714
                                     ===========  =========  ========  =============  =========

    The accompanying notes are an integral part of the financial statements.

                                 NETSTRAT, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                                                       For the period from July 21,
                                                                                    Three months ended. . . .  1999 (date of
                                          Year ended                 Year ended         March 31, 2001     inception) through March
                                     December 31, 2000           December 31, 1999        (Unaudited)        31, 2001 (Unaudited)
                                    --------------------------   -----------------  ------------------------  ---------------------

Operating activities:
Net (loss). . . . . . . . . . .  $                     (14,292)  $        (7,916)  $                  (1,788)  $ (23,996)
Adjustment to reconcile net
  (loss) to net cash provided
  By operating activities
  Amortization. . . . . . . . .                          5,710             5,710
  Increase in accounts payable.                         14,292             2,206                       1,788      18,286

Cash flows from investing
  Activities - Note 3 . . . . .                       (700,000)                -                           -    (700,000)

Cash flows from financing
  Activities:
  Issuance of common stock. . .                        700,000                 -                           -     700,000

Increase (decrease) in cash . .                              -                 -                           -           -

Cash, beginning of period . . .                              -                 -                           -           -

Cash, end of period . . . . . .  $                           -   $             -   $                       -   $       -

Interest paid . . . . . . . . .  $                           -   $             -   $                       -   $       -

    The accompanying notes are an integral part of the financial statements.

                                 NETSTRAT, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
         For the Periods from July 21, 1999 (Date of Inception) Through
           December 31, 2000 and the Three Months Ended March 31, 2001

     (Information as of March 31, 2001 and for the Three Months Then Ended is
                                   Unaudited)

NOTE  1  -  SUMMARY  OF  ACCOUNTING  POLICIES

This summary of significant accounting policies of Netstrat, Inc. (Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

DESCRIPTION  OF  BUSINESS

The Company was organized on July 21, 1999, for the purpose of engaging in any lawful business but it is management's plan to seek a business combination. The Company is a development-stage company since operations have not commenced. The Company has selected December 31 as its year-end.

USE  OF  ESTIMATES  IN  THE  PREPARATION  OF  FINANCIAL  STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

ORGANIZATION  COSTS

Costs  incurred  to  organize  the  Company  have  been  expensed.

INCOME  TAXES

As of December 31, 2000, the Company had net operating losses available for carryover to future years of approximately $18,500, expiring in various years through 2020. Utilization of the carryover may be limited if there is a change in control of the Company. As of December 31, 2000, the Company has total deferred tax assets of approximately $5,500 due to operating loss carryforwards. However, because of the uncertainty of potential realization of these tax assets, the Company has provided a valuation allowance for the $5,500. Thus, no tax assets are reflected in the financial statements as of December 31, 2000 and March 31, 2001.

------
                                 NETSTRAT, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
         For the Periods from July 21, 1999 (Date of Inception) Through
           December 31, 2000 and the Three Months Ended March 31, 2001

 (Information as of March 31, 2001 and the Three Months Then Ended is Unaudited)


NOTE  2  -  COMMON  STOCK  ISSUED

During the period ended December 31, 1999, the Company issued 5,710,194 restricted shares of common stock for the cost of organizing the Company.
During the period ended September 30, 2000, the Company issued 94,000,000 restricted shares of common stock for $700,000 cash.

NOTE  3  -  MERGER  AGREEMENT

The Company entered into a merger agreement with Westlake Capital Corp., a Colorado corporation and wholly owned subsidiary of Go Online Networks Corporation, and Go Online Networks Corporation (GONT) whereby the Company's common stock will be converted into 4,166,666 shares of GONT common stock. Westlake Capital Corp. would be the surviving corporation. Such merger is dependent upon the filing of the Form S-4 with the Securities and Exchange Commission, and the closing thereof shall be effective upon filing a Certificate of Merger with the Secretaries of State for the states of Nevada and Colorado. The closing shall be no later than the time following the clearance of GONT's Form S-4 filing.

NOTE  4  -  OHER  ASSETS

The Company received $700,000 from the sale of its common stock during September, 2000. The Company advanced the funds to GONT pending the completion of the merger described in Note 3. Subsequent to the merger the $700,000 will become a receivable from GONT. The advanced funds do not have a maturity date nor is there any provision for the payment of interest.

NOTE  5  -  COMPREHENSIVE  INCOME

The Company adopted Statement of Financial Account Standards ("FAS") No. 130, "Reporting Comprehensive Income" FAS No. 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arise from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. The Company does not have any components of comprehensive income other than net income (loss).

                                 NETSTRAT, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE PERIOD FROM JULY 21, 1999 (DATE OF INCEPTION) THROUGH
             DECEMBER 31, 2000 AND THREE MONTHS ENDED MARCH 31, 2001

 (INFORMATION AS OF MARCH 31, 2001 AND THE THREE MONTHS THEN ENDED IS UNAUDITED)


NOTE  6  -  RECENT  ACCOUNTING  PRONOUNCEMENTS

In June of 1998, the FASB issued Statement of Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their value. This statement, as amended by SFAS 137, is effective for financial statements for all fiscal quarters to all fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this standard to have a material impact on its results of operation, financial position, or cash flows as the Company currently does not engage in any derivative or hedging activities.

               Report of Independent Certified Public Accountants
               --------------------------------------------------


To  the  Board  of  Directors
Amer  Software,  Inc.

We have audited the accompanying balance sheet of Amer Software, Inc. as of December 31, 2000, and the related statements of operations, changes in stockholders' equity and cash flows from July 21, 1999, (date of inception) through December 31, 1999 and for the year ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Amer Software, Inc. as of December 31, 2000, and the results of its operations, its changes in stockholders' equity and its cash flows from July 21, 1999 (date of inception) through December 31, 1999 and for the year ended December 31, 2000, in conformity with generally accepted accounting principles.


/s/  Miller  and  McCollom

MILLER  AND  MCCOLLOM
Certified  Public  Accountants
7400  West  14th  Avenue,  Suite  10
Lakewood,  CO  80215
May  31,  2001

                               AMER SOFTWARE, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS


                                                              March 31,
                                             December 31,.        2001
                                                     2000    (Unaudited)
ASSETS

Current Assets
Other Assets - Note 4 . . . . . . . . . . . .  $  250,000   $   250,000
                                               -----------  ------------
    Total Assets. . . . . . . . . . . . . . .  $  250,000   $   250,000
                                               ===========  ============


LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities - accounts payable. . . .  $   16,511   $    18,260
                                               -----------  ------------

Stockholders Equity (deficit) - Note 2
  Common Stock, $.001 par value
  100,000,000 shares authorized,
  99,710,194 shares issued and
  outstanding at December 31, 200,
  and outstanding at March 31, 2001 . . . . .      99,710        99,710
  Additional Paid-in-Capital. . . . . . . . .     156,000       156,000
  Retained earnings (deficit) . . . . . . . .     (22,221)      (23,979)
                                               -----------  ------------

  Total stockholders' equity. . . . . . . . .     233,489       231,731
                                               -----------  ------------

  Total liabilities and stockholders' equity.  $  250,000   $   250,000
                                               ===========  ============


    The accompanying notes are an integral part of the financial statements.

                               AMER SOFTWARE, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS




                                                            For the year     For the three        July 21, 1999,
                                      For the year ended    Ended            months ended       (date of inception)
                                      December 31,          December 31,     March 31, 2001    through March  31,
                                                     2000             1999        (Unaudited)      2001 (Unaudited)
                                      --------------------  ---------------  ----------------  --------------------

Revenue. . . . . . . . . . . . . . .  $                 -   $            -   $             -   $                 -

Expenses:
  Administrative   expenses. . . . .               14,338            7,883             1,758                23,979
                                      --------------------  ---------------  ----------------  --------------------

  Net loss . . . . . . . . . . . . .  $           (14,338)  $       (7,883)  $        (1,758)  $           (23,979)
                                      ====================  ===============  ================  ====================

Net (loss) per common
  Share. . . . . . . . . . . . . . .                    *                *                 *                     *
                                      ====================  ===============  ================  ====================


Weighted average share   outstanding           33,126,861        5,710,194        99,710,194            35,515,072
                                      ====================  ===============  ================  ====================

*Less than $.01.

    The accompanying notes are an integral part of the financial statements.

                               AMER SOFTWARE, INC.
                          (A Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY




                                                             Additional
                                     Number of    Stock      Paid-In      Accumulated
                                     Shares       Amount     Capital       (Deficit)  Total
                                     -----------  ---------  --------  -------------  ---------

Balance at (Inception)

Common stock issued to
 parent company on July 21,   1999.   5,710,194   $  5,710   $      -  $          -   $  5,710
                                     -----------  ---------  --------  -------------  ---------

Net (loss) for period ended
 December 31,1999 . . . . . . . . .           -          -          -        (7,883)    (7,883)

Balance at December 31, 1999. . . .   5,710,194      5,710          -        (7,883)    (2,173)

Common stock issued for cash. . . .  94,000,000     94,000    156,000             -    250,000

Net loss for the year ended
 December 31,2000 . . . . . . . . .                                         (14,338)   (14,338)
                                     -----------  ---------  --------  -------------  ---------

Balance at December 31, 2000. . . .  99,710,194     99,710    156,000       (22,221)   233,489

Net loss for the period ended
 March 31, 2001 (Unaudited) . . . .                                          (1,758)    (1,758)
                                     -----------  ---------  --------  -------------  ---------

Balance at March 31, 2001 . . . . .  99,710,194   $ 99,710   $156,000  $    (23,979)  $231,731
                                     ===========  =========  ========  =============  =========


    The accompanying notes are an integral part of the financial statements.

                               AMER SOFTWARE, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

    The accompanying notes are an integral part of the financial statements.

                                      F-14



                                                                                  For the three   July 21, 1999  (date of
                                                                                  months ended      inception) through
                                 For the year ended    For the year ended         March 31, 2001    March 31, 2001
                                 December 31, 2000     December 31, 1999               (Unaudited)       (Unaudited)
                                 --------------------  -------------------------  ----------------  ----------------
Operating activities:
Net (loss). . . . . . . . . . .  $           (14,338)  $                 (7,883)  $        (1,758)  $       (23,979)
Adjustment to reconcile net
  (loss) to net cash provided
  by operating activities
  Amortization. . . . . . . . .                5,710                      5,710
  Increase in accounts payable.               14,338                      2,173             1,758            18,269

Cash flows from investing
  Activities - Note 3 . . . . .             (250,000)                         -                 -          (250,000)

Cash flows from financing
  Activities:
  Issuance of common stock. . .              250,000                          -                 -           250,000
                                 --------------------  -------------------------  ----------------  ----------------

Increase (decrease) in cash . .                    -                          -                 -                 -

Cash, beginning of period . . .                    -                          -                 -                 -
                                 --------------------  -------------------------  ----------------  ----------------

Cash, end of period . . . . . .  $                 -   $                      -   $             -   $             -
                                 ====================  =========================  ================  ================

Interest paid . . . . . . . . .  $                 -   $                      -   $             -   $             -
                                 ====================  =========================  ================  ================

Income taxes paid . . . . . . .  $                 -   $                      -   $             -   $             -
                                 ====================  =========================  ================  ================

    The accompanying notes are an integral part of the financial statements.

                               AMER SOFTWARE, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
         FOR THE PERIODS FROM JULY 21, 1999 (DATE OF INCEPTION) THROUGH
           DECEMBER 31, 2000 AND THE THREE MONTHS ENDED MARCH 31, 2001

 (INFORMATION AS OF MARCH 31, 2001 AND THE THREE MONTHS THEN ENDED IS UNAUDITED)


NOTE  1  -  SUMMARY  OF  ACCOUNTING  POLICIES

This summary of significant accounting policies of Amer Software, Inc. (Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

DESCRIPTION  OF  BUSINESS

The Company was organized on July 21, 1999, for the purpose of engaging in any lawful business but it is management's plan to seek a business combination. The Company is a development-stage company since planned principal operations have not commenced. The Company selected December 31 as its year end.

USE  OF  ESTIMATES  IN  THE  PREPARATION  OF  FINANCIAL  STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

ORGANIZATION  COSTS

Costs  incurred  to  organize  the  Company  have  been  expensed.

INCOME  TAXES

As of December 31, 2000, the Company had net operating losses available for carryover to future years of approximately $18,500, expiring in various years through 2020. Utilization of the carryover may be limited if there is a change in control of the Company. As of December 31, 2000, the Company has total deferred tax assets of approximately $5,500 due to operating loss carryforwards. However, because of the uncertainty of potential realization of these tax assets, the Company has provided a valuation allowance for the $5,500. Thus, no tax assets have been recorded in the financial statements as of December 31, 2000 and March 31, 2001.

                               AMER SOFTWARE, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE PERIOD FROM JULY 21, 1999 (DATE OF INCEPTION) THROUGH
             DECEMBER 31, 2000 AND THREE MONTHS ENDED MARCH 31, 2001

 (INFORMATION AS OF MARCH 31, 2001 AND THE THREE MONTHS THEN ENDED IS UNAUDITED)

NOTE  2  -  COMMON  STOCK  ISSUED

During the period ended December 31, 1999, the Company issued 5,710,194 restricted shares of common stock for the cost of organizing the Company. During the year ended December 31, 2000, the Company issued 94,000,000 restricted shares of common stock for $250,000 cash.

NOTE  3  -  MERGER  AGREEMENT

The Company entered into a merger agreement with Westlake Capital Corp., a Colorado corporation and wholly owned subsidiary of Go Online Networks Corporation, and Go Online Networks Corporation (GONT) whereby the Company's common stock will be converted into 1,388,888 shares of GONT common stock. Westlake Capital Corp. would be the surviving corporation. Such merger is dependent upon the filing of the Form S-4 with the Securities and Exchange Commission, and the closing thereof shall be effective upon filing a Certificate of Merger with the Secretaries of State for the states of Nevada and Colorado. The closing shall be no later than the time following the clearance of GONT's Form S-4 filing.

NOTE  4  -  OTHER  ASSETS

The Company received $250,000 from the sale of its common stock during September, 2000. The Company advanced the funds to GONT pending the completion of the merger described in Note 3. Subsequent to the merger, the surviving company will have a receivable of the $250,000 from GONT. The advanced funds do not have a maturity date nor is there any provision for the payment of interest.

NOTE  5  -  COMPREHENSIVE  INCOME

The Company adopted Statement of Financial Account Standards ("FAS") No. 130, "Reporting Comprehensive Income" FAS No. 130 requires that the components and total amounts of comprehensive income be displayed in the financial statements beginning in 1998. Comprehensive income includes net income and all changes in equity during a period that arise from non-owner sources, such as foreign currency items and unrealized gains and losses on certain investments in equity securities. The Company does not have any components of comprehensive income other than net income (loss).

                               AMER SOFTWARE, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
          FOR THE PERIOD FROM JULY 21, 1999 (DATE OF INCEPTION) THROUGH
             DECEMBER 31, 2000 AND THREE MONTHS ENDED MARCH 31, 2001

 (INFORMATION AS OF MARCH 31, 2001 AND THE THREE MONTHS THEN ENDED IS UNAUDITED)

NOTE  6  -  RECENT  ACCOUNTING  PRONOUNCEMENTS

In June of 1998, the FASB issued Statement of Accounting Standards No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet at their value. This statement, as amended by SFAS 137, is effective for financial statements for all fiscal quarters to all fiscal years beginning after June 15, 2000. The Company does not expect the adoption of this standard to have a material impact on its results of operation, financial position, or cash flows as the Company currently does not engage in any derivative or hedging activities.

                               APPENDIX A
                 AGREEMENT  AND  PLAN  OF  REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into this 26th day of September, 2000, by and among GO ONLINE NETWORKS CORPORATION, a Delaware corporation ("GONT"), WESTLAKE CAPITAL CORP., a Colorado corporation and a wholly-owned subsidiary of GONT ("Westlake"), and the "Surviving Corporation"), and NETSTRAT, INC., a Nevada corporation ("NetStrat").

     RECITALS
     --------

     A.     Westlake  is  a  wholly-owned  subsidiary  of  GONT.

     B. Subject to and in accordance with the terms and conditions of this Agreement and pursuant to the Certificate of Merger attached hereto as Exhibit A ("Certificate of Merger"), the parties intend that NetStrat will merge with and into Westlake (the "Merger"), whereby at the Effective Time of the Merger, all of the NetStrat Common Stock will be converted into four million one hundred sixty-six thousand six hundred sixty-six (4,166,666) shares of GONT Common Stock

     C. For federal income tax purposes, it is intended that the Mergers shall qualify as a tax free reorganization within the meaning of '368(a)(2)(D) of the Code.

     D. The parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Mergers.

     AGREEMENT
     ---------

     NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

     10     CERTAIN  DEFINITIONS.
            --------------------

     1.1 "GONT COMMON STOCK" shall mean all of the outstanding shares of Common Stock of GONT.

     1.2 "GONT DISCLOSURE SCHEDULE" shall mean the disclosure schedule provided to NetStrat by GONT and Westlake disclosing such items and matters as are required to be disclosed under this Agreement.

     1.3 "GONT FINANCIAL STATEMENTS" shall mean GONT's audited balance sheet as of December 31, 1999, and statements of operations, stockholder's equity and cash flow for the twelve (12) month period then ended and GONT's unaudited balance sheet as of June 30, 2000 and statements of operations, stockholder's equity and cash flow for the six month period then ended.

     1.4 "GONT PRODUCTS/SERVICES" shall mean all products or services which have been, or are being, marketed by GONT, or are currently under development, and all patents, patent applications, trade secrets, copyrights, trademarks, trade names and other proprietary rights related to such products or services.

     1.5 "AFFILIATE" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

     1.6 "CLOSING" shall mean the closing of the transactions contemplated by this Agreement.

     1.7     "CLOSING  DATE"  shall  mean  the  date  of  the  Closing.

     1.8 "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

     1.9 "COMMISSION" shall mean the United States Securities and Exchange Commission.

     1.10 "DISSENTING SHARES" shall mean those shares held by holders who perfect their appraisal rights under the applicable state laws.

     1.11 "EFFECTIVE TIME" shall mean the date and time of the effectiveness of the Merger under Nevada and Colorado law.

     1.12     "GAAP"  shall  mean  generally  accepted  accounting  principles.

     1.13 "NETSTRAT COMMON STOCK" shall mean all the outstanding shares of common stock of NetStrat.

     1.14 "NETSTRAT DISCLOSURE SCHEDULE" shall mean the disclosure schedule provided to GONT and Westlake by NetStrat disclosing such items and matters as are required to be disclosed under this Agreement.

     1.15 "NETSTRAT FINANCIAL STATEMENTS" shall mean NetStrat's audited balance sheet as of December 31, 1999, and statements of operations, stockholders' equity and cash flow for the twelve (12) month period then-ended and NetStrat's unaudited balance sheet as of June 30, 2000, and statements of operations, stockholders' equity and cash flow for the six (6) month period then-ended.

     1.16 "NETSTRAT PRODUCTS/SERVICES" shall mean all products or services which have been, or are being, marketed by NetStrat or are currently under development, and all trade secrets, copyrights, trademarks, trade names and other proprietary rights related to such products or services.

     1.17 "MATERIAL ADVERSE EFFECT" shall mean an effect on the operations, assets or financial condition of an entity considered as a whole which would lead a reasonable business person to conclude that entering into the Merger would not be advisable in light of the effect.

     1.18 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

     1.19 "SUBSIDIARY" OR "SUBSIDIARIES" shall mean all corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity.

     1.20 "TRANSACTION DOCUMENTS" shall mean all documents or agreements attached as an exhibit or schedule hereto, and set forth on the Table of Contents.

     20     PLAN  OF  REORGANIZATION.
            ------------------------

     2.1 THE MERGER. Subject to the terms and conditions of this Agreement and the Certificate of Merger, NetStrat shall be merged with and into Westlake in accordance with the applic-able provisions of the laws of the States of Nevada and Colorado, and with the terms and conditions of this Agreement and the Certificates of Merger set forth as Exhibits A and, B so that:

     (A) At the Effective Time (as defined in Section 2.5 (below)), NetStrat shall be merged with and into Westlake. As a result of the Merger, the separate corporate existence of NetStrat shall cease, and Westlake shall continue as the surviving corporation, and shall succeed to and assume all of the rights and obligations of NetStrat (which shall include the rights and obligations of GONT) in accordance with the laws of Colorado.

     (B) The Certificate of Incorporation and Bylaws of Westlake in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation after the Effective Time unless and until further amended as provided by law.

     2.2 CONVERSION OF SHARES. All of the shares of NetStrat common stock, issued and outstanding immediately prior to the Effective Time will, by virture of the Merger, and at the Effective Time, and without further action on the part of the shareholders of NetStrat, be converted into four million one hundred sixty-six thousand six hundred and sixty-six (4,166,666) shares of fully paid and nonassessable shares of GONT common stock.

     2.3 FRACTIONAL SHARES. No fractional shares of GONT common stock will be issued in connection with the Subsequent Merger.

     2.4 THE CLOSING. Subject to termination of this Agreement as provided in Section 10 (below), the Closing shall take place at the offices of Cutler Law Group, 610 Newport Center Drive, Suite 800, Newport Beach, CA 92660, as soon as possible upon the satisfaction or waiver of all conditions set forth in Sections 8, 9 and 10 hereof, or such other time and place as is mutually agreeable to the parties. The Closing shall be no later than the time following the clearance of GONT's Form S-4 filed in connection with this Agreement.

     2.5 EFFECTIVE TIME. Simultaneously with the Closing, the Certificate of Merger for the Merger shall be filed in the office of the Secretary of State of the State of Nevada and the Secretary of State of the State of Colorado. The Merger shall become effective immediately upon the filing of the Certificate of Merger with such offices.

     2.6 TAX FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Mergers in accordance with the provisions of '368(a)(2)(D) of the Code. Each party agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the qualification of the Mergers as a reorganization within the meaning of '368(a) of the Code. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of '356 of the Code is being paid by GONT for the NetStrat Common Stock. In addition, GONT and Westlake represent now, and as of the Closing Date, that they presently intend to continue NetStrat's historic business or use a significant portion of NetStrat's business assets in a business.

     30 REPRESENTATIONS AND WARRANTIES OF GONT AND WESTLAKE. Except as otherwise set forth in the GONT Disclosure Schedule attached hereto, GONT and Westlake jointly and severally represent and warrant to NetStrat as set forth below. No fact or circumstance disclosed shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the GONT Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by GONT, Westlake and NetStrat.

     3.1 ORGANIZATION. GONT and Westlake are corporations duly organized, validly existing and in good standing under the laws of the state of incorporation of such entity and have the corporate power and authority to carry on their respective businesses as it is now being conducted. GONT and Westlake are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a Material Adverse Effect on GONT and Westlake.

     3.2 CAPITALIZATION. The authorized capital of GONT will consist, prior to the Closing, of 100,000,000 shares of Common Stock, of which 83,960,343 shares were issued and outstanding at June 30, 2000. GONT is the record and beneficial owner of all shares of Westlake Common Stock, free and clear of any and all claims, liens, encumbrances or security interests. All of the issued and outstanding shares of GONT and Westlake capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock has been issued in full compliance with all applicable federal and state securities laws. None of GONT's or Westlake's issued and outstanding shares of capital stock are subject to repurchase or redemption rights.

     3.3 POWER, AUTHORITY AND VALIDITY. GONT and Westlake have the corporate power to enter into this Agreement and the other Transaction Documents to which they are parties and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of GONT and Westlake and, except for approval of the shareholders of GONT, no other corporate proceedings on the part of GONT or Westlake are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. GONT and Westlake are not subject to, or obligated under, any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which GONT is qualified to do business, (ii) the filing of the Certficate of Merger with the Secretary of State of the State of Colorado and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to GONT's business, nor consent of any governmental authority, is required to be obtained on the part of GONT to permit the transactions contemplated herein and to permit GONT to continue the business activities of GONT as previously conducted by GONT without a Material Adverse Effect. This Agreement is, and the other Transaction Documents when executed and delivered by GONT and Westlake shall be, the valid and binding obligations of GONT and Westlake, enforceable in accordance with their respective terms.

     3.4     FINANCIAL  STATEMENTS.

     (A) GONT has made available to NetStrat copies of the GONT Financial Statements.

     (B) The GONT Financial Statements are complete and in accordance with the books and records of GONT and present fairly the financial position of GONT as of its historical dates. The GONT Financial Statements have been prepared in accordance with GAAP, applied on a basis consistent with prior periods.

     3.5     TAX  MATTERS.

     (A) GONT has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it (or extensions thereof), including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from GONT have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the GONT Financial Statements are adequate and there are no tax liens on any property or assets of GONT. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

     (B) All taxes which GONT has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

     (C) GONT is not a party to any tax-sharing agreement or similar arrangement with any other party.

     (D) At no time has GONT been included in the federal consolidated income tax return of any affiliated group of corporations.

     (E) No payment which GONT is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agree-ment, severance agreement or otherwise will constitute an excess parachute payment as defined in '280G of the Code.

     (F) GONT is not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

     3.6     TAX-FREE  REORGANIZATION.

     (A) Neither GONT nor Westlake has taken or agreed to take any action that would prevent the Mergers from constituting a reorganization qualifying under the provi-sions of '368(a) of the Code.

     (B) Neither GONT nor Westlake is an investment company as defined in ''368(a)(2)(F)(iii) and (iv) of the Code.

     3.7 NO BROKERS. Neither GONT nor Westlake is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

     40 REPRESENTATIONS AND WARRANTIES OF NETSTRAT, Except as otherwise set forth in the NetStrat Disclosure Schedule attached hereto, NetStrat jointly and severally represent and warrant to GONT as set forth below. No fact or circumstance disclosed to GONT shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the NetStrat Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by NetStrat and GONT.

     4.1 ORGANIZATION. NetStrat is a corporations duly organized, validly existing and in good standing under the laws of the state of incorporation of such entity and have the corporate power and authority to carry on their respective businesses as it is now being conducted. NetStrat is duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a Material Adverse Effect on NetStrat. True and complete copies of NetStrat's Articles of Incorporation and Bylaws, as in effect on the date hereof and as to be in effect as of the Closing, have been provided to GONT or its representatives.

     4.2     CAPITALIZATION.

     (A) The authorized capital of NetStrat will consist, prior to the Closing, of 100,000,000 shares of Common Stock, of which approximately 5,710,194 shares are issued and outstanding as of the date hereof. All of the NetStrat Common Stock is free and clear of any and all claims, liens, encumbrances or security interests.

     (B) Except as set forth in the NetStrat Disclosure Schedule, NetStrat has no outstanding preemptive rights, subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any NetStrat capital stock or other securities.

     (C) All of the issued and outstanding shares of NetStrat capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock has been issued in full compliance with all applicable federal and state securities laws. None of NetStrat's issued and outstanding shares of capital stock are subject to repurchase or redemption rights.

     (D) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of NetStrat's capital stock.

     (E) NetStrat is not under any obligation to register under the Securities Act any shares of its capital stock or any other of its securities that might be issued in the future if the Merger were not consummated.

     (F) NetStrat is not a party or subject to any agreement or understanding and there is no agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any security.

     4.3 POWER, AUTHORITY AND VALIDITY. NetStrat has the corporate power to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of NetStrat and no other corporate proceedings on the part of NetStrat are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. NetStrat is not subject to, or obligated under, any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which NetStrat is qualified to do business, (ii) the filing of the Certficate of Merger with the Secretary of State of the State of Colorado and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to NetStrat's business, nor consent of any governmental authority, is required to be obtained on the part of NetStrat to permit the transactions contemplated herein and to permit NetStrat to continue the business activities of NetStrat as previously conducted by NetStrat without a Material Adverse Effect. This Agreement is, and the other Transaction Documents when executed and delivered by NetStrat shall be, the valid and binding obligations of NetStrat, enforceable in accordance with their respective terms.

     4.4     FINANCIAL  STATEMENTS.

     (A) NetStrat has delivered to GONT copies of the NetStrat Financial Statements.

     (B) The NetStrat Financial Statements are complete and in accordance with the books and records of NetStrat and present fairly the financial position of NetStrat as of its historical dates. The NetStrat Financial Statements have been prepared in accordance with GAAP, applied on a basis consistent with prior periods. Except and to the extent reflected or reserved against in such balance sheets (including the notes thereto), NetStrat does not have, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the NetStrat Financial Statements are adequate in light of the contingencies with respect to which they are made.

     (C) NetStrat has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the NetStrat Financial Statements, except for those (i) that may have been incurred after the date of the NetStrat Financial Statements; or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto, except that NetStrat has not established any reserves with respect to the costs and fees associated with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby. All material debts, liabilities, and obligations incurred after the date of the NetStrat Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

     4.5     TAX  MATTERS.

     (AI NetStrat has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it (or extensions thereof), including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from NetStrat have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the NetStrat Financial Statements are adequate and there are no tax liens on any property or assets of NetStrat. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

     (BI     All  taxes  which NetStrat has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

     (CI     NetStrat  is  not  a  party to any tax-sharing agreement or similar arrangement  with  any  other  party.

     (DI     At  no  time has NetStrat been included in the federal consolidated income  tax  return  of  any  affiliated  group  of  corporations.

     (EI No payment which NetStrat is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agree-ment, severance agreement or otherwise will constitute an excess parachute payment as defined in '280G of the Code.

     (FI NetStrat is not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

     4.6     TAX-FREE  REORGANIZATION.

     (AI     NetStrat  has  not  taken  or  agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provi-sions of '368(a) of the Code.

     (BI     NetStrat  is  not  an  investment  company  as  defined  in
''368(a)(2)(F)(iii)  and  (iv)  of  the  Code.

     4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, NetStrat has not:

     (AI suffered any material adverse change in its financial condition or in the operations of its business, nor any material adverse changes in its balance sheet, (with the NetStrat Financial Statements and any subsequent balance sheet analyzed as if each had been prepared according to GAAP), including but not limited to cash distributions or material decreases in the net assets of NetStrat;

     (BI     suffered  any  damage,  destruction  or  loss,  whether  covered by insurance or not, materially and adversely affecting its properties or business;

     (CI     granted  or agreed to make any increase in the compensation payable or to become payable by it to its officers or employees, except those occurring in the ordinary course of business;

     (DI declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition by it of such shares;

     (EI     issued  any  shares  of  its capital stock or any warrants, rights, options or entered into any commitment relating to its shares except for the issuance of its pursuant to the exercise of outstanding options;

     (FI     made  any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amorti-zation policies or rates adopted therein;

     (GI     sold,  leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

     (HI sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

     (II     suffered  any  labor  dispute;

     (JI     engaged  in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

     (KI     incurred  any liabilities except in the ordinary course of business and consistent with past practice which would be required to be disclosed in financial statements prepared in accordance with GAAP;

     (LI permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 4.8 hereof, other than any purchase money security interests incurred in the ordinary course of business;

     (MI     made  any  capital  expenditure  or  commitment  for  additions  to property,  plant  or  equipment  in  excess  of  One  Thousand Dollars ($1,000);

     (NI paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or stockholder or any Affiliate or associate of any of the foregoing;

     (OI     made  any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the NetStrat Disclosure Schedule; or

     (PI     agreed  to  take  any  action  outside  of  its  ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

     4.8 TITLE AND RELATED MATTERS. NetStrat has good and marketable title to all the properties, interests in properties and assets, real and personal, reflected in the NetStrat Financial Statements or acquired after the date of the NetStrat Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the NetStrat Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than One Thousand Dollars ($1,000) in liabilities. The equipment of NetStrat used in the operation of its business is in good operating condition and repair. All real or personal property leases to which NetStrat is a party are valid, binding, enforceable obligations of NetStrat effective in accordance with their respective terms. There is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default. The NetStrat Disclosure Schedule contains a description of all real and personal property leased or owned by NetStrat, identifying such property and, in the case of real property, stating the monthly rental due, term of lease and square feet leased. True and correct copies of each of NetStrat's leases have been provided to GONT or its representatives.

     4.9     PROPRIETARY  RIGHTS.

     (AI NetStrat owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of NetStrat's business as conducted to the date hereof or contemplated, including, without limitation, the technology and all proprietary rights developed or discovered or used in connection with or contained in the NetStrat
Products/Services, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "NetStrat Proprietary Rights") and NetStrat has the right to transfer all such rights to NetStrat as contemplated hereby. The foregoing representation as it relates to NetStrat Third-Party Technology (as hereinafter defined) is limited to NetStrat's interest pursuant to the NetStrat Third-Party Licenses (as hereinafter defined), all of which are valid and enforceable and in full force and effect and which grant NetStrat such rights to the NetStrat Third-Party Technology as are employed in or necessary to the business of NetStrat as conducted or proposed to be conducted. The NetStrat Disclosure Schedule contains an accurate and complete description of (i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered copyrights in or related to the NetStrat Products/ Services, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto; and (ii) a list of all licenses and other agreements with third parties (the "NetStrat Third-Party Licenses") relating to any inventions, technology, know-how, or processes that NetStrat is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed by NetStrat (such software, inventions, technology, know-how and processes are collectively referred to as the "NetStrat Third-Party Technology"). NetStrat's trademark or trade name registrations related to the NetStrat Products/Services and all of NetStrat's copyrights in any of the NetStrat Products/Services are valid and in full force and effect, and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against NetStrat (and NetStrat is not aware of any claims which are likely to be asserted against it or which have been asserted against others) by any person challenging NetStrat's use, possession, manufacture, sale, provision or distribution of the NetStrat Products/Services under any patents, trademarks, trade names, copyrights, trade secrets, technology, know-how or processes utilized by NetStrat (including, without limitation, the NetStrat Third-Party Technology) or challenging or question-ing the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the NetStrat Third-Party Licenses). There is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the currently planned continued enhancement and exploitation by NetStrat of any of the NetStrat Products/Services. None of the NetStrat Products/Services nor the use or exploita-tion of any patents, trademarks, trade names, copyrights, technology, know-how or processes by NetStrat in its current business infringes on the rights of, constitutes misappro-priation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

     (BI No employee of NetStrat is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with NetStrat or, to NetStrat's actual knowledge, any other party because of the nature of the business conducted by NetStrat or proposed to be conducted by NetStrat.

     (CI Each person presently or previously employed by NetStrat (including independent contractors, if any) with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to NetStrat or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of NetStrat and such person, enforceable in accordance with their respective terms. Neither the execution or delivery of such agreements, nor the carrying on of their business as employees by such persons, nor the conduct of their business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

     (DI No product or service liability or warranty claims which could exceed One Thousand Dollars ($1,000) have been communicated to, or threatened against, NetStrat nor, to NetStrat's actual knowledge, is there any specific situation, set of facts or occurrence that provides a basis for such claim.

     4.10 EMPLOYEE BENEFIT PLANS. There is no unfunded prior service cost with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by NetStrat. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by NetStrat conforms to all applicable requirements of the Employees Retirement Income Security Act. The NetStrat Disclosure Schedule lists and describes all profit-sharing, bonus, incentive, deferred compensation, vacation, severance pay, retirement, stock option, group insurance or other plans (whether written or not) providing employee benefits.

     4.11 BANK ACCOUNTS. The NetStrat Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which NetStrat maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     4.12     CONTRACTS.

     (AI NetStrat has no agreements, contracts or commitments that provide for the sale, licensing or distribution by NetStrat of any of its products, services, inventions, technology, know-how, trademarks or trade names except in the ordinary course of its business.

     (BI Without limiting the provisions of Section 4.9 and except for any agreements with GONT, NetStrat has not granted to any third party any exclusive rights of any kind with respect to any of the NetStrat Products/Services.

     (CI There is no outstanding sales contract, commitment or proposal of NetStrat that is currently expected to result in any loss to NetStrat (before allocation of overhead and administrative costs) upon completion or performance thereof.

     (DI NetStrat has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

     (EI NetStrat has no employment, independent contractor or similar agreement, contract or commitment that is not terminable on no more than thirty
(30) days' notice without penalty or liability of any type, including without limitation severance or termination pay.

     (FI     NetStrat  has no currently effective collective bargaining or union agreements,  contracts  or  commitments.

     (GI     NetStrat  is  not  restricted  by agreement from competing with any person  or  from  carrying  on  its  business  anywhere  in  the  world.

     (HI     NetStrat  has  not  guaranteed  any obligations of other persons or made  any  agreements  to acquire or guarantee any obligations of other persons.

     (II NetStrat has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by NetStrat of any sum not reflected in the NetStrat Financial Statements.

     (JI     All  material  contracts,  agreements  and  instruments  to  which
NetStrat is a party are valid, binding, in full force and effect, and enforceable by NetStrat in accordance with their respective terms. No such material contract, agreement or instrument contains any material liquidated-damages, penalty or similar provision. NetStrat has not received any notice from any party to any such material contract, agreement or instrument that such party intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

     (KI     The  NetStrat  Disclosure  Schedule  lists  all material agreements pursuant to which NetStrat has agreed to supply to any third party NetStrat Products/Services.

     (LI NetStrat is not in default under or in breach or violation of, nor, to its actual knowledge, is there any valid basis for any claim of default by NetStrat under, or breach or violation by NetStrat of, any contract, commitment or restriction to which NetStrat is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on NetStrat. To NetStrat's actual knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which NetStrat is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on NetStrat.

     (MI     All  agreements,  contracts  and  commitments  (the  "Material
Contracts") listed or described in the NetStrat Disclosure Schedule pursuant to this Section 4.12 are assumable, or will otherwise be the property of, the Surviving Corporation following the Mergers without further action by the Surviving Corporation or NetStrat. If any of the Material Contracts are not assumable by or will not be the property of, the Surviving Corporation following the Mergers, then NetStrat has described in the NetStrat Disclosure Schedule such actions as is necessary for assumption of the Material Contract by the Surviving Corporation.

     (NI     True and correct copies of each document or instrument described in the NetStrat Disclosure Schedule pursuant to this Section 4.12 have been made available to GONT or its representatives.

     4.13 INSIDER TRANSACTIONS. No Affiliate of NetStrat has any interest in (i) any material equipment or other property, real or personal, tangible or intangible, including, without limitation, any item of intellectual property, used in connection with or pertaining to the business of NetStrat; or (ii) any creditor, supplier, customer, agent or representative of NetStrat; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

     4.14 INSURANCE. The NetStrat Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance held by NetStrat.

     4.15 DISPUTES AND LITIGATION. Except as set forth in the NetStrat Disclosure Schedule, there is no suit, action, litigation, proceeding, investigation, claim, complaint, or accusation pending, or to its knowledge threatened against or affecting NetStrat or any of its properties, assets or business or to which NetStrat is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and to its knowledge, there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect NetStrat or any of its properties, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting NetStrat or any of its properties, assets or business. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of NetStrat or any such person's heirs, executors or administrators as against NetStrat.

     4.16 COMPLIANCE WITH LAWS. NetStrat has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. NetStrat has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of NetStrat for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by NetStrat.

     4.17 SUBSIDIARIES. NetStrat has no subsidiaries. NetStrat does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and NetStrat does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

     4.18     ENVIRONMENTAL  MATTERS.

     (AI As of the date hereof, no underground storage tanks are present under any property that NetStrat has at any time owned, operated, occupied or leased. As of the date hereof except as set forth in the NetStrat Disclosure Schedule, no material amount of any substance that has been designated by any governmental entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), excluding office, janitorial and other immaterial supplies, are present, as a result of the actions of NetStrat or, to NetStrat's actual knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that NetStrat have at any time owned, operated, occupied or leased.

     (BI At no time has NetStrat transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has NetStrat disposed of, transported, sold, or manufactured any product containing a Hazardous Material in violation of any rule, regulation, treaty or statute promulgated by any governmental entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activities.

     (CI NetStrat currently holds all environmental approvals, permits, licenses, clearances and consents necessary for the conduct of its business as such business is currently being conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on NetStrat.

     (DI No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the actual knowledge of NetStrat, threatened concerning any Environmental Permit. NetStrat is not aware of any fact or circumstance which could involve it in any environmental litigation or impose upon it any environmental liability which would be reasonably likely to have a Material Adverse Effect on NetStrat.

     4.19 CORPORATE DOCUMENTS. NetStrat has furnished to GONT for its examination: (i) copies of its Certificate or Articles of Incorporation and Bylaws; (ii) its Minute Book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to NetStrat, or any securities of NetStrat, and all applications for such permits, orders, and consents; and (iv) their stock transfer books setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of NetStrat are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

     4.20 NO BROKERS. NetStrat is not obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

     4.21 DISCLOSURE. No statements by NetStrat contained in this Agreement and the Exhibits and NetStrat Disclosure Schedule attached hereto, any other Transaction Document or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     5.     PRECLOSING  COVENANTS  OF  GONT  AND  WESTLAKE.

     5.1 NOTICES AND APPROVALS. GONT agrees: (a) to give and to cause Westlake to give all notices to third parties which may be necessary or deemed desirable by NetStrat in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain and to cause Westlake to obtain, all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by NetStrat in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain, and to cause Westlake to obtain, all consents and authorizations of any other third parties necessary or deemed desirable by NetStrat in connection with this Agreement and the consummation of the transactions contemplated hereby.

     5.2 INFORMATION FOR NETSTRAT'S STATEMENTS AND APPLICATIONS. GONT and Westlake and their employees, accountants and attorneys shall cooperate fully with NetStrat in the preparation of any statements or applications made by NetStrat to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish NetStrat with all information concerning GONT and Westlake necessary or deemed desirable by NetStrat for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

     6.     PRECLOSING  COVENANTS  OF  NETSTRAT.

     6.1 NOTICES AND APPROVALS. NetStrat agrees: (a) to give all notices to third parties which may be necessary or deemed desirable by GONT in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by GONT in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by GONT in connection with this Agreement and the consummation of the transactions contemplated hereby.

     6.2     ADVICE  OF  CHANGES.  NetStrat will promptly advise GONT in writing
(i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of NetStrat contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in NetStrat's business, taken as a whole.

     6.3 INFORMATION FOR GONT'S STATEMENTS AND APPLICATIONS. NetStrat and its employees, accountants and attorneys shall cooperate fully with GONT in the preparation of any statements or applications made by GONT to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish GONT with all information concerning NetStrat necessary or deemed desirable by GONT for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

     6.4 CONDUCT OF BUSINESS BY NETSTRAT. Until the Closing, NetStrat will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of
GONT:

     (AI     borrow  any  money;

     (BI lease, license, sell, transfer or encumber or permit to be encumbered any asset, intellectual property right or other property associated with the business of NetStrat (including sales or transfers to Affiliates of NetStrat);

     (CI     dispose  of  any  of  its  assets;

     (DI     enter  into  any  lease or contract for the purchase or sale of any property,  real  or  personal;

     (EI     pay  any  bonus,  increased  salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses;

     (FI     change  accounting  methods;

     (GI     declare,  set  aside  or  pay  any  cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

     (HI     amend  or  terminate any contract, agreement or license to which it is  a  party;

     (II     loan  any  amount  to any person or entity, or guaranty or act as a surety  for  any  obligation;

     (JI issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock;

     (KI split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

     (LI     amend  its  Certificate  of  Incorporation  or  Bylaws;

     (MI make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of NetStrat;

     (NI do anything that would cause there to be material adverse changes in its Financial Statements (with such Financial Statements analyzed as if it had been prepared according to GAAP, and including but not limited to cash distributions or material decreases in the net assets of NetStrat), between the date of the NetStrat Financial Statements and the Closing Date; or

     (OI     agree  to  do  any of the things described in the preceding clauses
Section  6.4(a)  through  (n).

     7.     MUTUAL  COVENANTS.

     7.1 DUE DILIGENCE, INVESTIGATION, AND AUDITS. At such time prior to the Closing as may be reasonably requested, each party shall make available to the other party and the other party's employees, agents and representatives all information concerning the operation, business and prospects of such party as may be reasonably requested by the other party. Each party will cooperate with the other party for the purpose of permitting the other party to discuss such party's business and prospects with such party's customers, creditors, suppliers and other persons having business dealings with such party, subject to reasonable confidentiality obligations between the parties.

     7.2 REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, GONT, Westlake and NetStrat shall use their respective best efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Securities Act, and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     7.3 FURTHER ASSURANCES. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     8.     CLOSING  MATTERS.

     8.1 REGISTRATION STATEMENT. Within 90 days of execution of this Agreement, GONT shall prepare and file with the Securities and Exchange Commission a Registration Statement on Form S-4 for the registration of the GONT Common Stock issued to the NetStrat Shareholders hereunder (the "Registration Statement"). GONT shall use its reasonable best efforts to obtain clearance of such Registration Statement with the SEC. GONT shall pay all costs and expenses incurred in connection with such registration statement and shall make any and all appropriate blue sky filings required in connection with such Registration Statement. The Closing shall occur upon the effectiveness of the Registration Statement.

8.2 FILING OF CERTIFICATES OF MERGER. On the date of the Closing, but not prior to the Closing, the Certificates of Merger for the Merger shall be filed with the offices of the Secretary of State of the State of Nevada and Colorado and the merger of NetStrat with and into Westlake shall be consummated.

     8.3 DELIVERY OF DOCUMENTS. On or before the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in Sections 9 and 10, as specified in such Sections, including delivery of the counterpart signature pages of the Transaction Documents executed by GONT, Westlake and/or NetStrat, as the case may be. All documents which GONT or Westlake shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to NetStrat. All documents which NetStrat shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to GONT.

     9. CONDITIONS TO GONT'S OBLIGATIONS. Unless otherwise provided below, GONT's and Westlake's obligations to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction by Closing of each of the following conditions (any one or more of which may be waived by GONT, but only in a writing signed by GONT):

     9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of NetStrat set forth in Section 4 shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, and GONT shall receive a certificate to such effect executed by the Chairmen and Presidents of NetStrat.

     9.2 COVENANTS. NetStrat shall have performed and complied with all of its covenants contained in Sections 6 and 7 on or before the Closing, and GONT shall receive a certificate from NetStrat to such effect executed by the Presidents of NetStrat.

     9.3 NO LITIGATION. On and as of the Closing, no litigation or proceeding shall be threatened or pending against NetStrat with the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, and GONT shall receive a certificate to such effect executed by the President of NetStrat.

     9.4 NO ADVERSE DEVELOPMENT. There shall not have been any material adverse changes in the financial condition, results of operations, assets, liabilities, business or prospects of NetStrat since the date of this Agreement, and GONT shall receive a certificate to such effect executed by the President of NetStrat.

     9.5 AUTHORIZATIONS. GONT shall have received from NetStrat written evidence that the execution, delivery and performance of NetStrat's obligations under this Agreement and the Certificate of Merger have been duly and validly approved and authorized by the Board of Directors of NetStrat.

     9.6 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

     9.7 FILING OF CERTIFICATE OF MERGER. As of the Closing, the Certificate of Merger for the Merger shall have been filed with the Secretary of State of the State of Nevada and the Secretary of State of the State of Colorado.

     10. CONDITIONS TO NETSTRAT'S OBLIGATIONS. Unless otherwise provided below, the obligations of NetStrat is subject to the fulfillment or satisfaction by Closing, of each of the following conditions (any one or more of which may be waived by NetStrat, but only in a writing signed by NetStrat):

     10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of GONT and Westlake contained in Section 3 shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

     10.2 COVENANTS. GONT and Westlake shall have performed and complied with all of its covenants contained in Sections 5 and 6 on or before the Closing.

     10.3 AUTHORIZATIONS. NetStrat shall have received from GONT written evidence that the execution, delivery and performance of this Agreement and the Certificate of Merger have been duly and validly approved and authorized by GONT's Board of Directors and by Westlake's Board of Directors.

     10.4 FILING OF CERTIFICATE OF MERGER. As of the Closing, the Certificate of Merger for the Merger shall have been filed with the Secretary of State of the State of Nevada and the Secretary of State of the State of Colorado.

     11.     TERMINATION  OF  AGREEMENT.

     11.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto. This Agreement may also be terminated and abandoned:

     (A) By NetStrat if any of the conditions precedent to NetStrat's obligations pursuant to Section 10 shall not have been fulfilled at and as of the Closing.

     (B) By GONT if any of the conditions precedent to GONT's and Westlake's obligations pursuant to Section 9 above shall not have been fulfilled at and as of the Closing.

     Any termination of this Agreement under this Section 11.1 shall be effected by the delivery of written notice of the terminating party to the other parties hereto.

     12.     MISCELLANEOUS.

     12.1 GOVERNING LAWS. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     12.2 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

     12.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     12.4 ENTIRE AGREEMENT. This Agreement, the exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     12.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

     12.6 EXPENSES. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement, the exhibits hereto, and the other Transaction Documents.

     12.7 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

     12.8 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto and shall terminate on the date one year after the Closing Date.

     12.9 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     12.10 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

     12.11 NOTICES. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally,
(b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 13.11.

GONT  or  Westlake:     Go  Online  Networks  Corporation
                        5681  Beach  Blvd.,  Suite  101
                        Buena  Park,  CA  90621
                        Attn:  Joseph  M.  Naughton
                        Facsimile  No.:  (714)  736-9488

                        With  copy  to:
                        Cutler  Law  Group
                        610  Newport  Center  Drive,  Suite  800
                        Newport  Beach,  CA  92660
                        Attn:  M.  Richard  Cutler
                        Facsimile  No.:  (949)  719-1977

NetStrat:
                        6301  Indian  School  Road
                        Albuquerque,  NM  87123
                        Attn:  Jack  Benezra
                        Facsimile  No.:  (___)_____________

Such  notice  will  be  treated  as  having  been  received upon actual receipt.

     12.12     TIME.  Time  is  of  the  essence  of  this  Agreement.

     12.13 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

     12.14 NO JOINT VENTURE. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 13.14.

     12.15 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

     12.16 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     12.17 ABSENCE OF THIRD-PARTY BENEFICIARY RIGHTS. Except for the agreements provided for in Section 5.2 of this Agreement, no provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third-party bene-ficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner of any party hereto or any other person or entity except employees and stockholders of GONT specifically referred to herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


GO  ONLINE  NETWORKS  CORPORATION     WESTLAKE  CAPITAL  CORP.
a  Delaware  corporation              a  Colorado  corporation


By: /s/ Joseph M. Naughton            By: /s/ Joseph M. Naughton
    Joseph  M.  Naughton                  Joseph  M.  Naughton
    President                             President


NETSTRAT,  INC.
a  Nevada  corporation


By: /s/ Jack Benezra
   Jack  Benezra
   President

                         APPENDIX B

                  AGREEMENT  AND  PLAN  OF  REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into this 26th day of September, 2000, by and among GO ONLINE NETWORKS CORPORATION, a Delaware corporation ("GONT"), WESTLAKE CAPITAL CORP., a Colorado corporation and a wholly-owned subsidiary of GONT ("Westlake"), and the "Surviving Corporation"), and AMER SOFTWARE, INC., a Nevada corporation ("Amer").

     RECITALS

     A.     Westlake  is  a  wholly-owned  subsidiary  of  GONT.

     B. Subject to and in accordance with the terms and conditions of this Agreement and pursuant to the Certificate of Merger attached hereto as Exhibit A ("Certificate of Merger"), the parties intend that Amer will merge with and into Westlake (the "Merger"), whereby at the Effective Time of the Merger, all of the Amer Common Stock will be converted into one million three hundred eighty-eight thousand eight hundred eighty-eight (1,388,888) shares of GONT Common Stock

     C. For federal income tax purposes, it is intended that the Mergers shall qualify as a tax free reorganization within the meaning of '368(a)(2)(D) of the Code.

     D. The parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Mergers.

     AGREEMENT

     NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, the parties agree as follows:

     10     CERTAIN  DEFINITIONS.

     1.1 "GONT COMMON STOCK" shall mean all of the outstanding shares of Common Stock of GONT.

     1.2 "GONT DISCLOSURE SCHEDULE" shall mean the disclosure schedule provided to Amer by GONT and Westlake disclosing such items and matters as are required to be disclosed under this Agreement.

     1.3 "GONT FINANCIAL STATEMENTS" shall mean GONT's audited balance sheet as of December 31, 1999, and statements of operations, stockholder's equity and cash flow for the twelve (12) month period then ended and GONT's unaudited balance sheet as of June 30, 2000 and statements of operations, stockholder's equity and cash flow for the six month period then ended.

     1.4 "GONT PRODUCTS/SERVICES" shall mean all products or services which have been, or are being, marketed by GONT, or are currently under development, and all patents, patent applications, trade secrets, copyrights, trademarks, trade names and other proprietary rights related to such products or services.

     1.5 "AFFILIATE" shall have the meaning set forth in the rules and regulations promulgated by the Commission pursuant to the Securities Act.

     1.6 "CLOSING" shall mean the closing of the transactions contemplated by this Agreement.

     1.7     "CLOSING  DATE"  shall  mean  the  date  of  the  Closing.

     1.8 "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

     1.9 "COMMISSION" shall mean the United States Securities and Exchange Commission.

     1.10 "DISSENTING SHARES" shall mean those shares held by holders who perfect their appraisal rights under the applicable state laws.

     1.11 "EFFECTIVE TIME" shall mean the date and time of the effectiveness of the Merger under Nevada and Colorado law.

     1.12     "GAAP"  shall  mean  generally  accepted  accounting  principles.

     1.13 "AMER COMMON STOCK" shall mean all the outstanding shares of common stock of Amer.

     1.14 "AMER DISCLOSURE SCHEDULE" shall mean the disclosure schedule provided to GONT and Westlake by Amer disclosing such items and matters as are required to be disclosed under this Agreement.

     1.15 "AMER FINANCIAL STATEMENTS" shall mean Amer's audited balance sheet as of December 31, 1999, and statements of operations, stockholders' equity and cash flow for the twelve (12) month period then-ended and Amer's unaudited balance sheet as of June 30, 2000, and statements of operations, stockholders' equity and cash flow for the six (6) month period then-ended.

     1.16 "AMER PRODUCTS/SERVICES" shall mean all products or services which have been, or are being, marketed by Amer or are currently under development, and all trade secrets, copyrights, trademarks, trade names and other proprietary rights related to such products or services.

     1.17 "MATERIAL ADVERSE EFFECT" shall mean an effect on the operations, assets or financial condition of an entity considered as a whole which would lead a reasonable business person to conclude that entering into the Merger would not be advisable in light of the effect.

     1.18 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

     1.19 "SUBSIDIARY" OR "SUBSIDIARIES" shall mean all corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise. "Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity.

     1.20 "TRANSACTION DOCUMENTS" shall mean all documents or agreements attached as an exhibit or schedule hereto, and set forth on the Table of Contents.

     20     PLAN  OF  REORGANIZATION.

     2.1 THE MERGER. Subject to the terms and conditions of this Agreement and the Certificate of Merger, Amer shall be merged with and into Westlake in accordance with the applic-able provisions of the laws of the States of Nevada and Colorado, and with the terms and conditions of this Agreement and the Certificates of Merger set forth as Exhibits A and, B so that:

     (A) At the Effective Time (as defined in Section 2.5 (below)), Amer shall be merged with and into Westlake. As a result of the Merger, the separate corporate existence of Amer shall cease, and Westlake shall continue as the surviving corporation, and shall succeed to and assume all of the rights and obligations of Amer (which shall include the rights and obligations of GONT) in accordance with the laws of Colorado.

     (B) The Certificate of Incorporation and Bylaws of Westlake in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws, respectively, of the Surviving Corporation after the Effective Time unless and until further amended as provided by law.

     2.2 CONVERSION OF SHARES. All of the shares of Amer common stock, issued and outstanding immediately prior to the Effective Time will, by virture of the Merger, and at the Effective Time, and without further action on the part of the shareholders of Amer, be converted into one million three hundred eighty-eight thousand eight hundred and eighty-eight (1,388,888) shares of fully paid and nonassessable shares of GONT common stock.

     2.3 FRACTIONAL SHARES. No fractional shares of GONT common stock will be issued in connection with the Subsequent Merger.

     2.4 THE CLOSING. Subject to termination of this Agreement as provided in Section 10 (below), the Closing shall take place at the offices of Cutler Law Group, 610 Newport Center Drive, Suite 800, Newport Beach, CA 92660, as soon as possible upon the satisfaction or waiver of all conditions set forth in Sections 8, 9 and 10 hereof, or such other time and place as is mutually agreeable to the parties. The Closing shall be no later than the time following the clearance of GONT's Form S-4 filed in connection with this Agreement.

     2.5 EFFECTIVE TIME. Simultaneously with the Closing, the Certificate of Merger for the Merger shall be filed in the office of the Secretary of State of the State of Nevada and the Secretary of State of the State of Colorado. The Merger shall become effective immediately upon the filing of the Certificate of Merger with such offices.

     2.6 TAX FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Mergers in accordance with the provisions of '368(a)(2)(D) of the Code. Each party agrees that it will not take or assert any position on any tax return, report or otherwise which is inconsistent with the qualification of the Mergers as a reorganization within the meaning of '368(a) of the Code. Except for cash paid in lieu of fractional shares, no consideration that could constitute "other property" within the meaning of '356 of the Code is being paid by GONT for the Amer Common Stock. In addition, GONT and Westlake represent now, and as of the Closing Date, that they presently intend to continue Amer's historic business or use a significant portion of Amer's business assets in a business.

     30 REPRESENTATIONS AND WARRANTIES OF GONT AND WESTLAKE. Except as otherwise set forth in the GONT Disclosure Schedule attached hereto, GONT and Westlake jointly and severally represent and warrant to Amer as set forth below. No fact or circumstance disclosed shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the GONT Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by GONT, Westlake and Amer.

     3.1 ORGANIZATION. GONT and Westlake are corporations duly organized, validly existing and in good standing under the laws of the state of incorporation of such entity and have the corporate power and authority to carry on their respective businesses as it is now being conducted. GONT and Westlake are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of their respective businesses or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a Material Adverse Effect on GONT and Westlake.

     3.2 CAPITALIZATION. The authorized capital of GONT will consist, prior to the Closing, of 100,000,000 shares of Common Stock, of which 83,960,343 shares were issued and outstanding at June 30, 2000. GONT is the record and beneficial owner of all shares of Westlake Common Stock, free and clear of any and all claims, liens, encumbrances or security interests. All of the issued and outstanding shares of GONT and Westlake capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock has been issued in full compliance with all applicable federal and state securities laws. None of GONT's or Westlake's issued and outstanding shares of capital stock are subject to repurchase or redemption rights.

     3.3 POWER, AUTHORITY AND VALIDITY. GONT and Westlake have the corporate power to enter into this Agreement and the other Transaction Documents to which they are parties and to carry out their obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of GONT and Westlake and, except for approval of the shareholders of GONT, no other corporate proceedings on the part of GONT or Westlake are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein. GONT and Westlake are not subject to, or obligated under, any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which GONT is qualified to do business, (ii) the filing of the Certficate of Merger with the Secretary of State of the State of Colorado and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to GONT's business, nor consent of any governmental authority, is required to be obtained on the part of GONT to permit the transactions contemplated herein and to permit GONT to continue the business activities of GONT as previously conducted by GONT without a Material Adverse Effect. This Agreement is, and the other Transaction Documents when executed and delivered by GONT and Westlake shall be, the valid and binding obligations of GONT and Westlake, enforceable in accordance with their respective terms.

     3.4     FINANCIAL  STATEMENTS.

     (A)     GONT  has  made  available  to  Amer  copies  of the GONT Financial
Statements.

     (B) The GONT Financial Statements are complete and in accordance with the books and records of GONT and present fairly the financial position of GONT as of its historical dates. The GONT Financial Statements have been prepared in accordance with GAAP, applied on a basis consistent with prior periods.

     3.5     TAX  MATTERS.

     (A) GONT has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it (or extensions thereof), including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from GONT have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the GONT Financial Statements are adequate and there are no tax liens on any property or assets of GONT. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

     (B) All taxes which GONT has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

     (C) GONT is not a party to any tax-sharing agreement or similar arrangement with any other party.

     (D) At no time has GONT been included in the federal consolidated income tax return of any affiliated group of corporations.

     (E) No payment which GONT is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agree-ment, severance agreement or otherwise will constitute an excess parachute payment as defined in '280G of the Code.

     (F) GONT is not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

     3.6     TAX-FREE  REORGANIZATION.

     (A) Neither GONT nor Westlake has taken or agreed to take any action that would prevent the Mergers from constituting a reorganization qualifying under the provi-sions of '368(a) of the Code.

     (B) Neither GONT nor Westlake is an investment company as defined in ''368(a)(2)(F)(iii) and (iv) of the Code.

     3.7 NO BROKERS. Neither GONT nor Westlake is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

     40 REPRESENTATIONS AND WARRANTIES OF AMER, Except as otherwise set forth in the Amer Disclosure Schedule attached hereto, Amer jointly and severally represent and warrant to GONT as set forth below. No fact or circumstance disclosed to GONT shall constitute an exception to these representations and warranties unless such fact or circumstance is set forth in the Amer Disclosure Schedule or such supplements thereto as may mutually be agreed upon in writing by Amer and GONT.

     4.1 ORGANIZATION. Amer is a corporations duly organized, validly existing and in good standing under the laws of the state of incorporation of such entity and have the corporate power and authority to carry on their respective businesses as it is now being conducted. Amer is duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of its business or properties makes such qualification or licensing necessary except where the failure to be so qualified would not have a Material Adverse Effect on Amer. True and complete copies of Amer's Articles of Incorporation and Bylaws, as in effect on the date hereof and as to be in effect as of the Closing, have been provided to GONT or its representatives.

     4.2     CAPITALIZATION.

     (A) The authorized capital of Amer will consist, prior to the Closing, of 100,000,000 shares of Common Stock, of which approximately 5,710,194 shares are issued and outstanding as of the date hereof. All of the Amer Common Stock is free and clear of any and all claims, liens, encumbrances or security interests.

     (B) Except as set forth in the Amer Disclosure Schedule, Amer has no outstanding preemptive rights, subscription rights, options, warrants, rights to convert or exchange, capital stock equivalents, or other rights to purchase or otherwise acquire any Amer capital stock or other securities.

     (C) All of the issued and outstanding shares of Amer capital stock have been duly authorized, validly issued, are fully paid and nonassessable, and such capital stock has been issued in full compliance with all applicable federal and state securities laws. None of Amer's issued and outstanding shares of capital stock are subject to repurchase or redemption rights.

     (D) Except for any restrictions imposed by applicable state and federal securities laws, there is no right of first refusal, option, or other restriction on transfer applicable to any shares of Amer's capital stock.

     (E) Amer is not under any obligation to register under the Securities Act any shares of its capital stock or any other of its securities that might be issued in the future if the Merger were not consummated.

     (F) Amer is not a party or subject to any agreement or understanding and there is no agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any security.

     4.3 POWER, AUTHORITY AND VALIDITY. Amer has the corporate power to enter into this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of Amer and no other corporate proceedings on the part of Amer are necessary to authorize this Agreement, the other Transaction Documents and the transactions contemplated herein and therein.
Amer is not subject to, or obligated under, any charter, bylaw or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by or in conflict with its executing and carrying out this Agreement and the transactions contemplated hereunder and under the Transaction Documents. Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Nevada and appropriate documents with the relevant authorities of other states in which Amer is qualified to do business, (ii) the filing of the Certficate of Merger with the Secretary of State of the State of Colorado and (ii) filings under applicable securities laws, no consent of any person who is a party to a contract which is material to Amer's business, nor consent of any governmental authority, is required to be obtained on the part of Amer to permit the transactions contemplated herein and to permit Amer to continue the business activities of Amer as previously conducted by Amer without a Material Adverse Effect. This Agreement is, and the other Transaction Documents when executed and delivered by Amer shall be, the valid and binding obligations of Amer, enforceable in accordance with their respective terms.

     4.4     FINANCIAL  STATEMENTS.

     (A)     Amer has delivered to GONT copies of the Amer Financial Statements.

     (B) The Amer Financial Statements are complete and in accordance with the books and records of Amer and present fairly the financial position of Amer as of its historical dates. The Amer Financial Statements have been prepared in accordance with GAAP, applied on a basis consistent with prior periods. Except and to the extent reflected or reserved against in such balance sheets (including the notes thereto), Amer does not have, as of the dates of such balance sheets, any liabilities or obligations (absolute or contingent) of a nature required or customarily reflected in a balance sheet (or the notes thereto) prepared in accordance with GAAP. The reserves, if any, reflected on the Amer Financial Statements are adequate in light of the contingencies with respect to which they are made.

     (C) Amer has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Amer Financial Statements, except for those (i) that may have been incurred after the date of the Amer Financial Statements; or (ii) that are not required by GAAP to be included in a balance sheet or the notes thereto, except that Amer has not established any reserves with respect to the costs and fees associated with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby. All material debts, liabilities, and obligations incurred after the date of the Amer Financial Statements were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

     4.5     TAX  MATTERS.

     (A) Amer has fully and timely, properly and accurately filed all tax returns and reports required to be filed by it (or extensions thereof), including all federal, foreign, state and local tax returns and estimates for all years and periods (and portions thereof) for which any such returns, reports or estimates were due. All such returns, reports and estimates were prepared in the manner required by applicable law. All income, sales, use, occupation, property or other taxes or assessments due from Amer have been paid. There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid. The reserves for taxes, if any, reflected on the Amer Financial Statements are adequate and there are no tax liens on any property or assets of Amer. There have been no audits or examinations of any tax returns or reports by any applicable governmental agency. No state of facts exists or has existed which would constitute grounds for the assessment of any penalty or of any further tax liability beyond that shown on the respective tax reports, returns or estimates. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local income tax return or report for any period.

     (BI     All  taxes which Amer has been required to collect or withhold have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority.

     (CI     Amer  is  not  a  party  to  any  tax-sharing  agreement or similar arrangement  with  any  other  party.

     (DI     At  no  time  has  Amer  been  included in the federal consolidated income  tax  return  of  any  affiliated  group  of  corporations.

     (EI No payment which Amer is obliged to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agree-ment, severance agreement or otherwise will constitute an excess parachute payment as defined in '280G of the Code.

     (FI     Amer  is  not currently under any contractual obligation to pay any tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any tax.

     4.6     TAX-FREE  REORGANIZATION.

     (AI     Amer  has not taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provi-sions of '368(a) of the Code.

     (BI     Amer is not an investment company as defined in ''368(a)(2)(F)(iii)
and  (iv)  of  the  Code.

     4.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, Amer has not:

     (AI suffered any material adverse change in its financial condition or in the operations of its business, nor any material adverse changes in its balance sheet, (with the Amer Financial Statements and any subsequent balance sheet analyzed as if each had been prepared according to GAAP), including but not limited to cash distributions or material decreases in the net assets of Amer;

     (BI     suffered  any  damage,  destruction  or  loss,  whether  covered by insurance or not, materially and adversely affecting its properties or business;

     (CI     granted  or agreed to make any increase in the compensation payable or to become payable by it to its officers or employees, except those occurring in the ordinary course of business;

     (DI declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition by it of such shares;

     (EI     issued  any  shares  of  its capital stock or any warrants, rights, options or entered into any commitment relating to its shares except for the issuance of its pursuant to the exercise of outstanding options;

     (FI     made  any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amorti-zation policies or rates adopted therein;

     (GI     sold,  leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property other than in the ordinary course of business;

     (HI sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset except in the ordinary course of its business;

     (II     suffered  any  labor  dispute;

     (JI     engaged  in any activity or entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

     (KI     incurred  any liabilities except in the ordinary course of business and consistent with past practice which would be required to be disclosed in financial statements prepared in accordance with GAAP;

     (LI permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except those permitted under Section 4.8 hereof, other than any purchase money security interests incurred in the ordinary course of business;

     (MI     made  any  capital  expenditure  or  commitment  for  additions  to property,  plant  or  equipment  in  excess  of  One  Thousand Dollars ($1,000);

     (NI paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its Affiliates, officers, directors or stockholder or any Affiliate or associate of any of the foregoing;

     (OI     made  any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the Amer Disclosure Schedule; or

     (PI     agreed  to  take  any  action  outside  of  its  ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

     4.8 TITLE AND RELATED MATTERS. Amer has good and marketable title to all the properties, interests in properties and assets, real and personal, reflected in the Amer Financial Statements or acquired after the date of the Amer Financial Statements (except properties, interests in properties and assets sold or otherwise disposed of since the date of the Amer Financial Statements in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and except for liens which in the aggregate do not secure more than One Thousand Dollars ($1,000) in liabilities. The equipment of Amer used in the operation of its business is in good operating condition and repair. All real or personal property leases to which Amer is a party are valid, binding, enforceable obligations of Amer effective in accordance with their respective terms. There is not under any of such leases any existing material default or event of default or event which, with notice or lapse of time or both, would constitute a material default. The Amer Disclosure Schedule contains a description of all real and personal property leased or owned by Amer, identifying such property and, in the case of real property, stating the monthly rental due, term of lease and square feet leased. True and correct copies of each of Amer's leases have been provided to GONT or its representatives.

     4.9     PROPRIETARY  RIGHTS.

     (AI Amer owns all right, title and interest in and to, or valid licenses for use of, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names and other proprietary rights used in or necessary for the conduct of Amer's business as conducted to the date hereof or contemplated, including, without limitation, the technology and all proprietary rights developed or discovered or used in connection with or contained in the Amer
Products/Services, free and clear of all liens, claims and encumbrances (including without limitation distribution rights) (all of which are referred to as "Amer Proprietary Rights") and Amer has the right to transfer all such rights to Amer as contemplated hereby. The foregoing representation as it relates to Amer Third-Party Technology (as hereinafter defined) is limited to Amer's interest pursuant to the Amer Third-Party Licenses (as hereinafter defined), all of which are valid and enforceable and in full force and effect and which grant Amer such rights to the Amer Third-Party Technology as are employed in or necessary to the business of Amer as conducted or proposed to be conducted. The Amer Disclosure Schedule contains an accurate and complete description of (i) all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, and registered copyrights in or related to the Amer Products/ Services, all applications and registration statements therefor, and a list of all licenses and other agreements relating thereto; and (ii) a list of all licenses and other agreements with third parties (the "Amer Third-Party Licenses") relating to any inventions, technology, know-how, or processes that Amer is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products distributed by Amer (such software, inventions, technology, know-how and processes are collectively referred to as the "Amer Third-Party Technology"). Amer's trademark or trade name registrations related to the Amer Products/Services and all of Amer's copyrights in any of the Amer Products/Services are valid and in full force and effect, and consummation of the transactions contemplated hereby will not alter or impair any such rights. No claims have been asserted against Amer (and Amer is not aware of any claims which are likely to be asserted against it or which have been asserted against others) by any person challenging Amer's use, possession, manufacture, sale, provision or distribution of the Amer Products/Services under any patents, trademarks, trade names, copyrights, trade secrets, technology, know-how or processes utilized by Amer (including, without limitation, the Amer Third-Party Technology) or challenging or question-ing the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Amer Third-Party Licenses). There is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the currently planned continued enhancement and exploitation by Amer of any of the Amer Products/Services. None of the Amer Products/Services nor the use or exploita-tion of any patents, trademarks, trade names, copyrights, technology, know-how or processes by Amer in its current business infringes on the rights of, constitutes misappro-priation of, or in any way involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

     (BI No employee of Amer is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with Amer or, to Amer's actual knowledge, any other party because of the nature of the business conducted by Amer or proposed to be conducted by Amer.

     (CI     Each  person  presently  or  previously employed by Amer (including independent contractors, if any) with access to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Amer or its representatives. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of Amer and such person, enforceable in accordance with their respective terms. Neither the execution or delivery of such agreements, nor the carrying on of their business as employees by such persons, nor the conduct of their business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

     (DI No product or service liability or warranty claims which could exceed One Thousand Dollars ($1,000) have been communicated to, or threatened against, Amer nor, to Amer's actual knowledge, is there any specific situation, set of facts or occurrence that provides a basis for such claim.

     4.10 EMPLOYEE BENEFIT PLANS. There is no unfunded prior service cost with respect to any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, or other employee benefit or fringe benefit plans, whether formal or informal, maintained by Amer. Each bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, and other employee benefit or fringe benefit plans, whether formal or informal, maintained by Amer conforms to all applicable requirements of the Employees Retirement Income Security Act. The Amer Disclosure Schedule lists and describes all profit-sharing, bonus, incentive, deferred compensation, vacation, severance pay, retirement, stock option, group insurance or other plans (whether written or not) providing employee benefits.

     4.11 BANK ACCOUNTS. The Amer Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which Amer maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     4.12     CONTRACTS.

     (AI Amer has no agreements, contracts or commitments that provide for the sale, licensing or distribution by Amer of any of its products, services, inventions, technology, know-how, trademarks or trade names except in the ordinary course of its business.

     (BI Without limiting the provisions of Section 4.9 and except for any agreements with GONT, Amer has not granted to any third party any exclusive rights of any kind with respect to any of the Amer Products/Services.

     (CI There is no outstanding sales contract, commitment or proposal of Amer that is currently expected to result in any loss to Amer (before allocation of overhead and administrative costs) upon completion or performance thereof.

     (DI Amer has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty or premium.

     (EI     Amer  has  no  employment,  independent  contractor  or  similar agreement,  contract or commitment that is not terminable on no more than thirty
(30) days' notice without penalty or liability of any type, including without limitation severance or termination pay.

     (FI     Amer  has  no  currently  effective  collective bargaining or union agreements,  contracts  or  commitments.

     (GI     Amer  is not restricted by agreement from competing with any person or  from  carrying  on  its  business  anywhere  in  the  world.

     (HI     Amer  has  not  guaranteed any obligations of other persons or made any  agreements  to  acquire  or  guarantee  any  obligations  of other persons.

     (II Amer has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Amer of any sum not reflected in the Amer Financial Statements.

     (JI All material contracts, agreements and instruments to which Amer is a party are valid, binding, in full force and effect, and enforceable by Amer in accordance with their respective terms. No such material contract, agreement or instrument contains any material liquidated-damages, penalty or similar provision. Amer has not received any notice from any party to any such material contract, agreement or instrument that such party intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

     (KI     The Amer Disclosure Schedule lists all material agreements pursuant to  which  Amer  has agreed to supply to any third party Amer Products/Services.

     (LI Amer is not in default under or in breach or violation of, nor, to its actual knowledge, is there any valid basis for any claim of default by Amer under, or breach or violation by Amer of, any contract, commitment or restriction to which Amer is a party or to which it or any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on Amer. To Amer's actual knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any material contract, commitment, or restriction to which Amer is bound or by which any of its properties is bound, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on Amer.

     (MI     All  agreements,  contracts  and  commitments  (the  "Material
Contracts") listed or described in the Amer Disclosure Schedule pursuant to this
Section 4.12 are assumable, or will otherwise be the property of, the Surviving Corporation following the Mergers without further action by the Surviving
Corporation or Amer. If any of the Material Contracts are not assumable by or will not be the property of, the Surviving Corporation following the Mergers, then Amer has described in the Amer Disclosure Schedule such actions as is necessary for assumption of the Material Contract by the Surviving Corporation.

     (NI     True and correct copies of each document or instrument described in the Amer Disclosure Schedule pursuant to this Section 4.12 have been made available to GONT or its representatives.

     4.13     INSIDER  TRANSACTIONS.  No  Affiliate  of Amer has any interest in
(i) any material equipment or other property, real or personal, tangible or intangible, including, without limitation, any item of intellectual property, used in connection with or pertaining to the business of Amer; or (ii) any creditor, supplier, customer, agent or representative of Amer; provided, however, that no such Affiliate or other person shall be deemed to have such an interest solely by virtue of the ownership of less than one percent (1%) of the outstanding stock or debt securities of any publicly-held company, the stock or debt securities of which are traded on a recognized stock exchange or quoted on the National Association of Securities Dealers Automated Quotation System.

     4.14 INSURANCE. The Amer Disclosure Schedule contains a list of the principal policies of fire, liability and other forms of insurance held by Amer.

     4.15 DISPUTES AND LITIGATION. Except as set forth in the Amer Disclosure Schedule, there is no suit, action, litigation, proceeding, investigation, claim, complaint, or accusation pending, or to its knowledge threatened against or affecting Amer or any of its properties, assets or business or to which Amer is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality), and to its knowledge, there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning or building laws, regulations or ordinances which affect or could affect Amer or any of its properties, assets or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment or award by any court, arbitrator or governmental body against or affecting Amer or any of its properties, assets or business. There is no litigation, proceeding, investigation, claim, complaint or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of Amer or any such person's heirs, executors or administrators as against Amer.

     4.16 COMPLIANCE WITH LAWS. Amer has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign and other laws, rules and regulations. Amer has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local or foreign governmental agency and all such returns, reports, documents and information are true and complete in all respects. All permits, licenses, orders, franchises and approvals of all federal, state, local or foreign governmental or regulatory bodies required of Amer for the conduct of its business have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval. Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by Amer.

     4.17 SUBSIDIARIES. Amer has no subsidiaries. Amer does not own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and Amer does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

     4.18     ENVIRONMENTAL  MATTERS.

     (AI As of the date hereof, no underground storage tanks are present under any property that Amer has at any time owned, operated, occupied or leased. As of the date hereof except as set forth in the Amer Disclosure Schedule, no material amount of any substance that has been designated by any governmental entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "Hazardous Material"), excluding office, janitorial and other immaterial supplies, are present, as a result of the actions of Amer or, to Amer's actual knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Amer have at any time owned, operated, occupied or leased.

     (BI At no time has Amer transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Amer disposed of, transported, sold, or manufactured any product containing a Hazardous Material in violation of any rule, regulation, treaty or statute promulgated by any governmental entity to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activities.

     (CI     Amer  currently  holds  all  environmental  approvals,  permits, licenses, clearances and consents necessary for the conduct of its business as such business is currently being conducted, the absence of which would be reasonably likely to have a Material Adverse Effect on Amer.

     (DI No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the actual knowledge of Amer, threatened concerning any Environmental Permit. Amer is not aware of any fact or circumstance which could involve it in any environmental litigation or impose upon it any environmental liability which would be reasonably likely to have a Material Adverse Effect on Amer.

     4.19 CORPORATE DOCUMENTS. Amer has furnished to GONT for its examination: (i) copies of its Certificate or Articles of Incorporation and Bylaws; (ii) its Minute Book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the stockholders, the board of directors and any committees thereof; (iii) all permits, orders, and consents issued by any regulatory agency with respect to Amer, or any securities of Amer, and all applications for such permits, orders, and consents; and (iv) their stock transfer books setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Amer are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction.

     4.20 NO BROKERS. Amer is not obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the Certificate of Merger or in connection with any transaction contemplated hereby or thereby.

     4.21 DISCLOSURE. No statements by Amer contained in this Agreement and the Exhibits and Amer Disclosure Schedule attached hereto, any other Transaction Document or any written statement or certificate furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby and thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     5.     PRECLOSING  COVENANTS  OF  GONT  AND  WESTLAKE.

     5.1 NOTICES AND APPROVALS. GONT agrees: (a) to give and to cause Westlake to give all notices to third parties which may be necessary or deemed desirable by Amer in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain and to cause Westlake to obtain, all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by Amer in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain, and to cause Westlake to obtain, all consents and authorizations of any other third parties necessary or deemed desirable by Amer in connection with this Agreement and the consummation of the transactions contemplated hereby.


     5.2 INFORMATION FOR AMER'S STATEMENTS AND APPLICATIONS. GONT and Westlake and their employees, accountants and attorneys shall cooperate fully with Amer in the preparation of any statements or applications made by Amer to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish Amer with all information concerning GONT and Westlake necessary or deemed desirable by Amer for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

     6.     PRECLOSING  COVENANTS  OF  AMER.

     6.1 NOTICES AND APPROVALS. Amer agrees: (a) to give all notices to third parties which may be necessary or deemed desirable by GONT in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by GONT in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use its best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by GONT in connection with this Agreement and the consummation of the transactions contemplated hereby.

     6.2 ADVICE OF CHANGES. Amer will promptly advise GONT in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Amer contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) of any material adverse change in Amer's business, taken as a whole.

     6.3 INFORMATION FOR GONT'S STATEMENTS AND APPLICATIONS. Amer and its employees, accountants and attorneys shall cooperate fully with GONT in the preparation of any statements or applications made by GONT to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish GONT with all information concerning Amer necessary or deemed desirable by GONT for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

     6.4 CONDUCT OF BUSINESS BY AMER. Until the Closing, Amer will continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of GONT:

     (AI     borrow  any  money;

     (BI lease, license, sell, transfer or encumber or permit to be encumbered any asset, intellectual property right or other property associated with the business of Amer (including sales or transfers to Affiliates of Amer);

     (CI     dispose  of  any  of  its  assets;

     (DI     enter  into  any  lease or contract for the purchase or sale of any property,  real  or  personal;

     (EI     pay  any  bonus,  increased  salary, or special remuneration to any officer or employee, including any amounts for accrued but unpaid salary or bonuses;

     (FI     change  accounting  methods;

     (GI     declare,  set  aside  or  pay  any  cash or stock dividend or other distribution in respect of capital, or redeem or otherwise acquire any of its capital stock;

     (HI     amend  or  terminate any contract, agreement or license to which it is  a  party;

     (II     loan  any  amount  to any person or entity, or guaranty or act as a surety  for  any  obligation;

     (JI issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of capital stock;

     (KI split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

     (LI     amend  its  Certificate  of  Incorporation  or  Bylaws;

     (MI make or change any election, change any annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any tax claim or assessment, surrender any right to claim refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or take any other action or omit to take any action, if any such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action or omission would have the effect of increasing the tax liability of Amer;

     (NI do anything that would cause there to be material adverse changes in its Financial Statements (with such Financial Statements analyzed as if it had been prepared according to GAAP, and including but not limited to cash distributions or material decreases in the net assets of Amer), between the date of the Amer Financial Statements and the Closing Date; or

     (OI     agree  to  do  any of the things described in the preceding clauses
Section  6.4(a)  through  (n).

     7.     MUTUAL  COVENANTS.

     7.1 DUE DILIGENCE, INVESTIGATION, AND AUDITS. At such time prior to the Closing as may be reasonably requested, each party shall make available to the other party and the other party's employees, agents and representatives all information concerning the operation, business and prospects of such party as may be reasonably requested by the other party. Each party will cooperate with the other party for the purpose of permitting the other party to discuss such party's business and prospects with such party's customers, creditors, suppliers and other persons having business dealings with such party, subject to reasonable confidentiality obligations between the parties.

     7.2 REGULATORY FILINGS; CONSENTS; REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, GONT, Westlake and Amer shall use their respective best efforts to (i) make all necessary filings with respect to the Merger and this Agreement under the Securities Act, and applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto and shall supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

     7.3 FURTHER ASSURANCES. Prior to and following the Closing, each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     8.     CLOSING  MATTERS.

     8.1 REGISTRATION STATEMENT. Within 90 days of execution of this Agreement, GONT shall prepare and file with the Securities and Exchange Commission a Registration Statement on Form S-4 for the registration of the GONT Common Stock issued to the Amer Shareholders hereunder (the "Registration Statement"). GONT shall use its reasonable best efforts to obtain clearance of such Registration Statement with the SEC. GONT shall pay all costs and expenses incurred in connection with such registration statement and shall make any and all appropriate blue sky filings required in connection with such Registration Statement. The Closing shall occur upon the effectiveness of the Registration Statement.

8.2 FILING OF CERTIFICATES OF MERGER. On the date of the Closing, but not prior to the Closing, the Certificates of Merger for the Merger shall be filed with the offices of the Secretary of State of the State of Nevada and Colorado and the merger of Amer with and into Westlake shall be consummated.

     8.3 DELIVERY OF DOCUMENTS. On or before the Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in Sections 9 and 10, as specified in such Sections, including delivery of the counterpart signature pages of the Transaction Documents executed by GONT, Westlake and/or Amer, as the case may be. All documents which GONT or Westlake shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to Amer. All documents which Amer shall deliver or cause to be delivered shall be in form and substance reasonably satisfactory to GONT.

     9. CONDITIONS TO GONT'S OBLIGATIONS. Unless otherwise provided below, GONT's and Westlake's obligations to close the transactions contemplated under this Agreement are subject to the fulfillment or satisfaction by Closing of each of the following conditions (any one or more of which may be waived by GONT, but only in a writing signed by GONT):

     9.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Amer set forth in Section 4 shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, and GONT shall receive a certificate to such effect executed by the Chairmen and Presidents of Amer.

     9.2 COVENANTS. Amer shall have performed and complied with all of its covenants contained in Sections 6 and 7 on or before the Closing, and GONT shall receive a certificate from Amer to such effect executed by the Presidents of Amer.

     9.3 NO LITIGATION. On and as of the Closing, no litigation or proceeding shall be threatened or pending against Amer with the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement, and GONT shall receive a certificate to such effect executed by the President of Amer.

     9.4 NO ADVERSE DEVELOPMENT. There shall not have been any material adverse changes in the financial condition, results of operations, assets, liabilities, business or prospects of Amer since the date of this Agreement, and GONT shall receive a certificate to such effect executed by the President of Amer.

     9.5 AUTHORIZATIONS. GONT shall have received from Amer written evidence that the execution, delivery and performance of Amer's obligations under this Agreement and the Certificate of Merger have been duly and validly approved and authorized by the Board of Directors of Amer.

     9.6 GOVERNMENT CONSENTS. There shall have been obtained at or prior to the Closing such permits or authorizations, and there shall have been taken such other action, as may be required by any regulatory authority having jurisdiction over the parties and the subject matter and the actions herein proposed to be taken.

     9.7 FILING OF CERTIFICATE OF MERGER. As of the Closing, the Certificate of Merger for the Merger shall have been filed with the Secretary of State of the State of Nevada and the Secretary of State of the State of Colorado.

     10. CONDITIONS TO AMER'S OBLIGATIONS. Unless otherwise provided below, the obligations of Amer is subject to the fulfillment or satisfaction by Closing, of each of the following conditions (any one or more of which may be waived by Amer, but only in a writing signed by Amer):

     10.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of GONT and Westlake contained in Section 3 shall be true in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

     10.2 COVENANTS. GONT and Westlake shall have performed and complied with all of its covenants contained in Sections 5 and 6 on or before the Closing.

     10.3 AUTHORIZATIONS. Amer shall have received from GONT written evidence that the execution, delivery and performance of this Agreement and the Certificate of Merger have been duly and validly approved and authorized by GONT's Board of Directors and by Westlake's Board of Directors.

     10.4 FILING OF CERTIFICATE OF MERGER. As of the Closing, the Certificate of Merger for the Merger shall have been filed with the Secretary of State of the State of Nevada and the Secretary of State of the State of Colorado.

     11.     TERMINATION  OF  AGREEMENT.

     11.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto. This Agreement may also be terminated and abandoned:

     (A) By Amer if any of the conditions precedent to Amer's obligations pursuant to Section 10 shall not have been fulfilled at and as of the Closing.

     (B) By GONT if any of the conditions precedent to GONT's and Westlake's obligations pursuant to Section 9 above shall not have been fulfilled at and as of the Closing.

     Any termination of this Agreement under this Section 11.1 shall be effected by the delivery of written notice of the terminating party to the other parties hereto.

     12.     MISCELLANEOUS.

     12.1 GOVERNING LAWS. It is the intention of the parties hereto that the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     12.2 BINDING UPON SUCCESSORS AND ASSIGNS. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

     12.3 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     12.4 ENTIRE AGREEMENT. This Agreement, the exhibits hereto, the documents referenced herein, and the exhibits thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto and thereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     12.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

     12.6 EXPENSES. Except as provided to the contrary herein, each party shall pay all of its own costs and expenses incurred with respect to the negotiation, execution and delivery of this Agreement, the exhibits hereto, and the other Transaction Documents.

     12.7 AMENDMENT AND WAIVERS. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof for default in payment of any amount due hereunder or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default.

     12.8 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby notwithstanding any investigation of the parties hereto and shall terminate on the date one year after the Closing Date.

     12.9 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     12.10 ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party shall be the party entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment. A party not entitled to recover its costs shall not be entitled to recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of a judgment for purposes of determining if a party is entitled to recover costs or attorneys' fees.

     12.11 NOTICES. Any notice provided for or permitted under this Agreement will be treated as having been given when (a) delivered personally,
(b) sent by confirmed telex or telecopy, (c) sent by commercial overnight courier with written verification of receipt, or (d) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 13.11.

GONT  or  Westlake:     Go  Online  Networks  Corporation
                        5681  Beach  Blvd.,  Suite  101
                        Buena  Park,  CA  90621
                        Attn:  Joseph  M.  Naughton
                        Facsimile  No.:  (714)  736-9488

                        With  copy  to:
                        Cutler  Law  Group
                        610  Newport  Center  Drive,  Suite  800
                        Newport  Beach,  CA  92660
                        Attn:  M.  Richard  Cutler
                        Facsimile  No.:  (949)  719-1977

Amer:
                        6301  Indian  School  Road
                        Albuquerque,  NM  87123
                        Attn:  Jack  Benezra
                        Facsimile  No.:  (___)_____________

Such  notice  will  be  treated  as  having  been  received upon actual receipt.

     12.12     TIME.  Time  is  of  the  essence  of  this  Agreement.

     12.13 CONSTRUCTION OF AGREEMENT. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof shall not be construed for or against any party. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole.

     12.14 NO JOINT VENTURE. Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other. No party shall hold itself out as having any authority or relationship in contravention of this Section 13.14.

     12.15 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

     12.16 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     12.17 ABSENCE OF THIRD-PARTY BENEFICIARY RIGHTS. Except for the agreements provided for in Section 5.2 of this Agreement, no provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third-party bene-ficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner of any party hereto or any other person or entity except employees and stockholders of GONT specifically referred to herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


GO  ONLINE  NETWORKS  CORPORATION     WESTLAKE  CAPITAL  CORP.
a  Delaware  corporation              a  Colorado  corporation


By: /s/ Joseph M. Naughton            By: /s/ Joseph M. Naughton
   Joseph  M.  Naughton                   Joseph  M.  Naughton
   President                              President


AMER  SOFTWARE,  INC.
a  Nevada  corporation


By: /s/ Jack Benezra
   Jack  Benezra
   President

                         APPENDIX C

                     DELAWARE GENERAL CORPORATE LAW

262.  APPRAISAL  RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to 251 (other than a merger effected pursuant to 251(g) of
this  title),   252,   254,   257,   258,   263  or   264  of  this  title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving
corporation  as  provided  in  subsection  (f)  of   251  of  this  title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e)  of  this  section,  shall  apply  as  nearly  as  is  practicable.

(d)  Appraisal  rights  shall  be  perfected  as  follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to 228 or 253 of this title, each consitutent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constitutent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
(i) each such constitutent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constitutent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constitutent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    Part  II

                      INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The laws of the State of Delaware and our corporate bylaws provide for indemnification of our directors and officers for liabilities and expenses that they may incur while acting in such capacities. In general, our directors and officers are indemnified for actions they take in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests. With respect to criminal actions or proceeds, they are indemnified if they had no reasonable cause to believe their actions were unlawful. In addition, their liability is limited by our Articles of Incorporation.

     We  do  not  currently  have  a policy of directors and officers insurance.

EXHIBITS


Exhibit  No.       Description
-----------         -----------

2.1 (1) Agreement and Plan of Merger of Go Online Networks Corporation, a Delaware corporation, and Jones Naughton Entertainment, Inc. a Colorado corporation, dated September 8, 1999.

2.2 (1)            Certificate  of  Merger of Jones Naughton Entertainment, Inc.
                   into  Go  Online  Networks  Corporation,  dated
                   August  12,  1999.

2.3 (1)            Articles of Merger of Jones Naughton Entertainment, Inc.
                   with Go  Online  Networks  Corporation,  dated
                   September  8,  1999.

3.1 (1) Articles of Incorporation of Valencia Capital, Inc., filed October 20, 1987.

3.2 (1) Articles of Amendment to the Articles of Incorporation of Valencia Capital, Inc., filed February 7, 1991.

3.3 (1) Articles of Amendment to the Articles of Incorporation of Jones Naughton Entertainment, Inc., filed July 27, 1994.

3.4 (1) Articles of Amendment to the Articles of Incorporation of Jones Naughton Entertainment, Inc., filed July 28, 1994.

3.5 (1) Certificate of Designation for Jones Naughton Entertainment, Inc., dated June 8, 1994.

3.6 (1)            Bylaws  of  Jones  Naughton  Entertainment, Inc., as amended.

3.7 (1) Certificate of Incorporation of Go Online Networks Corporation, dated August 11, 1999.

3.8 (1) Certificate of Designation for Go Online Networks Corporation, dated August 13, 1999.

3.9 (1)            Bylaws  of  Go  Online  Networks  Corporation.

3.10 (1)           Articles  of  Incorporation  of AMS Acquisition Corp., filed
                   June  29,  1998.

3.11 (1)           Bylaws  of  AMS  Acquisition  Corp.


3.12 (8) Articles of Amendment to the Articles of Incorporation of Go Online Networks Corporation, filed December 11, 2000.

5 (7) Opinion of Cutler Law Group with respect to legality of the securities of the Registrant begin registered

10.1 (1) Agreement and Plan of Reorganization by and among Amerinet Financial Systems, Inc., Jones Naughton Entertainment, Inc., Real Estate Television Network, Inc. and Amerinet, Inc., dated August 1996.

10.2 (1) Stock Purchase Agreement between Amerinet Financial Services, Inc. and Jones Naughton Entertainment, Inc., dated October 1996.

10.3 (1) Escrow Agreement between Jones Naughton Entertainment, Inc., Amerinet Financial Systems, Inc. and MRC Legal Services Corporation, dated February 12, 1997

10.4 (1) Form of Stock Purchase Agreement between Jones Naughton Entertainment, Inc. and investors for 504 Stock Sales from January 1997 through April 1999.

10.5 (1) Escrow Agreement between Jones Naughton Entertainment, Inc., Michael Rost and MRC Legal Services Corp., dated November 17, 1997.

10.6 (1) Stock Purchase Agreement between Jones Naughton Entertainment, Inc. and Joe Lynde, dated
                   November  17,  1997.

10.7 (1) Escrow Agreement between Jones Naughton Entertainment, Inc., Joseph Lynde and MRC Legal Services Corp., dated November 17, 1997.

10.8 (1) Stock Purchase Agreement between Jones Naughton Entertainment, Inc. and David Evans, dated November 17, 1997.

10.9 (1) Escrow Agreement between Jones Naughton Entertainment, Inc., David Evans and MRC Legal Services Corp., dated November 17, 1997.

10.10 (1)          Stock  Purchase  Agreement  between  Jones  Naughton
                   Entertainment, Inc. and Patricia L. Schonebaum IRA Account, dated November 17, 1997.

10.11 (1)          Escrow  Agreement  between  Jones  Naughton  Entertainment,
                   Inc.,  Patricia  L.  Schonebaum  IRA Account and MRC Legal
                   Services Corp., dated November  17,  1997.

10.12 (1)          Stock  Purchase  Agreement  between  Jones  Naughton
                   Entertainment,  Inc.  and  Patricia  L.  Schonebaum,  dated
                   November  17, 1997.

10.13 (1)          Escrow  Agreement  between  Jones  Naughton  Entertainment,
                   Inc., Patricia L. Schonebaum and MRC Legal Services Corp., dated November 17, 1997.

10.14 (1)          Stock  Purchase  Agreement  between  Jones  Naughton
                   Entertainment,  Inc.  and  Joy  F.  Evans,  dated
                   November 17,  1997.

10.15 (1)          Escrow  Agreement  between  Jones  Naughton  Entertainment,
                   Inc., Joy F. Evans and MRC  Legal  Services Corp., dated
                   November 17, 1997.

10.16 (1)          Agreement  for  Purchase  and  Sale  of Assets between Sign
                   Products of America,  Inc. and Jones Naughton Entertainment,
                   Inc., dated March 1998.

10.17 (1)          Agreement  for  Purchase  and  Sale  of  Assets  between
                   Affiliated  Marketing  Services,  Inc. and AMS Acquisition
                   Corp., dated July 8, 1998.

10.18 (1)          Employment Agreement between AMS Acquisition Corp. and Paul
                   Hentschl  effective  July  8,  1998.

10.19 (1)          First  Company  Security  Agreement  in favor of Affiliated
                   Marketing  Services,  Inc.,  dated  July  8,  1998.

10.20 (1)          Company Security Agreement in favor of Paul Hentschl, dated
                   July  8,  1998.

10.21 (1)          Secured  Promissory  Note  payable  to Paul Hentschl, dated
                   July  8,  1998.

10.22 (1)          Agreement  for  Purchase  and  Sale  of  Assets between AMS
                   Acquisition  Corp.  and  Affiliated  Marketing Services,
                   Inc., dated January 11, 1999.

10.23 (1)          Addendum  to  Agreement  for  Purchase  and  Sale of Assets
                   between  AMS  Acquisition  Corp.  and Affiliated Marketing
                   Services, Inc., dated January  13,  1999.

10.24 (1)          Joint  Venture  Agreement  by  and  between  Jones Naughton
                   Entertainment,  Inc.  and  Scott  Claverie,  dated
                   February  26,  1999.

10.25 (1)          Employment  Agreement between Jones Naughton Entertainment,
                   Inc.  and  James  Cannon,  effective  April  12,  1999.

10.26 (1)          Stock  Exchange  Agreement  by  and  between Jones Naughton
                   Entertainment,  Inc.  and  Scott  Claverie,  dated
                   April  19,  1999.

10.27 (1)          Independent  Consultant  Agreement  between  Jones Naughton
                   Entertainment,  Inc.  and  Michael  Abelson,  effective
                   May  1,  1999.

10.28 (1)          Marketing  Agreement  between Jones Naughton Entertainment,
                   Inc.  and  PDQ  Internet  ,  dated  May  3,  1999.

10.29 (1)          Marketing  Agreement  between Jones Naughton Entertainment,
                   Inc.  and  ieXe,  dated  June  4,  1999.

10.30 (1)          Reorganization  and  Stock Purchase Agreement between Jones
                   Naughton Entertainment, Inc. and Auctionomics, Inc., dated June 10, 1999.

10.31 (1)          Consulting  Agreement  between Auctionomics, Inc. and WLTC,
                   LLT,  effective  June  10,  1999.

10.32 (1)          Vendor  Agreement  between  GoOn-line.com  and  5th  Avenue
                   Channel,  dated  June  1999.

10.33 (1)          Addendum  to  Reorganization  and  Stock Purchase Agreement
                   between Jones Naughton Entertainment, Inc. and Auctionomics,
                   Inc., dated June 25,  1999.

10.34 (1)           Form  of  Securities  Subscription  Agreement between Jones
                    Naughton  Entertainment,  Inc. and certain Investors for
                    3% Series A Convertible Debentures  due  July  30,  2000

10.35 (1)           Form of 3% Series A Convertible Debenture due July 30, 2000

10.36 (1)           Form  of  Escrow  Agreement  between  Jones  Naughton
                    Entertainment,  Inc., certain Investors, and
                    Edward H. Birnbaum, Esq., as escrow agent, for the Company's
                    3% Series A Convertible Debentures due July 30, 2000.

10.37 (1)           Employment  Agreement between Jones Naughton Entertainment,
                    Inc.  and  Jeffrey  F.  Reynolds, effective  August 9, 1999.

10.38 (1)           Office Lease between Jones Naughton Entertainment, Inc. and
                    eOfficeSuites,  Inc.  dated  August  12,  1999.

10.39 (1)           Consulting  and  Financial Services Agreement between Jones
                    Naughton  Entertainment,  Inc.  and  Patrick  M.  Rost dated
                    September 15, 1999.

10.40 (1)           Employment Agreement between AMS Acquisition Corp. and Matt
                    Herman,  effective  October  1,  1999.

10.41 (1 Lease Proposal for 5681 Beach Blvd., Buena Park, CA 90621 for Jones Naughton Entertainment, Inc. dated
                    July  21,  1999.

10.42 (1)           Lease  Agreement  between  GoOn-Line.com  and  Design  Arts
                    Building  Associates  dated  April  29,  1999

10.43 (1)           Securities  Purchase  Agreement  between Go Online Networks
                    Corporation and Triton Private Equities Fund, L.P., dated September 20, 1999

10.44 (1)           Series 1999-A Eight Percent Convertible Promissory Note due
                    October 1, 2001 dated September 21, 1999 issued to Triton
                    Private Equities Fund, L.P.

10.45 (1)           Warrant  to  Purchase Common Stock dated September 21, 1999 issued  to  Triton  Private  Equities  Fund,  L.P.

10.46 (1)           Registration  Rights  Agreement  between Go Online Networks
                    Corporation  and  Triton  Private  Equities  Fund, L.P.
                    dated September 20, 1999

10.47 (1)           Escrow  Agreement  among  Go  Online  Networks Corporation,
                    Triton  Private  Equities Fund, L.P. and H. Glenn
                    Bagwell, Jr., as escrow agent, dated  as  of
                    September  20,  1999

10.48 (1)           Employment Agreement between AMS Acquisition Corp. and Scott
                    Claverie  dated  September  1,  1999.

10.49 (1)           Form  of  Site  Agreement

10.50 (1)           Agreement  between  Auctionomics,  Inc.  and  Classified
                    Auctions.com,  LLC

10.51 (1)           Agreement between Ingram Book Company and Go Online Networks
                    Corporation  dated  November  22,  1999

10.52 (1)           Agreement  between  LinkShare  Corporation  and  Go  Online
                    Networks  Corporation

10.53 (1)           Agreement  between Infotouch Technologies Corporation and Go
                    Online  Networks  Corporation  dated  June  22,  1999

10.54 (1)           Addendum to Employment Agreement for James Cannon

10.55 (2)           Consulting Agreement with Ralph Testa dated February 10,
                    2000

10.56 (2)           Consulting Agreement with Bridgett Browner dated
                    March 13, 2000

10.57 (3)           Consulting Agreement with Nathan Wolfstein dated May 10,
                    2000

10.58 (3)           Consulting Agreement with Harvey Turell dated May 10,
                    2000

10.59 (4)           Reorganization and Stock Purchase Agreement by and between
                    Go Online Networks Corporation and Auctionomics, Inc. dated
                    May 10, 2000

10.60 (5)           Amended and Restated Reorganization and Stock Purchase
                    Agreement between Go Online Networks Corporation, Digital
                    West and Andrew Hart dated August 4, 2000

10.61 (5)           Employment Agreement between Digital West Marketing, Inc.
                    and Andrew Hart dated August 31, 2000

10.62 (6)           Consulting Agreement with Blaine Riley dated August 24,
                    2000

10.63 (6)           Consulting Agreement with James Marione dated September 5,
                    2000

10.64 (7)           Reorganization Agreement GONT, Westlake and NetStrat

10.65 (7)           Reorganization Agreement GONT, Westlake and Amer

10.66 (8)           Consulting Agreement with William R. Wheeler dated January
                    4, 2001.

10.67 (9)           Form  of  Vendor  Agreement

10.68 (9)           Letter  Agreement  between  Panoscan,  Inc.  and  Go  Online
                    Networks  Corporation  dated  January  19,  2000.

21 (7)              List  of  Subsidiaries

23.1 (7) Consent of Schumacher & Associates, independent public accountants for financial statements of GONT

23.2 Consent of Miller & McCollom, independent public accountants for financial statements of GONT

23.3 Consent of Miller & McCollom, independent public accountants for financial statements of NetStrat

23.4 Consent of Miller & McCollom, independent public accountants for financial statements of Amer

23.5 (7) Consent of Cutler Law Group (included in their opinion set forth as Exhibit 5 hereto)

24 (7)              Power  of  Attorney

__________________

(1) Filed with GONT's Form 10-KSB filed on March 29, 2000 for the period ended December 31, 1999

(2)   Filed with GONT's Form S-8 Registration Statement filed on April 20, 2000

(3)   Filed with GONT's Form S-8 Registration Statement filed on May 19, 2000

(4)   Filed with GONT's Form 8-K filed on May 25, 2000

(5)   Filed with GONT's Form 8-K filed on September 20, 2000

(6)   Filed with GONT's Form S-8 Registration Statement filed on
      September 21, 2000

(7) Filed with Go Online's Registration Statement on Form S-4 filed on November 30,2000.

(8) Filed with Go Online's Form S-8 Registration Statement filed on January 10, 2001.

(9) Filed with Go Online's Amendment No. 1 to Registration Statement on Form S-4 filed on March 9,2001.


UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication such issue.

     (5) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (6) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     (7) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Itesm 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (8) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buena Park, State of California, on June 5, 2001.


     Go  Online  Networks  Corporation


     By:      /s/  Joseph  M.  Naughton
             ----------------------------------
              Joseph  M.  Naughton
              President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




   /s/   Joseph  M.  Naughton      Chief  Executive  Officer  and Director
-----------------------------      (principal financial and accounting officer)
Joseph  M.  Naughton



   /s/   Scott  Claverie           Director; President of AMS Acquisition Corp.
------------------------
Scott  Claverie



   /s/   James  Cannon             Director;  Secretary
--------------------
James  Cannon